Exhibit 99.1
GPT Operating Partnership LP
All other schedules are omitted because they are not required or the required information is shown in the financial statements or notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of Gramercy Property Trust
And the Partners of GPT Operating Partnership LP
We have audited the accompanying consolidated balance sheets of GPT Operating Partnership LP (“the Partnership”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), partners’ capital and cash flows for each of the three years in the period ended December 31, 2016. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and schedules are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GPT Operating Partnership LP at December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2016, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP

New York, New York
June 29, 2017

GPT Operating Partnership LP
Consolidated Balance Sheets
(Amounts in thousands, except unit, share, per unit, and per share data)

	December 31, 2016	December 31, 2015
Assets:
Real estate investments, at cost:
Land	$805,264	$702,557
Building and improvements	4,053,125	3,313,747
Less: accumulated depreciation	(201,525)	(84,627)
Total real estate investments, net	4,656,864	3,931,677
Cash and cash equivalents	67,529	128,031
Restricted cash	12,904	17,354
Investment in unconsolidated equity investments	101,807	580,000
Assets held for sale, net	—	420,485
Tenant and other receivables, net	72,795	34,234
Acquired lease assets, net of accumulated amortization of $133,710 and $54,323	618,680	682,174
Other assets	72,948	40,563
Total assets	$5,603,527	$5,834,518
Liabilities and Partners' Capital:
Liabilities:
Senior unsecured revolving credit facility	$65,837	$296,724
Exchangeable senior notes, net	108,832	106,581
Mortgage notes payable, net	558,642	530,222
Senior unsecured notes, net	496,464	99,124
Senior unsecured term loans	1,225,000	1,225,000
Total long-term debt, net	2,454,775	2,257,651
Accounts payable and accrued expenses	58,380	59,808
Dividends and distributions payable	53,074	8,980
Below market lease liabilities, net of accumulated amortization of $26,416 and $17,083	230,183	242,456
Liabilities related to assets held for sale	—	291,364
Other liabilities	46,081	52,290
Total liabilities	2,842,493	2,912,549
Commitments and contingencies
Limited partner interest in the Operating Partnership (643,596 and 470,303 limited partner common units outstanding at December 31, 2016 and December 31, 2015, respectively)	8,643	10,892
Partners' Capital:
Series A cumulative redeemable preferred units, liquidation preference $87,500, and 3,500,000 units, issued and outstanding at December 31, 2016 and December 31, 2015	84,394	84,394
GPT partners' capital (1,412,916 and 1,406,477 general partner common units and 139,235,055 and 138,767,937 limited partner common units outstanding at December 31, 2016 and December 31, 2015, respectively)	2,672,446	2,832,683
Accumulated other comprehensive loss	(4,128)	(5,751)
Total GPTOP partners' capital	2,752,712	2,911,326
Noncontrolling interest in other partnerships	(321)	(249)
Total partners' capital	2,752,391	2,911,077
Total liabilities and partners' capital	$5,603,527	$5,834,518

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Consolidated Statements of Operations
(Amounts in thousands, except unit, share, per unit, and per share data)

	Year Ended December 31,
	2016	2015	2014
Revenues:
Rental revenue	$387,032	$169,986	$60,258
Third-party management fees	35,766	22,271	25,033
Operating expense reimbursements	86,878	41,814	20,604
Other income	7,588	3,201	2,045
Total revenues	517,264	237,272	107,940
Operating Expenses:
Property operating expenses	93,123	42,076	21,120
Property management expenses	20,118	19,446	17,500
Depreciation and amortization	241,527	97,654	36,408
General and administrative expenses	33,237	19,794	18,416
Acquisition costs and merger-related expenses	9,558	61,340	6,171
Total operating expenses	397,563	240,310	99,615
Operating Income (Loss)	119,701	(3,038)	8,325
Other Expenses:
Interest expense	(75,434)	(34,663)	(16,586)
Other-than-temporary impairment	—	—	(4,064)
Portion of impairment recognized in other comprehensive loss	—	—	(752)
Net impairment recognized in earnings	—	—	(4,816)
Loss on derivative instruments	—	—	(3,300)
Equity in net income (loss) of unconsolidated equity investments	2,409	(1,107)	1,959
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	7,229	—	—
Gain on remeasurement of previously held unconsolidated equity investment interests	—	—	72,345
Loss on extinguishment of debt	(20,890)	(9,472)	(1,925)
Impairment of real estate investments	(11,107)	—	—
Income (loss) from continuing operations before provision for taxes	21,908	(48,280)	56,002
Provision for taxes	(3,160)	(2,153)	(809)
Income (loss) from continuing operations	18,748	(50,433)	55,193
Income (loss) from discontinued operations before gain on extinguishment of debt and net gain on disposals	3,148	875	(524)
Gain on extinguishment of debt	1,930	—	—
Net gain on disposals	321	—	—
Income from discontinued operations	5,399	875	(524)
Income (loss) before net gain on disposals	24,147	(49,558)	54,669
Gain on sale of European unconsolidated equity investment interests held with a related party	5,341	—	—
Net gain on disposals	3,877	839	—
Net income (loss)	33,365	(48,719)	54,669
Net loss attributable to noncontrolling interest in other partnerships	77	415	—
Net income (loss) attributable to GPTOP	33,442	(48,304)	54,669
Preferred unit redemption costs	—	—	(2,912)
Preferred unit distributions	(6,234)	(6,234)	(7,349)
Net income (loss) available to common unitholders	$27,208	$(54,538)	$44,408
Basic earnings per unit: (1)
Net income (loss) from continuing operations, after preferred unit distributions	$0.15	$(0.90)	$1.60
Net income (loss) from discontinued operations	0.04	0.01	(0.02)
Net income (loss) available to common unitholders	$0.19	$(0.89)	$1.58
Diluted earnings per unit: (1)
Net income (loss) from continuing operations, after preferred unit distributions	$0.15	$(0.90)	$1.57
Net income (loss) from discontinued operations	0.04	0.01	(0.02)
Net income (loss) available to common unitholders	$0.19	$(0.89)	$1.55
Basic weighted average common units outstanding (1)	140,889,086	61,217,052	28,135,549
Diluted weighted average common units outstanding (1)	141,705,683	61,217,052	28,641,836

(1)
Adjusted for GPT's 1-for-3 reverse share split completed on December 30, 2016, which also adjusted the number of outstanding GPTOP units on a 1-for-3 basis. Refer to Note 11 for further information related to the reverse share split.

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Consolidated Statements of Comprehensive Income (Loss)
(Amounts in thousands)

	Year Ended December 31,
	2016	2015	2014
Net income (loss)	$33,365	$(48,719)	$54,669
Other comprehensive income (loss):
Unrealized gain on debt securities and derivative instruments:
Unrealized gain on available for sale debt securities	2,689	1,476	752
Unrealized gain (loss) on derivative instruments	5,634	(2,885)	(3,002)
Reclassification of accumulated foreign currency translation adjustments due to disposal	(3,737)	—	—
Disposition of European investment	1,944	—	—
Foreign currency translation adjustments	(6,094)	(594)	(48)
Reclassification of unrealized gain (loss) of terminated derivative instruments into earnings	1,187	(45)	—
Other comprehensive income (loss)	1,623	(2,048)	(2,298)
Comprehensive income (loss)	$34,988	$(50,767)	$52,371
Net loss attributable to noncontrolling interest in other partnerships	77	415	—
Comprehensive income (loss) attributable to GPTOP	$35,065	$(50,352)	$52,371

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Consolidated Statements of Partners' Capital
(Amounts in thousands, except unit data)

	Partners' Interest				Accumulated Other Comprehensive Income (Loss)	Total GPTOP	Noncontrolling interest	Total
	Common Units	Common Unitholders	Series A Preferred Units	Series B Preferred Units
December 31, 2013 (1)	18,956,196	$182,643	$85,235	$—	$(1,405)	$266,473	$—	$266,473
Net income	—	54,905	—	—	—	54,905	—	54,905
Change in net unrealized loss on derivative instruments	—	—	—	—	(3,002)	(3,002)	—	(3,002)
Reclassification of fair value of embedded exchange option on 3.75% exchangeable senior notes	—	11,726	—	—	—	11,726	—	11,726
Change in net unrealized gain on debt securities	—	—	—	—	752	752	—	752
Offering costs	—	(29,207)	—	(3,106)	—	(32,313)	—	(32,313)
Unit redemption costs	—	—	(3)	—	—	(3)	—	(3)
Redemption of Series A cumulative redeemable preferred units	—	(2,912)	(85,232)	—	—	(88,144)	—	(88,144)
Issuance of common units resulting from public issuance of common stock	30,344,409	627,834	—	87,500	—	715,334	—	715,334
Issuance of common units resulting from issuance of common stock - stock purchase plan	1,665	27	—	—	—	27	—	27
Stock based compensation - fair value	—	2,483	—	—	—	2,483	—	2,483
Proceeds from stock options exercised	7,975	91	—	—	—	91	—	91
Conversion of OP Units to common units	383,003	8,739	—	—	—	8,739	—	8,739
Reallocation of limited partner interest in the Operating Partnership	—	(2,636)	—	—	—	(2,636)	—	(2,636)
Distributions on preferred units - Series A	—	(4,993)	—	—	—	(4,993)	—	(4,993)
Distributions on preferred units - Series B	—	(2,356)	—	—	—	(2,356)	—	(2,356)
Distributions on common units	—	(20,254)	—	—	—	(20,254)	—	(20,254)
Foreign currency translation adjustments	—	—	—	—	(48)	(48)	—	(48)
Balance at December 31, 2014	49,693,248	$826,090	$—	$84,394	$(3,703)	$906,781	$—	$906,781

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Consolidated Statements of Partners' Capital - (Continued)
(Amounts in thousands, except unit data)

	Partners' Interest				Accumulated Other Comprehensive Income (Loss)	Total GPTOP	Noncontrolling interest	Total
	Common Units	Common Unitholders	Series A Preferred Units	Series B Preferred Units
December 31, 2014 (1)	49,693,248	$826,090	$—	$84,394	$(3,703)	$906,781	$—	$906,781
Units issued in connection with issuance of shares for the merger	78,903,588	1,829,241	84,394	(84,394)	—	1,829,241	—	1,829,241
Net loss	—	(47,928)	—	—	—	(47,928)	(415)	(48,343)
Change in net unrealized loss on derivative instruments	—	—	—	—	(2,930)	(2,930)	—	(2,930)
Change in net unrealized gain on debt securities	—	—	—	—	1,476	1,476	—	1,476
Offering costs	—	(12,090)	—	—	—	(12,090)	—	(12,090)
Issuance of common units resulting from public issuance of common stock	11,091,607	289,900	—	—	—	289,900	—	289,900
Issuance of common units resulting from issuance of common stock - stock purchase plan	4,369	80	—	—	—	80	—	80
Stock based compensation - fair value	330,529	3,455	—	—	—	3,455	—	3,455
Conversion of OP Units to common units	151,043	3,788	—	—	—	3,788	—	3,788
Reallocation of limited partner interest in the Operating Partnership	—	739	—	—	—	739	—	739
Distributions on preferred units - Series A	—	—	—	—	—	—	—	—
Distributions on preferred units - Series B	—	(6,234)	—	—	—	(6,234)	—	(6,234)
Distributions on common units	—	(54,358)	—	—	—	(54,358)	—	(54,358)
Contributions to consolidated equity investment	—	—	—	—	—	—	171	171
Foreign currency translation adjustments	—	—	—	—	(594)	(594)	(5)	(599)
Balance at December 31, 2015	140,174,384	$2,832,683	$84,394	$—	$(5,751)	$2,911,326	$(249)	$2,911,077

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Consolidated Statements of Partners' Capital - (Continued)
(Amounts in thousands, except unit data)

	Partners' Interest		Series A Preferred Units	Accumulated Other Comprehensive Income (Loss)	Total GPTOP	Noncontrolling interest	Total
	Common Units	Common Unitholders
December 31, 2015 (1)	140,174,384	$2,832,683	$84,394	$(5,751)	$2,911,326	$(249)	$2,911,077
Net income (loss)	—	33,358	—	—	33,358	(77)	33,281
Change in net unrealized loss on derivative instruments	—	—	—	5,634	5,634	—	5,634
Change in net unrealized gain on debt securities	—	—	—	2,689	2,689	—	2,689
Reclassification of unrealized gain of terminated derivative instruments into earnings	—	—	—	1,187	1,187	—	1,187
Offering costs	—	(225)	—	—	(225)	—	(225)
Issuance of common units resulting from public issuance of common shares	621	16	—	—	16	—	16
Share based compensation - fair value	300,490	3,347	—	—	3,347	—	3,347
Proceeds from share options exercised	15,948	167	—	—	167	—	167
Distribution reinvestment program proceeds	76	2	—	—	2	—	2
Conversion of OP Units to common units	156,452	4,159	—	—	4,159	—	4,159
Reallocation of limited partner interest in the Operating Partnership	—	(2,404)	—	—	(2,404)	—	(2,404)
Disposition of European unconsolidated equity investment interests held with a related party	—	—	—	(3,737)	(3,737)	—	(3,737)
Disposition of European investment	—	—	—	1,944	1,944	—	1,944
Foreign currency translation adjustment	—	—		(6,094)	(6,094)	5	(6,089)
Distributions on preferred units	—	(6,234)	—	—	(6,234)	—	(6,234)
Distributions on common units	—	(192,423)	—	—	(192,423)	—	(192,423)
Balance at December 31, 2016	140,647,971	$2,672,446	$84,394	$(4,128)	$2,752,712	$(321)	$2,752,391

(1)
Adjusted for GPT's 1-for-3 reverse share split completed on December 30, 2016, which also adjusted the number of outstanding GPTOP units on a 1-for-3 basis. Refer to Note 11 for further information related to the reverse share split.

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Consolidated Statements of Cash Flows
(Amounts in thousands)

	Year Ended December 31,
	2016	2015	2014
Operating Activities:
Net income (loss)	$33,365	$(48,719)	$54,669
Adjustments to net cash provided by operating activities:
Depreciation and amortization	241,637	97,654	36,408
Amortization of acquired leases to rental revenue and expense	(10,699)	(12,249)	(2,352)
Amortization of deferred costs	1,719	3,711	1,991
Amortization of discounts and other fees	(3,814)	(3,212)	(959)
Amortization of lease inducement costs	346	269	175
Straight-line rent adjustment	(25,548)	(12,406)	(3,995)
Non-cash impairment charges	11,195	—	4,816
Net gain on sale of properties	(4,286)	(839)	—
Loss on derivative instruments	—	—	3,300
Distributions received from unconsolidated equity investments	50,891	5,704	3,373
Equity in net (income) loss of unconsolidated equity investments	(2,409)	1,107	(1,959)
Gain on remeasurement of previously held unconsolidated equity investment interests	(7,229)	—	—
Gain from remeasurement of previously held joint ventures	—	—	(72,345)
Gain from sale of unconsolidated equity investment interests held with a related party	(5,341)	—	—
Loss on extinguishment of debt	18,960	9,472	1,925
Amortization of share-based compensation	5,356	6,562	2,483
Changes in operating assets and liabilities
Restricted cash	7,437	(3,667)	(272)
Payment of capitalized leasing costs	(13,616)	(3,132)	(77)
Tenant and other receivables	(18,727)	5,403	4,983
Other assets	(11,059)	10,946	(11,384)
Accounts payable, accrued expenses and other liabilities	(24,854)	(22,912)	12,007
Other liabilities	(6,610)	—	—
Net cash provided by operating activities	236,714	33,692	32,787
Investing Activities:
Capital expenditures	(43,429)	(4,577)	(16,496)
Distributions from investing activities received from unconsolidated equity investments	97,932	—	3,841
Proceeds from sales of unconsolidated equity investment interests held with a related party	151,546	—	—
Proceeds from sale of real estate	975,425	73,796	—
Cash acquired in connection with Merger	—	24,687	—
Return of restricted cash held in escrow for 1031 exchange	(31)	—	—
Unconsolidated equity investments	(33,632)	(25,959)	—
Acquisition of real estate, net of cash acquired of $0, $4,108, and $0	(1,059,691)	(919,213)	(461,963)
Acquisition of Gramercy Europe Asset Management, net of cash acquired of $0, $0, and $97	—	—	(3,658)
Restricted cash for tenant improvements	6,780	(3,399)	(326)
Proceeds from servicing advances receivable	1,390	—	7,428
Net cash provided by (used for) investing activities	96,290	(854,665)	(471,174)
Financing Activities:
Proceeds from unsecured term loan and credit facility	536,466	2,293,612	275,000
Proceeds from senior unsecured credit facility	400,000	100,000	—
Proceeds from secured credit facility	—	—	23,000
Repayment of unsecured term loans and credit facility	(762,199)	(1,831,806)	(75,000)
Acquisition of treasury bonds for defeasance	(144,063)	—	—
Repayment of secured credit facility	—	—	(68,000)
Proceeds from issuance of exchangeable senior notes	—	—	115,000
Proceeds from mortgage notes payable	9,550	—	—
Repayment of mortgage notes payable	(255,024)	(5,936)	(205,392)
Offering costs	(225)	(12,090)	(28,381)
Proceeds from issuance of common units	16	289,910	627,183
Payment of deferred financing costs	(6,685)	(19,724)	(8,457)
Payment of debt extinguishment costs	(15,868)	—	—
Termination of derivatives	—	(3,784)	—
Proceeds from issuance of Series B Preferred Units	—	—	87,500
Issuance costs for Series B Preferred Units	—	—	(3,004)
Redemption of Series A Preferred Units	—	—	(89,279)
Preferred unit distributions paid	(6,234)	(6,234)	(43,814)
Common unit distributions paid	(148,501)	(54,868)	(10,792)
Proceeds from exercise of share options and purchases under the employee share purchase plan	167	80	118
Contributions from noncontrolling interests in other entities	—	169	—
Distribution to limited partner interest in the Operating Partnership	(406)	(421)	(86)
Change in restricted cash from financing activities	(279)	(50)	(425)
Net cash provided by (used in) financing activities	(393,285)	748,858	595,171
Net increase (decrease) in cash and cash equivalents	(60,281)	(72,115)	156,784
Increase (decrease) in cash and cash equivalents related to foreign currency translation	(221)	77	(48)
Cash and cash equivalents at beginning of period	128,031	200,069	43,333
Cash and cash equivalents at end of period	$67,529	$128,031	$200,069

The accompanying notes are an integral part of these financial statements.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

1. Business and Organization
GPT Operating Partnership LP, or GPTOP or the Operating Partnership, is the entity through which Gramercy Property Trust, or GPT or the Company, a Maryland real estate investment trust, or REIT, conducts substantially all of its operations. The Company is the sole general partner of the Operating Partnership. As of December 31, 2016, third-party holders of limited partnership interests owned approximately 0.46% of the Operating Partnership. The number of common units in the Operating Partnership owned by the Company is equivalent to the number of outstanding common shares of beneficial interest, or common shares, of the Company, and the entitlement of all the Operating Partnership’s common units to quarterly distributions and payments in liquidation are substantially the same as those of the Company's common shareholders. Similarly, in the case of each series of preferred units in the Operating Partnership held by the Company, there is a series of preferred shares that is equivalent in number and carries substantially the same terms as such series of the Operating Partnership’s preferred units.
The Operating Partnership is a leading global investor and asset manager of commercial real estate. The Operating Partnership specializes in acquiring and managing single-tenant, net leased industrial, office, and specialty retail properties. The Operating Partnership focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe.
The Operating Partnership earns revenues primarily through rental revenues on properties that it owns in the United States and asset management revenues on properties owned by third parties in the United States and Europe. The Operating Partnership also owns unconsolidated equity investments in the United States, Europe, and Asia.
In December 2015, the Company completed a merger, or the Merger, of Gramercy Property Trust Inc., or Legacy Gramercy, into Chambers Street Properties, or Chambers, pursuant to which Legacy Gramercy stockholders received 3.1898 common shares of beneficial interest of Chambers for each share of common stock of Legacy Gramercy held. Following the Merger, the Company changed its name to “Gramercy Property Trust” and its New York Stock Exchange, or NYSE, trading symbol to “GPT.” Both the Operating Partnership and Legacy Gramercy’s operating partnership continued to exist following the Merger, however the Operating Partnership is the continuing entity through which the Company’s operations are conducted.
In the Merger, Chambers, was the legal acquirer and Legacy Gramercy was the accounting acquirer for financial reporting purposes. Thus, the financial information set forth herein subsequent to the close of the Merger on December 17, 2015 reflects results of the Operating Partnership, and financial information prior to the close of the Merger reflects the results of Legacy Gramercy’s operating partnership. For this reason, period to period comparisons may not be meaningful. All unit and share data has been adjusted for the 1-for-3 reverse share split that was effective after the close of trading on December 30, 2016, the Merger exchange ratio of 3.1898 effective after the close of trading on December 17, 2015, and for the 1-for-4 reverse stock split that was effective after the close of trading on March 20, 2015.
Unless the context requires otherwise, all references to “GPTOP,” “Operating Partnership,” “we,” “our,” and “us” mean Legacy Gramercy’s operating partnership and one or more of its subsidiaries for the periods prior to the Merger closing and the Operating Partnership and one or more of its subsidiaries for the period following the Merger closing. Similarly, unless the context requires otherwise, all references to “GPT” or “Company” mean Legacy Gramercy and one or more of its subsidiaries for the periods prior to the Merger closing and Gramercy Property Trust and one or more of its subsidiaries for the period following the Merger closing. Because the Operating Partnership is managed by the

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Company and the Company conducts substantially all of its operations through the Operating Partnership, the Company’s management are referred to as the Operating Partnership’s management.
As of December 31, 2016, the Operating Partnership’s wholly-owned portfolio consists of 318 properties comprising 64,963,122 rentable square feet with 98.5% occupancy, excluding build-to-suit properties that have not yet been placed in service. As of December 31, 2016, the Operating Partnership has ownership interests in 44 industrial and office properties which are held in unconsolidated equity investments in the United States and Europe and two properties held through the investment in CBRE Strategic Partners Asia.
As of December 31, 2016, the Operating Partnership’s asset management business, which operates under the name Gramercy Asset Management, manages for third-parties approximately $1,200,000 of commercial real estate assets, including approximately $875,000 of assets in Europe.
2. Significant Accounting Policies
Principles of Consolidation
The Consolidated Financial Statements include the Operating Partnership’s accounts and those of the Operating Partnership’s subsidiaries which are wholly-owned or controlled by the Operating Partnership, or entities which are variable interest entities, or VIEs, in which the Operating Partnership is the primary beneficiary. The primary beneficiary is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns. The Operating Partnership has evaluated its investments for potential classification as variable interests by evaluating the sufficiency of each entity’s equity investment at risk to absorb losses.
Entities which the Operating Partnership does not control and are considered VIEs, but where the Operating Partnership is not the primary beneficiary, are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated.
Real Estate Investments
Real Estate Acquisitions
The Operating Partnership records acquired real estate investments as business combinations when the real estate is occupied, at least in part, at acquisition. Costs directly related to the acquisition of such investments are expensed as incurred. The Operating Partnership allocates the purchase price of real estate to land, building, improvements and intangibles, such as the value of above- and below-market leases, and origination costs associated with the in-place leases at the acquisition date. The Operating Partnership utilizes various estimates, processes and information to determine the as-if-vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analyses and other methods. Refer to the policy section "Intangible Assets and Liabilities" for more information on how the Operating Partnership accounts for intangibles.
The Operating Partnership assesses the fair value of the leases at acquisition based upon estimated cash flow projections that utilize appropriate discount rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property. Additionally, for transactions that are business combinations, the Operating Partnership evaluates the existence of goodwill or a gain from a bargain purchase at the time of acquisition.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

In January 2017, the FASB issued ASU 2017-01, Amendments to Business Combinations, which amends the current guidance to clarify the definition of a business. The Operating Partnership has elected to early adopt the new standard in the first quarter of 2017 and as a result, it expects to capitalize substantially all acquisition costs as part of the carrying value of real estate assets acquired. Refer to the section "Recently Issued Accounting Pronouncements" for more information on the new guidance.
Acquired real estate investments involving sale-leasebacks that have newly-originated leases or real estate investments under construction, or build-to-suit investments, are recorded as asset acquisitions and accordingly, transaction costs incurred in connection with the acquisition are capitalized. In build-to-suit investments, the Operating Partnership engages a developer to construct a property or provide funds to a tenant to develop a property. The Operating Partnership capitalizes the funds provided to the developer/tenant and real estate taxes, if applicable, during the construction period.
Depreciation is computed using the straight-line method over the shorter of the estimated useful life at acquisition of the capitalized item or 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests. Maintenance and repair expenditures are charged to expense as incurred.
Capital Improvements
In leasing space, the Operating Partnership may provide funding to the lessee through a tenant allowance. Certain improvements are capitalized when they are determined to increase the useful life of the building. During construction of qualifying projects, the Operating Partnership capitalizes interest, insurance, real estate taxes and administrative costs of the personnel performing such work, if incremental and identifiable. In accounting for tenant allowances, the Operating Partnership determines whether the allowance represents funding for the construction of leasehold improvements and evaluates the ownership of such improvements. If the Operating Partnership is considered the owner of the leasehold improvements, the Operating Partnership capitalizes the amount of the tenant allowance and depreciates it over the shorter of the useful life of the leasehold improvements or the lease term. If the tenant allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Operating Partnership is not considered the owner of the improvements for accounting purposes, the allowance is considered to be a lease incentive and is recognized over the lease term as a reduction of rental revenue. Factors considered during this evaluation usually include (i) who holds legal title to the improvements, (ii) evidentiary requirements concerning the spending of the tenant allowance, and (iii) other controlling rights provided by the lease agreement (e.g. unilateral control of the tenant space during the build-out process). Determination of the accounting for a tenant allowance is made on a case-by-case basis, considering the facts and circumstances of the individual tenant lease.
Impairments
The Operating Partnership also reviews the recoverability of a property’s carrying value when circumstances indicate a possible impairment of the value of a property. The review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as changes in strategy resulting in an increased or decreased holding period, expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If management determines impairment exists due to the inability to recover the carrying value of a property, for properties to be held and used, an impairment loss is recorded to the extent that the

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

carrying value exceeds the estimated fair value of the property and for assets held for sale, an impairment loss is recorded to the extent that the carrying value exceeds the fair value less estimated cost of disposal. These assessments are recorded as an impairment loss in the Consolidated Statements of Operations in the period the determination is made. The estimated fair value of the asset becomes its new cost basis. For a depreciable long-lived asset to be held and used, the new cost basis will be depreciated or amortized over the remaining useful life of that asset.
Cash and Cash Equivalents
The Operating Partnership considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.
Restricted Cash
The Operating Partnership had restricted cash of $12,904 and $17,354 at December 31, 2016 and 2015, respectively, which primarily consisted of reserves for certain capital improvements, leasing, interest and real estate tax and insurance payments as required by certain mortgage loan obligations, as well as proceeds from property sales held by qualified intermediaries to be used for tax-deferred, like-kind exchanges under IRC Section 1031.
Variable Interest Entities
During the first quarter of 2016, the Operating Partnership adopted ASU 2015-02, Amendments to the Consolidation Analysis, which modified the analysis it must perform to determine whether it should consolidate certain types of legal entities. Under the revised guidance, there were no legal entities qualifying under the scope of the revised guidance that were consolidated as a result of the adoption. In addition, there were no voting interest entities under prior existing guidance that were determined to be VIEs under the revised guidance.
The Operating Partnership had two consolidated VIEs as of December 31, 2016 and 2015. The Operating Partnership had four unconsolidated VIEs as of December 31, 2016 and 2015. The following is a summary of the Operating Partnership’s involvement with VIEs as of December 31, 2016:

	Operating Partnership carrying value-assets	Operating Partnership carrying value-liabilities	Face value of assets held by the VIEs	Face value of liabilities issued by the VIEs
Consolidated VIEs:
Proportion Foods	$22,836	$3,041	$22,836	$23,514
Gramercy Europe Asset Management (European Fund Manager)	$1,100	$47	$1,100	$1,742
Unconsolidated VIEs:
Gramercy Europe Asset Management (European Fund Carry Co.)	$8	$—	$31	$—
Retained CDO Bonds	$11,906	$—	$391,990	$592,414

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The following is a summary of the Operating Partnership’s involvement with VIEs as of December 31, 2015:

	Operating Partnership carrying value-assets	Operating Partnership carrying value-liabilities	Face value of assets held by the VIEs	Face value of liabilities issued by the VIEs
Consolidated VIEs:
Proportion Foods	$7,949	$16	$7,949	$8,183
Gramercy Europe Asset Management (European Fund Manager)	$334	$832	$334	$832
Unconsolidated VIEs:
Gramercy Europe Asset Management (European Fund Carry Co.)	$—	$—	$11	$16
Retained CDO Bonds	$7,471	$—	$1,382,373	$1,282,583
Consolidated VIEs
Proportion Foods
In December 2015, the Operating Partnership entered into a non-recourse financing arrangement with Big Proportion Austin LLC, or BIG, for a build-to-suit industrial property in Round Rock, Texas, or Proportion Foods. Concurrently, the Operating Partnership entered into a forward purchase agreement with BIG, pursuant to which the Operating Partnership will acquire the property, which is 100.0% leased to Proportion Foods, upon substantial completion of the facility’s development. The Operating Partnership has determined that Proportion Foods is a VIE, as the equity holders of the entity do not have controlling financial interests and the obligation to absorb losses. The Operating Partnership controls the activities that most significantly affect the economic outcome of Proportion Foods through its financing arrangement to fund the property’s development and its forward purchase agreement with BIG. As such, the Operating Partnership has concluded that it is the entity’s primary beneficiary and has consolidated the VIE. The Operating Partnership has a note receivable from BIG related to the financing arrangement, which is a note payable for BIG and thus eliminates upon consolidation of the VIE.
The construction of the facility on the property is expected to be complete in the first quarter of 2017 and the Operating Partnership has committed $24,950 in financing for the property. BIG is responsible for funding in excess of the $24,950 mortgage note. As of December 31, 2016, the Operating Partnership funded $19,932 for the property.
Gramercy Europe Asset Management (European Fund Manager)
In connection with the Operating Partnership’s December 2014 investment in the Gramercy European Property Fund, the Operating Partnership acquired equity interests in the entity, hereinafter European Fund Manager, which provides investment and asset management services to Gramercy European Property Fund. The Operating Partnership has determined that European Fund Manager is a VIE, as the equity holders of that entity do not have controlling financial interests and the obligation to absorb losses. As Gramercy Europe Asset Management, through an investment advisory agreement with the VIE, controls the activities that most significantly affect the economic outcome of European Fund Manager, the Operating Partnership has concluded that it is the entity’s primary beneficiary and has consolidated the VIE.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

European Fund Manager is expected to generate net cash inflows for the Operating Partnership in the form of management fees in the future, however, if the VIE’s cash inflows are not sufficient to cover its obligations, the Operating Partnership may provide financial support for the VIE.
Unconsolidated VIEs
Gramercy Europe Asset Management (European Fund Carry Co.)
In connection with the Operating Partnership’s December 2014 investment in the Gramercy European Property Fund, the Operating Partnership acquired equity interests in the entity, hereinafter European Fund Carry Co., entitled to receive certain preferential distributions, if any, made from time-to-time by Gramercy European Property Fund. The Operating Partnership has determined that European Fund Carry Co. is a VIE, as the equity holders of that entity do not have controlling financial interests and the obligation to absorb losses in excess of capital committed. Decisions that most significantly affect the economic performance of European Fund Carry Co. are decided by a majority vote of that VIE’s shareholders. As such, the Operating Partnership does not have a controlling financial interest in the VIE and has accounted for it as an equity investment.
As of December 31, 2016 and 2015, European Fund Carry Co. had net assets (liabilities) of $31 and $(5), respectively.
Investment in Retained CDO Bonds
The Operating Partnership has retained non-investment grade subordinate bonds, preferred shares and ordinary shares of three CDOs, or the Retained CDO Bonds. The Operating Partnership does not control the activities that most significantly impact the Retained CDO Bonds’ economic performance and is not obligated to provide any financial support to them, thus the Retained CDO Bonds have been determined to be unconsolidated VIEs, in which the Operating Partnership’s interest is recorded at fair value within other assets on the Consolidated Balance Sheets. The Retained CDO Bonds may provide the potential for the Operating Partnership to receive continuing cash flows in the future, however, there is no guarantee that the Operating Partnership will realize any proceeds from the Retained CDO Bonds or what the timing of the proceeds may be. The Operating Partnership’s maximum exposure to loss is limited to its interest in the Retained CDO Bonds.
Tenant and Other Receivables
Tenant and other receivables are derived from management fees, rental revenue and tenant reimbursements.
Management fees, including incentive management fees, are recognized as earned in accordance with the terms of the management agreements. The management agreements may contain provisions for fees related to dispositions, administration of the assets including fees related to accounting, valuation and legal services, and management of capital improvements or projects on the underlying assets.
Rental revenue is recorded on a straight-line basis over the initial term of the lease. Since many leases provide for rental increases at specified intervals, straight-line basis accounting requires the Operating Partnership to record a receivable, and include in revenues, unbilled rent receivables that will only be received if the tenant makes all rent payments required through the expiration of the initial term of the lease. Tenant and other receivables also include receivables related to tenant reimbursements for common area maintenance expenses and certain other recoverable expenses that are recognized as revenue in the period in which the related expenses are incurred.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Tenant and other receivables are recorded net of the allowance for doubtful accounts, which was $57 and $204 as of December 31, 2016 and 2015, respectively. The Operating Partnership continually reviews receivables related to rent, tenant reimbursements, and management fees, including incentive fees, and determines collectability by taking into consideration the tenant or asset management clients’ payment history, the financial condition of the tenant or asset management client, business conditions in the industry in which the tenant or asset management client operates and economic conditions in the area in which the property or asset management client is located. In the event that the collectability of a receivable is in doubt, the Operating Partnership increases the allowance for doubtful accounts or records a direct write-off of the receivable, as appropriate.
Intangible Assets and Liabilities
The Operating Partnership follows the acquisition method of accounting for business combinations. The Operating Partnership allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings and improvements on an as-if vacant basis. Refer to the policy section, "Real Estate Acquisitions," for information on how the Operating Partnership accounts for tangible assets. Identifiable intangible assets include amounts allocated to acquired leases for above- and below-market lease rates and the value of in-place leases. Management also considers information obtained about each property as a result of its pre-acquisition due diligence.
Above-market and below-market lease values for properties acquired are recorded based on the present value of the difference between the contractual amount to be paid pursuant to each in-place lease and management’s estimate of the fair market lease rate for each such in-place lease, measured over a period equal to the remaining non-cancelable term of the lease. The present value calculation utilizes a discount rate that reflects the risks associated with the leases acquired. The above-market and below-market lease values are amortized as a reduction of and increase to rental revenue, respectively, over the remaining non-cancelable terms of the respective leases. If a tenant terminates its lease prior to its contractual expiration and no future rental payments will be received, any unamortized balance of the market lease intangibles will be written off to rental revenue.
The aggregate value of in-place leases represents the costs of leasing costs, other tenant related costs, and lost revenue that the Operating Partnership did not have to incur by acquiring a property that is already occupied. Factors considered by management in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the anticipated lease-up period. Management also estimates costs to execute similar leases including leasing commissions and other related expenses. The value of in-place leases is amortized to depreciation and amortization expense over the remaining non-cancelable term of the respective leases. In no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease prior to its contractual expiration and no future rental payments will be received, any unamortized balance of the in-place lease intangible will be written off to depreciation and amortization expense.
Above-market and below-market ground rent intangibles are recorded for properties acquired in which the Operating Partnership is the lessee pursuant to a ground lease assumed at acquisition. The above-market and below-market ground rent intangibles are valued similarly to above-market and below-market leases, except that, because the Operating Partnership is the lessee as opposed to the lessor, the above-market and below-market ground lease values are amortized

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

as a reduction of and increase to rent expense, respectively, over the remaining non-cancelable terms of the respective leases.
Intangible assets and liabilities consist of the following:

	As of December 31,
	2016	2015
Intangible assets:
In-place leases, net of accumulated amortization of $117,717 and $49,125	$553,924	$644,540
Above-market leases, net of accumulated amortization of $15,719 and $5,051	59,647	94,202
Below-market ground rent, net of accumulated amortization of $274 and $147	5,109	5,236
Amounts related to assets held for sale, net of accumulated amortization of $0	—	(61,804)
Total intangible assets	$618,680	$682,174
Intangible liabilities:
Below-market leases, net of accumulated amortization of $26,168 and $16,934	$223,110	$255,452
Above-market ground rent, net of accumulated amortization of $248 and $149	7,073	3,522
Amounts related to liabilities of assets held for sale, net of accumulated amortization of $0	—	(16,518)
Total intangible liabilities	$230,183	$242,456
The following table provides the weighted average amortization period as of December 31, 2016 for intangible assets and liabilities and the projected amortization expense for the next five years.

	Weighted Average Amortization Period	2017	2018	2019	2020	2021
In-place leases	9.8	$91,891	$83,424	$70,190	$56,772	$49,568
Total to be included in depreciation and amortization expense		$91,891	$83,424	$70,190	$56,772	$49,568
Above-market lease assets	7.5	$11,218	$10,629	$9,459	$7,288	$6,029
Below-market lease liabilities	19.7	(13,583)	(13,309)	(12,970)	(12,621)	(12,489)
Total to be included in rental revenue		$(2,365)	$(2,680)	$(3,511)	$(5,333)	$(6,460)
Below-market ground rent	41.3	$127	$127	$127	$127	$127
Above-market ground rent	33.3	(215)	(215)	(215)	(215)	(215)
Total to be included in property operating expense		$(88)	$(88)	$(88)	$(88)	$(88)
The Operating Partnership recorded $112,072, $37,592, and $12,263 of amortization of intangible assets as part of depreciation and amortization expense for the years ended December 31, 2016, 2015, and 2014, respectively. The Operating Partnership recorded $10,768, $12,256 and $2,390 of amortization of intangible assets and liabilities as an increase to rental revenue for the years ended December 31, 2016, 2015, and 2014, respectively. The Operating Partnership recorded $28, $41, and $38 of amortization of ground rent intangible assets and liabilities as a reduction of property operating expense for the years ended December 2016, 2015, and 2014, respectively.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Revenue Recognition
Real Estate Investments
Rental revenue from leases on real estate investments is recognized on a straight-line basis over the term of the lease, regardless of when payments are contractually due. The excess of rental revenue recognized over the amounts contractually due according to the underlying leases are included in other liabilities on the Consolidated Balance Sheets. For leases on properties that are under construction at the time of acquisition, the Operating Partnership begins recognition of rental revenue upon completion of construction of the leased asset and delivery of the leased asset to the tenant.
The Operating Partnership’s lease agreements with tenants also generally contain provisions that require tenants to reimburse the Operating Partnership for real estate taxes, insurance costs, common area maintenance costs, and other property-related expenses. Under lease arrangements in which the Operating Partnership is the primary obligor for these expenses, such amounts are recognized as both revenues and operating expenses for the Operating Partnership. Under lease arrangements in which the tenant pays these expenses directly, such amounts are not included in revenues or expenses. These reimbursement amounts are recognized in the period in which the related expenses are incurred.
The Operating Partnership recognizes sales of real estate properties only upon closing. Payments received from purchasers prior to closing are recorded as deposits. Profit on real estate sold is recognized using the full accrual method upon closing when the collectability of the sale price is reasonably assured and the Operating Partnership is not obligated to perform significant activities after the sale. Profit may be deferred in whole or part until the sale meets the requirements of profit recognition on sale of real estate.
Asset Management Business
The Operating Partnership’s asset and property management agreements may contain provisions for fees related to dispositions, administration of the assets including fees related to accounting, valuation and legal services, and management of capital improvements or projects on the underlying assets. The Operating Partnership recognizes revenue for fees pursuant to its management agreements in the period in which they are earned. Deferred revenue from management fees received prior to the date earned are included in other liabilities on the Consolidated Balance Sheets.
Certain of the Operating Partnership’s asset management contracts include provisions that may allow it to earn additional fees, generally described as incentive fees or profit participation interests, based on the achievement of a targeted valuation of the managed assets or the achievement of a certain internal rate of return on the managed assets. The Operating Partnership recognizes incentive fees on its asset management contracts based upon the amount that would be due pursuant to the contract, if the contract were terminated at the reporting date. If the contract may be terminated at will, revenue will only be recognized to the amount that would be due pursuant to that termination. If the incentive fee is a fixed amount, only a proportionate share of revenue is recognized at the reporting date, with the remaining fees recognized on a straight-line basis over the measurement period. The values of incentive management fees are periodically evaluated by management.
The Operating Partnership’s significant management agreements are with KBS Acquisition Sub, LLC, the Gramercy European Property Fund, and Strategic Office Partners. The Operating Partnership’s management agreement with KBS Acquisition Sub, LLC, or KBS, was amended in the fourth quarter of 2016 to terminate the agreement effective as of

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

March 31, 2017. For the period from January 1, 2017 through termination on March 31, 2017, the revised agreement provides for monthly asset management fees of $550 and incentive fees pursuant to the previous agreement. The previous agreement with KBS provided for a base management fee of $7,500 per year, reimbursement of certain administrative and property related expenses, and incentive fees in the form of profit participation ranging from 10.0% – 30.0% of profits earned on sales through December 31, 2016. The Operating Partnership’s management agreement with the Gramercy European Property Fund was assumed in December 2014. Pursuant to the agreement with the Gramercy European Property Fund, Gramercy Europe Asset Management provides property, asset management and advisory services to a portfolio of single-tenant industrial and office assets located in Europe. The Operating Partnership’s management agreement with Strategic Office Partners was effective in the third quarter of 2016, concurrent with the formation of Strategic Office Partners. In accordance with the agreement with Strategic Office Partners, the Operating Partnership provides the venture with property management, project management, and leasing services, for which it earns management fees. Additionally, the Operating Partnership will receive an asset management fee from Strategic Office Partners as well as a promoted interest after achieving a targeted internal rate of return.
For the years ended December 31, 2016, 2015, and 2014, the Operating Partnership recognized incentive fees of $19,159, $3,012, and $1,136, respectively.
Other Income
Other income primarily consists of income accretion on the Operating Partnership’s Retained CDO Bonds, which are measured at fair value on a quarterly basis using a discounted cash flow model, realized foreign currency exchange gains (losses), interest income, recoveries from servicing advances, reversal of a contingency accrual and miscellaneous property related income.
Foreign Currency
Gramercy Europe Asset Management operates an asset and property management business in the United Kingdom. The Operating Partnership owns two properties in Canada, owned one property located in the United Kingdom until its disposition in December 2016, and has unconsolidated equity investments in Europe and Asia. The Operating Partnership also has borrowings outstanding in euros and British pounds sterling under the multicurrency portion of its revolving credit facility. Refer to Note 5 for more information on the Operating Partnership’s foreign unconsolidated equity investments.
Foreign Currency Translation
The Operating Partnership has interests in Europe and Canada for which the functional currencies are the euro, the British pound sterling, and the Canadian dollar, respectively. The Operating Partnership performs the translation from these foreign currencies to the U.S. dollar for assets and liabilities using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The Operating Partnership reports the gains and losses resulting from such translation as a component of other comprehensive income (loss). The Operating Partnership recorded net translation losses of $6,094, $594, and $48 for the years ended December 31, 2016, 2015, and 2014, respectively. These translation gains and losses are reclassified to other income within earnings when the Operating Partnership has substantially exited from all investments in the related currency.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Foreign Currency Transactions
A transaction gain or loss realized upon settlement of a foreign currency transaction will be included in earnings for the period in which the transaction is settled. Foreign currency intercompany transactions that are scheduled for settlement are included in the determination of net income. Intercompany foreign currency transactions of a long-term nature that do not have a planned or foreseeable future settlement date, in which the entities to the transactions are consolidated or accounted for by the equity method in the Operating Partnership’s financial statements, are not included in net income but are reported as a component of other comprehensive income (loss). For the years ended December 31, 2016, 2015, and 2014, the Operating Partnership recognized net realized foreign currency transaction gains (losses) of $102, $(23) and $(16), respectively, on such transactions.
Other Assets
The Operating Partnership includes prepaid expenses, capitalized software costs, contract intangible assets, deferred costs, goodwill, derivative assets, servicing advances receivable, and Retained CDO Bonds in other assets.
Prepaid Expenses
The Operating Partnership makes payments for certain expenses such as insurance and property taxes in advance of the period in which it receives the benefit. These payments are amortized over the respective period of benefit relating to the contractual arrangement. The Operating Partnership also makes payments for deposits related to pending acquisitions and financing arrangements, as required by a seller or lender, respectively. Costs prepaid in connection with securing financing for a property are reclassified into deferred financing costs at the time the transaction is completed.
Capitalized Software Costs and Contract Intangible Assets
The Operating Partnership capitalizes its costs of software purchased for internal use and once the software is placed into service, the costs are amortized into expense on a straight-line basis over the asset's estimated useful life, which is generally three years. Contracts the Operating Partnership has assumed in connection with a business combination, such as asset or property management contracts, are recorded at fair value at the time of acquisition, which is determined using a discounted cash flow analysis that considers the contract’s projected cash flows, factoring in any renewal or termination provisions, and a discount rate that reflects the associated risks. The value of the contract intangible is amortized to property management expense on a straight-line basis over the expected remaining useful term of the contract and if the contract is terminated prior to its contractual expiration, any unamortized balance of the contract intangible will be written off to property management expense.
Deferred Costs
Deferred costs consist of deferred financing costs, deferred acquisition costs, and deferred leasing costs, and are presented in other assets net of accumulated amortization.
The Operating Partnership’s deferred financing costs are comprised of costs associated with the Operating Partnership’s unsecured credit facilities and include commitment fees, issuance costs, and legal and other third-party costs associated with obtaining the related financing. Deferred financing costs are amortized on a straight-line or effective interest basis over the contractual terms of the respective agreements and the amortization is reflected as interest expense. Unamortized deferred financing costs are expensed when the associated debt is refinanced or repaid before maturity. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

determined that the financing will not close. During the first quarter of 2016, the Operating Partnership adopted accounting guidance related to the presentation of deferred financing costs on the balance sheet and reclassified amounts that were previously within the asset section pertaining to debt arrangements other than its unsecured credit facilities to instead be netted against the corresponding debt liability for all periods presented. See “Recently Issued Accounting Pronouncements” below for further discussion of the new accounting guidance on deferred financing costs.
The Operating Partnership’s deferred acquisition costs consist primarily of lease inducement fees paid to secure acquisitions and are amortized on a straight-line basis over the related lease term as a reduction of rental revenue.
The Operating Partnership’s deferred leasing costs include direct costs, such as lease commissions, incurred to initiate and renew operating leases and are amortized on a straight-line basis over the related lease term as a reduction from rental revenue.
Goodwill
Goodwill represents the fair value of the synergies expected to be achieved upon consummation of a business combination and is measured as the excess of consideration transferred over the net assets acquired at acquisition date. The Operating Partnership initially recognized goodwill of $3,887 related to the acquisition of Gramercy Europe Asset Management, however during the second quarter of 2015, as a result of finalization of the purchase price allocation for the acquisition, the Operating Partnership decreased the amount allocated to goodwill by $85 and thus the final purchase price allocation to goodwill as a result of the acquisition was $3,802. The adjustment to goodwill for the finalized purchase price was primarily related to a reduction in the contract intangible value as well as an increase in the accrued income recorded for incentive fees. The carrying value of goodwill is adjusted each reporting period for the effect of foreign currency translation adjustments. The carrying value of goodwill at December 31, 2016 and 2015 was $2,988 and $3,568, respectively. The Operating Partnership’s goodwill has an indeterminate life and is not amortized, but is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The Operating Partnership takes a qualitative approach to consider whether an impairment of goodwill exists prior to quantitatively determining the fair value of the reporting unit in step one of the impairment test. The Operating Partnership did not record any impairment on its goodwill during 2016 or 2015.
Servicing Advances Receivable
The Operating Partnership's servicing advances receivable consisted of its accrual for the reimbursement of servicing advances, including expenses such as legal fees and other professional fees incurred prior to the disposal of Gramercy Finance in March 2013. Recovery of servicing advances has been recognized in other income on the Consolidated Statements of Operations. For the years ended December 31, 2016, 2015, and 2014 the Operating Partnership received reimbursements of $1,390, $0, and $7,428, respectively. As of December 31, 2016 and December 31, 2015, the servicing advances receivable was $0 and $1,382, respectively. All servicing advances receivable were received as of March 30, 2016, thus there will be no future activity related to servicing advances.
Retained CDO Bonds
The Retained CDO Bonds are non-investment grade subordinate bonds, preferred shares and ordinary shares of three CDOs. Management estimated the timing and amount of cash flows expected to be collected and recognized an investment in the Retained CDO Bonds equal to the net present value of these discounted cash flows. There is no guarantee that the Operating Partnership will realize any proceeds from this investment, or what the timing will be for

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

the expected remaining life of the Retained CDO Bonds. The Operating Partnership considers these investments to be not of high credit quality and does not expect a full recovery of interest and principal, therefore, the Operating Partnership has suspended interest income accruals on these investments. The Operating Partnership classifies the Retained CDO Bonds as available for sale. On a quarterly basis, the Operating Partnership evaluates the Retained CDO Bonds to determine whether significant changes in estimated cash flows or unrealized losses on these investments, if any, reflect a decline in value which is other-than-temporary. If there is a decrease in estimated cash flows and the investment is in an unrealized loss position, the Operating Partnership will record an other-than-temporary, or OTTI, impairment in the Consolidated Statements of Operations. To determine the component of the OTTI related to expected credit losses, the Operating Partnership compares the amortized cost basis of the Retained CDO Bonds to the present value of the revised expected cash flows, discounted using the pre-impairment yield. Conversely, if the security is in an unrealized gain position and there is a decrease or significant increase in expected cash flows, the Operating Partnership will prospectively adjust the yield using the effective yield method. Refer to Note 9 for further discussion regarding the fair value measurement of the Retained CDO Bonds. For the years ended December 31, 2016, 2015, and 2014, the Operating Partnership recognized OTTI of $0, $0, and $4,816, respectively, on its Retained CDO Bonds.
A summary of the Operating Partnership’s Retained CDO Bonds as of December 31, 2016 and 2015 is as follows:

Period	Number of Securities	Face Value	Amortized Cost	Gross Unrealized Gain	Other-than- temporary impairment	Fair Value	Weighted Average Expected Life
As of December 31, 2016	9	$384,784	$8,207	$3,699	$—	$11,906	1.6 years
As of December 31, 2015	9	$374,576	$6,461	$1,010	$—	$7,471	2.8 years

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The following table summarizes the activity related to credit losses on the Retained CDO Bonds for the years ended December 31, 2016 and 2015:

	2016	2015	2014
Balance at beginning of period of credit losses on Retained CDO Bonds for which a portion of an OTTI was recognized in other comprehensive income (loss)	$3,196	$6,818	$2,002
Additions to credit losses:
On Retained CDO Bonds for which an OTTI was not previously recognized	—	—	—
On Retained CDO Bonds for which an OTTI was previously recognized and a portion of an OTTI was recognized in other comprehensive income (loss)	—	—	4,816
On Retained CDO Bonds for which an OTTI was previously recognized without any portion of OTTI recognized in other comprehensive income (loss)	—	—	—
Reduction for credit losses:			—
On Retained CDO Bonds for which no OTTI was recognized in other comprehensive income at current measurement date	—	—	—
On Retained CDO Bonds sold during the period	—	—	—
On Retained CDO Bonds charged off during the period	—	—	—
For increases in cash flows expected to be collected that are recognized over the remaining life of the Retained CDO Bonds	(3,687)	(3,622)	—
Balance at end of period of credit of losses on Retained CDO Bonds for which a portion of an OTTI was recognized in other comprehensive income (loss)	$(491)	$3,196	$6,818
Benefit Plans
The Operating Partnership has a 401(k) Savings/Retirement Plan, or the 401(k) Plan, to cover eligible employees of the Operating Partnership, and any designated affiliate. The 401(k) Plan permits eligible employees to defer up to 15.0% of their annual compensation, subject to certain limitations imposed by the IRC. The employees’ elective deferrals are immediately vested and non-forfeitable. The 401(k) Plan provides for discretionary matching contributions by the Operating Partnership. Except for the 401(k) Plan, at December 31, 2016 the Operating Partnership did not maintain a defined benefit pension plan, post-retirement health and welfare plan or other benefit plans.
Concentrations of Credit Risk
Financial instruments that potentially subject the Operating Partnership to concentrations of credit risk consist primarily of cash investments, debt investments and accounts receivable. The Operating Partnership places its cash investments in excess of insured amounts with high quality financial institutions.
Concentrations of credit risk also arise when a number of the Operating Partnership’s tenants or asset management clients are engaged in similar business activities or are subject to similar economic risks or conditions that could cause their inability to meet contractual obligations to the Operating Partnership. The Operating Partnership regularly monitors its portfolio to assess potential concentrations of credit risk. Management believes the current credit risk portfolio is reasonably well diversified. Asset management clients KBS and Gramercy Europe Asset Management accounted for 88.2% and 10.8%, respectively, of the Operating Partnership's management fee income for the year ended December 31, 2016. One asset management client, KBS, accounted for 83.6% and 77.9% of the Operating Partnership’s management

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

fee income for the years ended December 31, 2015 and 2014, respectively. One tenant, Bank of America, N.A., or BOA, accounted for 12.1%, 24.2%, and 29.3% of the Operating Partnership’s rental revenue for the years ended December 31, 2016, 2015, and 2014, respectively. The concentration of rental revenue from BOA is partially due to amortization recorded on the BOA below-market lease liabilities, which accounted for 5.2%, 7.1%, and 4.3% of total rental revenue for the years ended December 31, 2016, 2015, and 2014, respectively. Additionally, for the year ended December 31, 2016, there were three states, California, Florida and Texas, that each accounted for 10.0% or more of the Operating Partnership’s rental revenue.
Use of Estimates
The preparation of financial statements in conformity with Generally Accepted Accounting Principles, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Recently Issued Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board, or FASB, issued ASU 2014-09, Revenue from Contracts with Customers, which is a comprehensive new revenue recognition model requiring a company to recognize revenue to depict the transfer of goods or services to customers in an amount reflecting the consideration it expects to receive in exchange for those goods or services. The guidance also requires enhanced disclosures related to the nature, amount, timing, and uncertainty of revenue that is recognized. In April 2016, the FASB issued ASU 2016-10, which amends the new revenue recognition guidance on identifying performance obligations. In February 2017, the FASB issued ASU 2017-05, which clarifies the scope of gains and losses from the derecognition of nonfinancial assets and provides guidance for the partial sales of nonfinancial assets in context of the new revenue standard. The new revenue recognition guidance is effective for the first interim period within annual reporting periods beginning after December 15, 2017, with early adoption permitted for the first interim period within annual reporting periods beginning after December 15, 2016. Companies may use either a full retrospective or a modified retrospective approach to adopt the new guidance. A substantial portion of the Operating Partnership’s revenue consists of rental revenue from leasing arrangements, which is specifically excluded from Topic 606, however the Operating Partnership also generates revenue from operating expense reimbursements, management fees, and gains and impairments on disposals, which will be impacted by Topic 606. The Operating Partnership is continuing to analyze the impact of the new revenue guidance on its recognition and disclosure of these streams of revenue. The Operating Partnership currently expects to adopt the standard in the first quarter of 2018 using the modified retrospective approach.
In February 2015, the FASB issued ASU 2015-02, Amendments to the Consolidation Analysis, which amends the current consolidation guidance, including introducing a separate consolidation analysis specific to limited partnerships and other similar entities. Under this analysis, limited partnerships and other similar entities will be considered a VIE unless the limited partners hold substantive kick-out rights or participating rights. The guidance is effective for annual and interim periods beginning after December 15, 2015, with early adoption permitted. The Operating Partnership adopted this guidance during the first quarter of 2016, which did not result in changes to the Operating Partnership’s conclusions regarding consolidation of applicable entities.
In April 2015, the FASB issued ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs, which serves to simplify the presentation of debt issuance costs in a company’s financial statements. The amendments in the update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

deduction from the carrying amount of that liability. The update is effective for annual and interim periods beginning after December 15, 2015, with early adoption permitted. In August 2015, the FASB issued ASU 2015-15, Interest – Imputation of Interest, which allows an entity to present the debt issuance costs from a line-of-credit arrangement as an asset. The Operating Partnership adopted this guidance during the first quarter of 2016 and reclassified amounts in each period presented. The adoption of this guidance did not have a material impact on the its Consolidated Financial Statements as the update relates only to changes in financial statement presentation.
In April 2015, the FASB issued ASU 2015-05, Intangibles Goodwill and Other Internal-Use Software: Customer’s Accounting for Fees Paid in a Cloud Computing Arrangement. The update requires companies to account for the software license element of a cloud computing arrangement consistent with the acquisition of other software licenses and other licenses of intangible assets. The update is effective for annual and interim periods beginning after December 15, 2015, with early adoption permitted. The Operating Partnership adopted this guidance during the first quarter of 2016. The adoption of this guidance did not have a material impact on the Operating Partnership's Consolidated Financial Statements.
In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The guidance requires entities to measure equity investments that do not result in consolidation and are not accounted for under the equity method at fair value and to record changes in instruments specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The update is effective for fiscal years beginning after December 15, 2017, and for interim periods therein. The Operating Partnership has not yet adopted this new guidance and is currently evaluating the impact of adopting this new accounting standard on its Consolidated Financial Statements.
In February 2016, the FASB issued ASU 2016-02, Leases, which amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The update will be effective beginning in the first quarter of 2019 and early adoption is permitted. The new standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. The Operating Partnership’s accounting for leases in which it is a lessor, which represents most of its leasing arrangements, will be largely unchanged under ASU 2016-02, however the Operating Partnership is a lessee in several operating and ground leases and the accounting for these arrangements is more significantly impacted by the new standard. Pursuant to the new guidance, lessees are required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The Operating Partnership is continuing to evaluate the impact of adopting the new leases standard on its Consolidated Financial Statements.
In March 2016, the FASB issued ASU 2016-09, Compensation Stock Compensation: Improvements to Employee Share-Based Payment Accounting. The update serves to simplify the accounting for share-based payment award transactions, including income tax consequences, classification of awards as either equity or liabilities, and classification of awards on the statement of cash flows. The guidance in the ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years, with early adoption permitted for any interim or annual period. The Operating Partnership has not elected early adoption of the amendments in the updates and expects that the new guidance will not have a material impact on its Consolidated Financial Statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments Credit Losses, which amends the existing accounting guidance related to credit losses on financial instruments. The amendments in the update replace the incurred

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

loss impairment methodology in the current accounting standards with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The update is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted. The Operating Partnership is currently evaluating the impact of adopting the update on its Consolidated Financial Statements.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows Classification of Certain Cash Receipts and Cash Payments, which serves to reduce the diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. The update is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years, with early adoption permitted. The Operating Partnership is currently evaluating the impact of adopting the update on its Consolidated Financial Statements.
In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires the statement of cash flows to explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The updated guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The amendments must be adopted using a retrospective transition method to each period presented, with early adoption permitted. The Operating Partnership is currently evaluating the impact of adopting the update on its Consolidated Financial Statements.
In January 2017, the FASB issued ASU 2017-01, Amendments to Business Combinations, which amends the current guidance to clarify the definition of a business in order to assist entities in evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The guidance is effective for annual and interim periods beginning after December 15, 2017, with early adoption permitted under certain circumstances. The amendments must be applied prospectively as of the beginning of the period of adoption. The Operating Partnership elected to early adopt ASU 2017-01 in the first quarter of 2017 and as a result expects to capitalize substantially all acquisition costs as part of the carrying value of real estate assets acquired.
3. Dispositions, Assets Held for Sale, and Discontinued Operations
Real Estate Dispositions
During the year ended December 31, 2016, the Operating Partnership sold 24 properties, which comprised an aggregate of 5,588,637 square feet, and generated gross proceeds of $1,159,295. Of the properties sold during the year ended December 31, 2016, six properties comprising an aggregate 980,825 square feet with a total value of $187,500 were contributed to Strategic Office Partners, an unconsolidated equity investment in which the Operating Partnership has a 25.0% interest. During the year ended December 31, 2016, the Operating Partnership recognized a $3,877 gain on disposals and a $2,844 impairment on real estate investments that were disposed during the period, including $321 net gain on disposals within discontinued operations. During the year ended December 31, 2016, the Operating Partnership recognized an additional $8,263 impairment on a real estate investment that was held as of December 31, 2016. There were 19 property sales in 2016 that were structured as like-kind exchanges within the meaning of Section 1031 of the IRC. As a result of the sales, the Operating Partnership deposited $724,173 of the total sales proceeds into an IRC Section 1031 exchange escrow account with a qualified intermediary. The Operating Partnership then used $723,831 of these funds as consideration for 65 property acquisitions during the year ended December 31, 2016. Six of the properties sold during the year ended December 31, 2016, which were sold for gross proceeds of $397,055, represent properties assumed in the Merger that were designated as held for sale at the time of Merger

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

closing, and were thus included in discontinued operations for all periods presented. No other properties sold during 2016 were included in discontinued operations.
During the year ended December 31, 2015, the Operating Partnership sold seven properties which comprised an aggregate of 398,213 square feet and generated gross proceeds of $89,919. Included in these sales is the Operating Partnership's sale of 50.0% of its interest in an office property located in Morristown, New Jersey, which comprised 41,861 square feet, and generated gross proceeds of $2,600. The Operating Partnership recognized a $839 net gain on disposals during the year ended December 31, 2015. Four of the property sales in 2015 were structured as like-kind exchanges within the meaning of Section 1031 of the IRC. As a result of the sales, the Operating Partnership deposited $14,619 of the total sales proceeds into an IRC Section 1031 exchange escrow account with a qualified intermediary. The Operating Partnership then used the funds as consideration for three property acquisitions during the year ended December 31, 2015. The properties sold during 2015 were not included in discontinued operations as they did not meet the definition of discontinued operations. During the year ended December 31, 2014, the Operating Partnership did not sell any properties.
Assets Held for Sale
The Operating Partnership separately classifies properties held for sale in its Consolidated Financial Statements. As of December 31, 2016, the Operating Partnership had no assets classified as held for sale and as of December 31, 2015, the Operating Partnership had six assets classified as held for sale with total net asset value of $129,121, which consisted of assets assumed in the Merger that were designated as held for sale at the time of Merger closing and have been included within discontinued operations, in accordance with ASC 360, as these assets acquired in the Merger did not align with the Operating Partnership’s investment strategy and therefore were sold in 2016, as noted above. Real estate investments to be disposed of are reported at the lower of carrying amount or estimated fair value, less costs to sell. Once an asset is classified as held for sale, depreciation and amortization expense is no longer recorded. In the normal course of business the Operating Partnership identifies non-strategic assets for sale. Changes in the market may compel the Operating Partnership to decide to classify a property held for sale or classify a property that was designated as held for sale back to held for investment. During the years ended December 31, 2016 and 2015, the Operating Partnership did not reclassify any properties previously identified as held for sale to held for investment.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The following table summarizes the assets held for sale and liabilities related to the assets held for sale as of December 31, 2015:

December 31, 2015
Assets held for sale
Real estate investments	$348,582
Acquired lease assets	61,804
Other assets	10,099
Total assets	420,485
Liabilities related to assets held for sale
Mortgage notes payable, net	260,704
Below-market lease liabilities	16,518
Other liabilities	14,142
Total liabilities	291,364
Net assets held for sale	$129,121
Discontinued Operations
The Operating Partnership's discontinued operations for the years ended December 31, 2016, 2015, and 2014 were related to its Gramercy Finance segment and the assets that were assumed in the Merger and simultaneously designated as held for sale. The following operating results for the years ended December 31, 2016, 2015, and 2014 are included in discontinued operations for all periods presented:

	Year Ended December 31,
	2016	2015	2014
Revenues	$6,547	$2,052	$368
Operating expenses	(2,304)	(290)	(267)
General and administrative expense	(176)	(384)	(625)
Interest expense	(807)	(503)	—
Depreciation and amortization	(112)	—	—
Gain on extinguishment of debt	1,930	—	—
Net income (loss) from operations	5,078	875	(524)
Net gain on disposals	321	—	—
Net income (loss) from discontinued operations	$5,399	$875	$(524)

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Discontinued operations have not been segregated in the Consolidated Statements of Cash Flows. The table below presents additional relevant information pertaining to results of discontinued operations for the years ended December 31, 2016, 2015, and 2014, including depreciation, amortization, capital expenditures, and significant operating and investing noncash items:

	Year Ended December 31,
	2016	2015	2014
Amortization expense	$(112)	$—	$—
Significant operating noncash items	(9,137)	(273)	—
Significant investing noncash items	—	131,358	—
Increase in cash and cash equivalents related to foreign currency translation	—	121	—
Total	$(9,249)	$131,206	$—
4. Real Estate Investments
Property Acquisitions
During the year ended December 31, 2016, the Operating Partnership acquired 76 properties comprising 23,806,949 square feet for an aggregate purchase price of approximately $1,580,002 and a build-to-suit property for purchase price of approximately $3,798 with projected 240,800 square feet upon completion. The acquisitions in 2016 included seven properties distributed to the Operating Partnership from the Duke JV which comprised 4,189,630 square feet and had fair value at 100.0% of $276,100. The Operating Partnership previously owned an 80.0% interest in these properties through its interest in the joint venture. During the year ended December 31, 2015, the Operating Partnership acquired 143 properties comprising 33,599,735 square feet for an aggregate purchase price of approximately $3,718,616 and a build-to-suit property for purchase price of approximately $7,947 with projected 200,411 square feet upon completion. The acquisitions in 2015 included 95 properties acquired as part of the Merger which comprised 24,560,739 square feet.
The Operating Partnership recorded revenues and net income for the year ended December 31, 2016 of $43,050 and $13,915, respectively, related to its 76 real estate acquisitions during the year. The Operating Partnership recorded revenues and net income for the year ended December 31, 2015 of $57,945 and $18,738, respectively, related to its 143 real estate acquisitions during the year, including the properties added in connection with the Merger. The Operating Partnership recorded revenues and net income for the year ended December 31, 2014 of $46,434 and $8,872, respectively, related to the 100 acquisitions during the year.
Property Purchase Price Allocations
The Operating Partnership is currently analyzing the fair value of the lease and real estate assets of 21 of its property investments acquired in 2016 and accordingly, the purchase price allocations are preliminary and subject to change. The initial recording of the investments is summarized as follows:

		Preliminary Allocations recorded
Period of Acquisition	Number of Acquisitions	Real Estate Assets	Intangible Assets	Intangible Liabilities
Year ended December 31, 2016	21	$513,424	$61,178	$11,093

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

During the years ended December 31, 2016 and 2015, the Operating Partnership finalized the purchase price allocations for 67 and 136 properties acquired in prior periods, respectively, for which the Operating Partnership had recorded preliminary purchase price allocations at the time of acquisition, excluding the properties assumed in the Merger with Chambers, which are separately disclosed below. The aggregate changes from the preliminary purchase price allocations to the finalized purchase price allocations, in accordance with ASU 2015-16, are shown in the table below:

	Preliminary Allocations recorded				Finalized Allocations recorded
Period Purchase Price Allocation Finalized	Number of Acquisitions	Real Estate Assets	Intangible Assets	Intangible Liabilities	Real Estate Assets	Intangible Assets	Intangible Liabilities	Increase (Decrease) to Rental Revenue	Decrease to Depreciation and Amortization Expense
Year ended December 31, 2016	67	$1,220,055	$128,498	$22,105	$1,219,354	$127,222	$20,128	$(18)	$(13)
Year Ended December 31, 2015(1)	136	$1,373,360	$320,066	$81,961	$1,535,763	$302,083	$226,381	$2,307	$(205)
(1) Allocations for the year ended December 31, 2015 include the 67 properties acquired as part of the Bank of America Portfolio, a portfolio of properties acquired in 2014 from an existing joint venture which is primarily leased to Bank of America, N.A.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Pro Forma
The following table summarizes, on an unaudited pro forma basis, the Operating Partnership’s combined results of operations for the years ended December 31, 2016, 2015, and 2014 as though the acquisitions closed during the years ended December 31, 2016, 2015, and 2014 were completed on January 1, 2014. The supplemental pro forma operating data is not necessarily indicative of what the actual results of operations would have been assuming the transactions had been completed as set forth above, nor do they purport to represent the Operating Partnership’s results of operations for future periods.

	Year Ended December 31,
	2016	2015(3)	2014(4)
Pro forma revenues(1)	$542,230	$517,363	$508,603
Pro forma net income available to common unitholders(2)	$33,903	$61,840	$67,913
Pro forma income per common unit-basic	$0.24	$1.00	$2.41
Pro forma income per common unit-diluted	$0.24	$0.99	$2.37
Pro forma common units-basic	140,889,086	61,799,566	28,135,549
Pro forma common units-diluted	142,165,855	62,436,511	28,641,836

(1)
The pro forma results for all periods presented include adjustments to reflect the Operating Partnership's continuing 5.1% interest in the Goodman Europe JV, its 100.0% interest in the seven properties it received through distribution from the Duke JV on June 30, 2016, and its 25.0% interest in Strategic Office Partners.

(2)	Net income for each period has been adjusted for acquisition costs related to the property acquisitions during the period.

(3)
The Operating Partnership adjusted its pro forma net income for the year ended December 31, 2015 for the $54,945 of Merger costs recorded in 2015 because they were directly related to the Operating Partnership’s Merger with Chambers Street, in which it acquired 95 properties.

(4)
The Operating Partnership adjusted its pro forma net income for the year ended December 31, 2014 for the $72,345 gain on remeasurement of a previously held joint venture that was recorded in the second quarter of 2014 because it was directly related to the Operating Partnership’s acquisition of the remaining 50.0% equity interest in the Bank of America Portfolio joint venture.

Merger with Chambers
As described in Note 1, on December 17, 2015, the Company completed a merger with and into a subsidiary of Chambers. In accordance with ASC 805, Business Combinations, the Merger was accounted for as a reverse acquisition, with Chambers as the legal acquirer and Legacy Gramercy as the accounting acquirer for financial reporting purposes. At Merger closing, each share of Legacy Gramercy common stock, par value $0.001 per share, that was issued and outstanding immediately prior to the effective time of the Merger, was canceled and converted into the right to receive 3.1898 common shares, par value $0.01 per share, of the Company. Because the Merger was accounted for as a reverse acquisition, consideration for the Merger was computed as if Legacy Gramercy had issued its equity interests to Chambers shareholders. Consideration for the Merger was $1,829,241, based on Legacy Gramercy's closing stock price of $24.63 on December 17, 2015, the number of Chambers common shares outstanding at the close of the Merger, and the exchange ratio of 3.1898 set forth in the Agreement and Plan of Merger, or the Merger Agreement. Both the Operating Partnership and Legacy Gramercy’s operating partnership continued to exist following the Merger, however the Operating Partnership is the continuing entity that owns the Company’s assets and through which the Company’s operations are conducted.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

During 2016, the Company finalized the purchase price allocation for the Merger. The following table summarizes the finalized purchase price allocation:

Assets
Investments:
Land	$262,090
Buildings and improvements	1,628,395
Net investments	1,890,485
Cash and cash equivalents	24,687
Restricted cash	8,990
Unconsolidated equity investments	563,888
Tenant and other receivables, net	11,166
Acquired lease assets	410,819
Deferred costs and other assets	5,002
Assets held for sale	412,102
Total assets	3,327,139
Liabilities
Mortgage notes payable	220,429
Revolving credit facilities and term loans	860,000
Below-market lease liabilities	38,613
Accounts payable, accrued expenses, and other liabilities	86,601
Liabilities related to assets held for sale	292,255
Total liabilities	1,497,898
Fair value of net assets acquired	$1,829,241
The final allocation of the purchase price was based on the Company's assessment of the fair value of the acquired assets and liabilities. The final allocation recorded resulted in an increase to the allocation to assets acquired by $1,936 and an increase to the allocation to liabilities assumed by $1,936. The final purchase price allocation adjustment also resulted in a decrease in rental revenue of $106 and an increase in depreciation expense of $75 to record adjustments to depreciation and amortization expense, which are reflected in the Consolidated Statements of Operations for the year ended December 31, 2016.
5. Unconsolidated Equity Investments
The Operating Partnership has investments in a variety of ventures. The Operating Partnership will co-invest in entities that own multiple properties with various investors or with one partner. The Operating Partnership may manage the ventures and collect asset and property management fees as well as incentive fees, otherwise known as profit participation or promoted interest, from its investment partners, or one of the other partners will manage the ventures for asset and property management fees as well as incentive fees. Depending on the structure of the venture, the Operating Partnership’s voting interest may be different than its economic interest.
The Operating Partnership accounts for substantially all of its unconsolidated equity investments under the equity method of accounting since it exercises significant influence, but does not unilaterally control the entities, and is not considered to be the primary beneficiary. In unconsolidated equity investments, the rights of the other investors are protective and participating. Unless the Operating Partnership is determined to be the primary beneficiary, these rights

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

preclude it from consolidating the investments. The investments are recorded initially at cost as unconsolidated equity investments, as applicable, and subsequently are adjusted for equity interest in net income (loss) and cash contributions and distributions. The amount of the investments on the Consolidated Balance Sheets is evaluated for impairment at each reporting period. None of the unconsolidated equity investment debt is recourse to the Operating Partnership. Transactions with unconsolidated equity method entities are eliminated to the extent of the Operating Partnership’s ownership in each such entity. Accordingly, the Operating Partnership’s share of net income (loss) of these equity method entities is included in consolidated net income (loss).
As a result of the Merger in 2015, the Operating Partnership acquired an interest in four unconsolidated entities, the Goodman Europe JV, the Goodman UK JV, the Duke JV, and CBRE Strategic Partners Asia, a real estate investment fund. The Operating Partnership’s equity investment in the entities was fair valued on the Merger closing date, and the difference between the historical carrying value of the net assets and the fair value has been recorded as a basis difference. The basis difference will be amortized to equity in net income (loss) from unconsolidated equity investments over the remaining weighted average useful life of the underlying assets of each entity.
As of December 31, 2016 and 2015, and for the years ended December 31, 2016, 2015, and 2014, the Operating Partnership owned properties through unconsolidated equity investments and had investment interests in these unconsolidated entities as follows:

	As of December 31, 2016					As of December 31, 2015
Investment	Ownership %	Voting Interest %	Partner	Investment in Unconsolidated Equity Investment(1)	Number of Properties	Investment in Unconsolidated Equity Investment(1)	Number of Properties
Gramercy European Property Fund (2)(3)	14.2%	14.2%	Various	$50,367	26	$23,381	12
Philips JV	25.0%	25.0%	Various	—	1	—	1
Duke JV (4)	80.0%	50.0%	Duke Realty	—	—	352,932	13
Goodman Europe JV(3)	5.1%	5.1%	Gramercy European Property Fund	3,491	8	158,863	9
Goodman UK JV	80.0%	50.0%	Goodman Group	25,309	2	36,698	3
CBRE Strategic Partners Asia	5.07%	5.07%	Various	4,145	2	5,508	2
Morristown JV	50.0%	50.0%	21 South Street	2,623	1	2,618	1
Strategic Office Partners	25.0%	25.0%	TPG Real Estate	15,872	6	—	—
Total				$101,807	46	$580,000	41

(1)
The amounts presented include basis differences of $0, $2,286 and $3,941, net of accumulated amortization, for the Duke JV, Goodman Europe JV and Goodman UK JV, respectively, as of December 31, 2016. The amounts presented include basis differences of $136,198, $37,371, and $6,578, net of accumulated amortization, for the Duke JV, Goodman Europe JV, and Goodman UK JV, respectively, as of December 31, 2015.

(2)	Includes European Fund Carry Co., which has a carrying value of $8 and $0 for the Operating Partnership's 25.0% interest as of December 31, 2016 and December 31, 2015, respectively.

(3)
As of December 31, 2016, the Operating Partnership has a 5.1% direct interest in the Goodman Europe JV as well as an indirect interest in the remaining 94.9% interest of Goodman Europe JV through its 14.2% interest in the Gramercy European Property Fund. In the table above, as of December 31, 2016, the Operating Partnership’s 94.9% interest in Goodman Europe JV held through its 14.2% interest in the Gramercy European Property Fund is included in the amount shown for the Gramercy European Property Fund and the Operating Partnership’s 5.1%

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

direct interest in the Goodman Europe JV is presented separately as the amount shown for the Goodman Europe JV.

(4)
The Duke JV was dissolved following the sale of its final property in July 2016. The Operating Partnership’s ownership and voting interest in the Duke JV presented represent values prior to its dissolution.

The following is a summary of the Operating Partnership’s unconsolidated equity investments for the years ended December 31, 2016 and 2015:

	2016	2015
Balance at beginning of period	$580,000	$—
Contributions to unconsolidated equity investments(1)	76,856	25,663
Unconsolidated equity investments acquired	—	561,504
Equity in net income (loss) of unconsolidated equity investments, including adjustments for basis differences	2,409	(1,107)
Other comprehensive loss of unconsolidated equity investments	(7,264)	(356)
Distributions from unconsolidated equity investments (2)	(411,837)	(5,704)
Purchase price allocations	5,000	—
Gains on sale and dissolution of unconsolidated equity investment interests	12,570	—
Sale of unconsolidated equity investments	(151,546)	—
Receivable from dissolution of joint venture	(644)	—
Reclassification of accumulated foreign currency translation adjustments due to disposal	(3,737)	—
Balance at end of period	$101,807	$580,000

(1)	Includes the fair value of the six properties of $46,608 contributed by the Operating Partnership to Strategic Office Partners.

(2)	Includes the fair value of the seven properties of $276,100 distributed by the Duke JV to the Operating Partnership.
Gramercy European Property Fund
In December 2014, the Operating Partnership, along with several equity investment partners, formed the Gramercy European Property Fund, a private real estate investment fund, which targets single-tenant industrial, office and specialty retail assets throughout Europe. Since inception, the equity investors, including the Operating Partnership, have collectively funded $395,213 (€352,500) in equity capital to the Gramercy European Property Fund. As of December 31, 2016 and 2015, the Operating Partnership's cumulative contributions to the Gramercy European Property Fund were $55,892 (€50,000) and $25,663 (€23,160), respectively. In December 2016, the Operating Partnership agreed to contribute an additional $13,146 (€12,500) to the Gramercy European Property Fund, none of which was funded by December 31, 2016. As of December 31, 2016, the remaining commitments of all equity investors to the Gramercy European Property Fund, including the Operating Partnership, were $52,585 (€50,000).
On May 31, 2016, the Gramercy European Property Fund acquired a 20.0% interest in the Goodman Europe JV, a joint venture that invests in industrial properties in France and Germany and in which the Operating Partnership acquired an 80.0% interest in connection with the Merger, from the Operating Partnership's venture partner, the Goodman Group, for a total purchase price of $47,633 (€42,766). On June 30, 2016, the Gramercy European Property Fund acquired 74.9% of the Operating Partnership’s 80.0% interest in the Goodman Europe JV for a total purchase price of $148,884 (€134,336). As of December 31, 2016, the Operating Partnership has a 14.2% interest in the Gramercy European Property Fund, which has a 94.9% ownership interest in the Goodman Europe JV. As of December 31, 2016,

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

the Operating Partnership has a 5.1% direct interest in the Goodman Europe JV, as well as an indirect interest in the remaining 94.9% interest that is held through the Operating Partnership’s 14.2% interest in the Gramercy European Property Fund.
As a result of the Gramercy European Property Fund’s acquisition of the Goodman Group’s 20.0% interest in the Goodman Europe JV, the Goodman Europe JV shareholder agreement, which previously had the same terms as that of the Goodman UK JV, was amended. In the amended Goodman Europe JV shareholder agreement, control is allocated to the joint venture partners based upon ownership interest. Due to its continuing equity interest, the Operating Partnership maintains significant influence in the Goodman Europe JV, and as a result of both of these factors, the Operating Partnership continues to account for its outstanding interest in the joint venture using the equity method. Pursuant to the amended Goodman Europe JV shareholder agreement, the Goodman Europe JV pays accounting and property management fees to certain Goodman Group subsidiaries and pays investment advisory and other management-related fees to the Gramercy European Property Fund in connection with the services these entities provide to the Goodman Europe JV. For the years ended December 31, 2016 and 2015, the Operating Partnership received distributions of $10,030 and $0, respectively, from the Goodman Europe JV.
During years ended December 31, 2016 and 2015, the Gramercy European Property Fund acquired 13 and 12 properties, respectively, located in Germany, the Netherlands, Poland, and the United Kingdom, and also acquired the Operating Partnership's 5.1% interest in one property located in Lille, France held by the Goodman Europe JV. Refer to Note 8 for additional information on the equity transactions related to the Gramercy European Property Fund and Goodman Europe JV. As of December 31, 2016, there were 26 properties in the Gramercy European Property Fund and eight additional properties held in the Goodman Europe JV.
Goodman UK JV
The Goodman UK JV invests in industrial properties in the United Kingdom. Pursuant to the Goodman UK JV shareholder agreement, if a deadlock arises pertaining to a major decision regarding a specific property, either shareholder may exercise a buy-sell option in relation to the relevant property for the Goodman UK JV. Additionally, after the initial investment period, either shareholder wishing to exit the Goodman UK JV may exercise a buy-sell option with respect to its entire interest. The Goodman UK JV pays certain fees to certain Goodman Group subsidiaries in connection with the services they provide to the Goodman UK JV, including but not limited to investment advisory, development management and property management services. The Goodman Group is also entitled to a promoted interest in the Goodman UK JV. For the years ended December 31, 2016 and 2015, the Operating Partnership received distributions of $13,344 and $0, respectively, from the Goodman UK JV.
Strategic Office Partners
In August 2016, the Operating Partnership partnered with TPG Real Estate, or TPG, to form Strategic Office Partners, an unconsolidated equity investment created for the purpose of acquiring, owning, operating, leasing and selling single-tenant office properties located in high-growth metropolitan areas in the United States. In September, 2016, the Operating Partnership contributed six properties to Strategic Office Partners valued at $187,500 and in exchange, the Operating Partnership received cash proceeds of $140,625, equivalent to TPG’s 75.0% interest in the venture, plus a 25.0% interest in Strategic Office Partners valued at $46,608. Concurrently with the initial funding of Strategic Office Partners, the Operating Partnership received a distribution of $30,581 representing its pro rata share of loan proceeds, resulting in an initial equity investment of $16,027. As a result of the transactions, the Operating Partnership recorded a gain of

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

$2,336, which is recorded in net gain from disposals on its Consolidated Statements of Operations. The properties comprise an aggregate 980,825 square feet.
TPG and the Operating Partnership have committed an aggregate $400,000 to Strategic Office Partners, including $100,000 from the Operating Partnership. The Operating Partnership's remaining commitment is $83,973 as of December 31, 2016. The Operating Partnership provides asset and property management, accounting, construction, and leasing services to Strategic Office Partners, for which it earns management fees and is entitled to a promoted interest. During the year ended December 31, 2016, the Operating Partnership contributed $46,608 to Strategic Office Partners, representing the fair value of properties contributed, and received cash distributions of $30,581 from Strategic Office Partners.
Duke JV
The Duke JV invested in industrial and office properties located throughout the United States. The Operating Partnership’s investment partner, Duke Realty Corporation, or Duke, acted as the managing member of the Duke JV, was entitled to receive fees in connection with the services it provides to the Duke JV, including asset management, construction, development, leasing and property management services, and was entitled to a promoted interest in the Duke JV. The Operating Partnership had joint approval rights with Duke over all major policy decisions.
In June 2016, the Operating Partnership and Duke entered into a Dissolution and Liquidation Agreement, or the Dissolution Agreement. On June 30, 2016, pursuant to the Dissolution Agreement, the Duke JV distributed seven of its properties to the Operating Partnership and one of its properties and $2,760 to Duke. As a result of the distributions, the Operating Partnership recorded a gain of $7,229 in the second quarter of 2016. In July 2016, the Duke JV sold its remaining property to a third party which completed the dissolution of the joint venture, and as a result of this sale, the Operating Partnership received a final distribution of $41,060 from the Duke JV. During the years ended December 31, 2016 and 2015, the Operating Partnership received cash distributions of $53,807 and $5,360, respectively, from the Duke JV, not including the final distribution related to dissolution in 2016.
CBRE Strategic Partners Asia
CBRE Strategic Partners Asia is a real estate investment fund with investments in China. CBRE Strategic Partners Asia has an eight-year term, which began on January 31, 2008 and may be extended for up to two one-year periods with the approval of two-thirds of the limited partners. CBRE Strategic Partners Asia's commitment period has ended; however, it may call capital to fund operations, obligations and liabilities. For the year ended December 31, 2016, the Operating Partnership has not contributed any capital nor received any distributions. In March 2016, the limited partners approved a one-year extension. In February 2017, the fund commenced liquidation and it will wind up over the succeeding 24 months. CBRE Strategic Partners Asia is managed by CBRE Investors SP Asia II, LLC, or the Investment Manager, an affiliate of CBRE Global Investors. CBRE Strategic Partners Asia is not obligated to redeem the interests of any of its investors, including of the Operating Partnership, prior to 2017. Except in certain limited circumstances such as transfers to affiliates or successor trustees or state agencies, the Operating Partnership will not be permitted to sell its interest in CBRE Strategic Partners Asia without the prior written consent of the general partner, which the general partner may withhold in its sole discretion. The Operating Partnership’s 5.07% investment in CBRE Strategic Partners Asia is presented in the Consolidated Financial Statements at fair value. See Note 9 for further discussion of the application of the fair value accounting.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Philips JV
The Philips JV is a fee interest in 200 Franklin Square Drive, a 199,900 square foot building located in Somerset, New Jersey which is 100.0% net leased to Philips Holdings, USA Inc., a wholly-owned subsidiary of Royal Philips Electronics through December 2021. The property is financed by a $39,730 fixed rate mortgage note with maturity in September 2035. The loan had an anticipated repayment date in September 2015 and, as such, distributions from the property began paying down the loan in September 2015. During the years ended December 31, 2016, 2015, and 2014 the Operating Partnership received distributions of $0, $344 and $413 from the Philips JV, respectively.
Morristown JV
On October 8, 2015, the Operating Partnership contributed 50.0% of its interest in an office property located in Morristown, New Jersey to a joint venture the Operating Partnership formed with 21 South Street, a subsidiary of Hampshire Partners Fund VIII LP. The Operating Partnership sold the remaining 50.0% equity interest of the property to 21 South Street for gross proceeds of $2,600. In connection with the sale, the Operating Partnership, entered into a joint venture agreement for the property with 21 South Street, or the Morristown JV. In October 2015, the Morristown JV entered into a leasing and construction management agreement with Prism Construction Management, LLC to manage the construction of specific improvements at the property.
Bank of America Portfolio
The Operating Partnership owned a 50.0% interest in the Bank of America Portfolio joint venture until June 9, 2014, when it acquired the remaining 50.0% equity interest from its joint venture partner, Garrison Investment Group. In connection with the acquisition of the remaining 50.0% interest in the joint venture, the Operating Partnership recorded a $72,345 gain on remeasurement of its interest in the joint venture and also paid off the portfolio’s $200,000 floating rate, interest-only mortgage note.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The Consolidated Balance Sheets for the Operating Partnership’s unconsolidated equity investments at December 31, 2016 are as follows:

	Gramercy European Property Fund(1)
	Goodman Europe JV	Gramercy European Property Fund(2)	Total	Strategic Office Partners	Goodman UK JV	CBRE Strategic Partners Asia	Other(3)
Assets:
Real estate assets, net(4)	$285,087	$347,069	$632,156	$149,484	$25,128	$87,852	$49,580
Other assets	86,273	63,523	149,796	42,323	6,650	12,247	3,020
Total assets	$371,360	$410,592	$781,952	$191,807	$31,778	$100,099	$52,600
Liabilities and members' equity:
Mortgages payable	$174,269	$215,980	$390,249	$121,894	$—	$—	$39,730
Other liabilities	7,778	19,940	27,718	4,347	934	14,383	3,259
Total liabilities	182,047	235,920	417,967	126,241	934	14,383	42,989
Gramercy Property Trust equity	12,734	41,116	53,850	15,872	25,309	4,145	2,631
Other members' equity	176,579	133,556	310,135	49,694	5,535	81,571	6,980
Liabilities and members' equity	$371,360	$410,592	$781,952	$191,807	$31,778	$100,099	$52,600

(1)
As of December 31, 2016, the Operating Partnership has a 5.1% direct interest in the Goodman Europe JV as well as an indirect interest in the remaining 94.9% interest that is held through the Operating Partnership’s 14.2% interest in the Gramercy European Property Fund. In the table above, the Operating Partnership’s equity interest in the Goodman Europe JV includes both its direct 5.1% interest as well as its indirect interest that is held through its 14.2% interest in the Gramercy European Property Fund, and the Operating Partnership’s equity interest in the Gramercy European Property Fund represents its interest in all of the properties owned by the Gramercy European Property Fund except for the properties in the Goodman Europe JV.

(2)	Excludes the Gramercy European Property Fund’s 94.9% interest in the Goodman Europe JV.

(3)	Includes the Philips JV, the Morristown JV, and European Fund Carry Co.

(4)	Includes basis adjustments that were recorded by the Operating Partnership to adjust the unconsolidated equity investments to fair value upon closing of the Merger.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The Consolidated Balance Sheets for the Operating Partnership’s unconsolidated equity investments at December 31, 2015 are as follows:

	Goodman Europe JV	Gramercy European Property Fund	Goodman UK JV	Duke JV	CBRE Strategic Partners Asia	Other(1)
Assets:
Real estate assets, net(2)	$276,925	$236,312	$42,584	$443,313	$109,554	$50,698
Other assets	42,139	39,983	3,427	32,739	9,337	15,954
Total assets	$319,064	$276,295	$46,011	$476,052	$118,891	$66,652
Liabilities and members' equity:
Mortgages payable	$121,350	$143,616	$—	$56,105	$—	$40,424
Other liabilities	8,622	14,581	1,783	6,035	13,948	16,540
Total liabilities	129,972	158,197	1,783	62,140	13,948	56,964
Gramercy Property Trust equity	158,863	23,385	36,698	352,932	5,508	2,614
Other members' equity	30,229	94,713	7,530	60,980	99,435	7,074
Liabilities and members' equity	$319,064	$276,295	$46,011	$476,052	$118,891	$66,652

(1)	Includes the Philips JV, the Morristown JV, and European Fund Carry Co.

(2)	Includes basis adjustments that were recorded by the Operating Partnership to adjust the unconsolidated equity investments to fair value upon closing of the Merger.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Certain real estate assets in the Operating Partnership’s unconsolidated equity investments are subject to mortgage loans. The following is a summary of the secured financing arrangements within the Operating Partnership’s unconsolidated equity investments as of December 31, 2016:

						Outstanding Balance(2)
Property	Unconsolidated Equity Investment	Economic Ownership		Interest Rate (1)	Maturity Date	December 31, 2016	December 31, 2015
Strategic Office Partners portfolio	Strategic Office Partners	25.0%		4.25%	10/7/2019	$125,000	$—
Durrholz, Germany	Gramercy European Property Fund	14.2%		1.52%	3/31/2020	12,289	12,937
Venray, Germany	Gramercy European Property Fund	14.2%		3.32%	12/2/2020	13,015	13,578
Lille, France	Gramercy European Property Fund	14.2%		3.13%	12/17/2020	27,081	27,970
Carlisle, United Kingdom	Gramercy European Property Fund	14.2%		3.32%	2/19/2021	10,443	—
Breda, Netherlands	Gramercy European Property Fund	14.2%		1.88%	12/30/2022	9,948	7,796
Fredersdorf, Germany	Gramercy European Property Fund	14.2%		2.07%	12/30/2022	11,247	11,783
Frechen, Germany	Gramercy European Property Fund	14.2%		1.48%	12/30/2022	6,043	—
Friedrichspark, Germany	Gramercy European Property Fund	14.2%		2.07%	12/30/2022	8,694	9,109
Juechen, Germany	Gramercy European Property Fund	14.2%		1.88%	12/30/2022	18,852	19,750
Kerkrade, Netherlands	Gramercy European Property Fund	14.2%		2.07%	12/30/2022	9,622	10,081
Oud Beijerland, Netherlands	Gramercy European Property Fund	14.2%		2.08%	12/30/2022	8,077	8,463
Piaseczno, Poland	Gramercy European Property Fund	14.2%		1.97%	12/30/2022	8,141	8,522
Rotterdam, Netherlands	Gramercy European Property Fund	14.2%		1.88%	12/30/2022	7,633	—
Strykow, Poland	Gramercy European Property Fund	14.2%		1.97%	12/30/2022	19,167	20,063
Uden, Netherlands	Gramercy European Property Fund	14.2%		1.97%	12/30/2022	8,913	9,331
Zaandam, Netherlands	Gramercy European Property Fund	14.2%		2.07%	12/30/2022	11,647	12,203
Meerane, Germany	Gramercy European Property Fund	14.2%		1.34%	12/30/2022	10,138	—
Amsterdam, Netherlands	Gramercy European Property Fund	14.2%		1.58%	12/30/2022	3,093	—
Tiel, Netherlands	Gramercy European Property Fund	14.2%		1.58%	12/30/2022	9,174	—
Netherlands portfolio (3)	Gramercy European Property Fund	14.2%		3.02%	6/28/2023	13,409	—
Kutno, Poland	Gramercy European Property Fund	14.2%		1.91%	7/21/2023	5,890	—
European Facility 1 (4), (5)	Goodman Europe JV	18.6%	(6)	0.92%	11/16/2023	31,551	93,380
European Facility 2 (4)	Goodman Europe JV	18.6%	(6)	1.75%	11/16/2023	106,917	—
Worksop, United Kingdom	Gramercy European Property Fund	14.2%		3.94%	10/20/2026	10,551	—
Somerset, NJ	Philips JV	25.0%		6.90%	9/11/2035	39,730	40,424
Lake Forest, IL	Duke JV	80.0%		N/A	N/A	—	8,823
Tampa, FL	Duke JV	80.0%		N/A	N/A	—	4,231

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Fort Lauderdale, FL (7)	Duke JV	80.0%	N/A	N/A	—	43,051
Total mortgage notes payable					$546,265	$361,495
Plus net deferred financing costs and net debt premium					5,608	—
Total mortgage notes payable, net					$551,873	$361,495

(1)
Represents the current effective rate as of December 31, 2016, including the swapped interest rate for loans that have interest rate swaps. The current interest rate is not adjusted to include the amortization of financing costs.

(2)	Mortgage loans amounts are presented at 100.0% of the amount in the unconsolidated equity investment.

(3)	Represents five properties under this mortgage loan.

(4)	There are eight properties under each of these loan facilities.

(5)
The balance shown as of December 31, 2015 represents the aggregate of the mortgage loans encumbered by four properties held in the Goodman Europe JV as of December 31, 2015. The Goodman Europe JV debt was restructured in the fourth quarter of 2016.

(6)
Represents the Operating Partnership’s economic ownership in the Goodman Europe JV, which includes both its 5.1% direct interest in the Goodman Europe JV as well as an indirect interest in the remaining 94.9% interest that is held through the Operating Partnership’s 14.2% interest in the Gramercy European Property Fund.

(7)	Represents four properties under this mortgage loan.
The statements of operations for the unconsolidated equity investments for the year ended December 31, 2016 or partial period for acquisitions or dispositions which closed during period, are as follows:

	Goodman Europe JV	Gramercy European Property Fund	Total	Strategic Office Partners	Goodman UK JV	Duke JV	CBRE Strategic Partners Asia	Other(2)
Revenues	$24,221	$25,834	$50,055	$6,614	$5,911	$19,812	$(19,053)	$4,336
Operating expenses	2,825	5,034	7,859	1,844	1,000	5,309	1,535	466
Acquisition expenses	4,960	5,826	10,786	635	—	—	—	27
Interest expense	3,128	4,250	7,378	1,757	—	602	—	2,831
Depreciation and amortization	10,967	10,991	21,958	3,440	1,681	7,154	—	1,331
Total expenses	21,880	26,101	47,981	7,676	2,681	13,065	1,535	4,655
Net income (loss) from operations	2,341	(267)	2,074	(1,062)	3,230	6,747	(20,588)	(319)
Gain (loss) on derivatives	—	(3,551)	(3,551)	510	—	—	—	—
Gain (loss) on extinguishment of debt	717	—	717	—	—	(7,962)	—	—
Net gain on disposals	—	—	—	—	9,421	66,705	—	—
Provision for taxes	(54)	(1,207)	(1,261)	—	(81)	—	—	—
Net income (loss)	$3,004	$(5,025)	$(2,021)	$(552)	$12,570	$65,490	$(20,588)	$(319)
Company's share in net income (loss)	$606	$(1,025)	$(419)	$(77)	$10,057	$50,424	$(1,053)	$1
Adjustments for REIT basis	686	—	686	—	(2,820)	(54,390)	—	—
Company's equity in net income (loss) within continuing operations	$1,292	$(1,025)	$267	$(77)	$7,237	$(3,966)	$(1,053)	$1

(1)
On May 31, 2016, the Gramercy European Property Fund acquired a 20.0% interest in the Goodman Europe JV and on June 30, 2016, the Gramercy European Property Fund acquired 74.9% of the Operating Partnership’s 80.0% interest in the Goodman Europe JV. As of September 30, 2016, the Operating Partnership has a 5.1% direct interest in the Goodman Europe JV as well as an indirect interest in the remaining 94.9% interest that is held through the Operating Partnership’s 14.2% interest in the Gramercy European Property Fund. For the year ended December 31, 2016, the Operating Partnership’s equity in net income (loss) from the entities is based on these ownership interest percentages during the period.

(2)	Includes the Philips JV, the Morristown JV, and European Fund Carry Co.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The statements of operations for the unconsolidated equity investments for the years ended December 31, 2015 and 2014 or partial period for acquisitions or dispositions which closed during these periods, are as follows:

	Year Ended December 31, 2015 (1)				Year Ended December 31, 2014
	European Unconsolidated Equity Investments (2)	Duke JV	Other(3)	Total	All Unconsolidated Equity Investments(4)
Revenues	$6,172	$1,853	$4,108	$12,133	$32,648
Operating expenses	2,650	565	90	3,305	14,204
Acquisition expenses	7,865	—	—	7,865	—
Interest expense	808	113	2,322	3,243	6,130
Depreciation and amortization	2,590	700	1,341	4,631	8,671
Total expenses	13,913	1,378	3,753	19,044	29,005
Net income (loss) from operations	(7,741)	475	355	(6,911)	3,643
Loss on derivatives	(1,090)	—	—	(1,090)	—
Net gain on disposals	—	—	—	—	(215)
Provision for taxes	(37)	—	(12)	(49)	(41)
Net income (loss)	$(8,868)	$475	$343	$(8,050)	$3,387
Company's share in net income (loss)	$(1,583)	$380	$406	$(797)	$1,959
Adjustments for REIT basis	(72)	(183)	(55)	(310)	—
Company's equity in net income (loss) within continuing operations	$(1,655)	$197	$351	$(1,107)	$1,959

(1)
The results of operations of the investments acquired as part of the Merger with Chambers, including the Duke JV, Goodman Europe JV, Goodman UK JV, and CBRE Strategic Partners Asia, are included for the post-merger period from December 18, 2015 through December 31, 2015.

(2)	Includes the Gramercy European Property Fund and Goodman Europe JV.

(3)	Includes the Philips JV, Morristown JV, Goodman UK JV, and CBRE Strategic Partners Asia.

(4)
The results of operations for the year ended December 31, 2014 include the year of results from Philips JV and Bank of America joint venture’s results for the period January 1, 2014 through June 9, 2014. Subsequent to the Operating Partnership’s acquisition of the remaining 50.0% equity interest in the Bank of America Portfolio, the results of operations for the Bank of America Portfolio are consolidated into the Operating Partnership’s Consolidated Statements of Operations.

6. Debt Obligations
Secured Debt
Mortgage Loans
Certain real estate assets are subject to mortgage loans. During 2016, the Operating Partnership assumed $244,188 of non-recourse mortgages in connection with 27 real estate acquisitions. During 2015, the Operating Partnership assumed $618,169 of non-recourse mortgages in connection with 42 real estate acquisitions, including $464,292 of non-recourse mortgages relating to 29 properties acquired in connection with the Merger, and during 2014, the Operating Partnership assumed $45,607 of non-recourse mortgages in connection with four real estate acquisitions.
For the year ended December 31, 2016, the Operating Partnership paid off the debt on 22 properties encumbered by mortgage loans and transferred one mortgage to the buyer of the encumbered property. Additionally, for the year ended December 31, 2016, the Operating Partnership defeased a mortgage loan with an outstanding principal balance

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

of $124,605 that encumbered 11 properties, through the purchase of treasury securities valued at $144,063, which were immediately sold following the transaction. For the year ended December 31, 2016, the Operating Partnership recorded a loss on early extinguishment of debt of $20,890 and a net gain on extinguishment of debt of $1,930 within discontinued operations, related to unamortized deferred financing costs and mortgage premiums and discounts that were immediately expensed upon termination as well as early termination fees and other costs incurred related to the extinguishments. No gains or losses on extinguishments of mortgage loans were recorded during the years ended December 31, 2015 and 2014. The Operating Partnership’s mortgage loans include a series of financial and other covenants that the Operating Partnership has to comply with in order to borrow under them. The Operating Partnership was in compliance with the covenants under the mortgage loan facilities as of December 31, 2016.
The following is a summary of the Operating Partnership’s secured financing arrangements as of December 31, 2016:

Property	Interest Rate(1)	Maturity Date	Outstanding Balance
			December 31, 2016	December 31, 2015
Buford, GA	4.67%	7/1/2017	$15,512	$15,947
Woodcliff Lake, NJ	3.04%	9/15/2017	35,366	36,681
Logistics Portfolio - Pool 2 (2)	4.48%	1/1/2018	36,279	—
Dallas, TX(3)	3.05%	3/1/2018	9,540	9,754
Cincinnati, KY(3)	3.29%	3/1/2018	6,628	6,777
Jacksonville, FL(3)	3.05%	3/1/2018	6,852	7,006
Phoenix, AZ(3)	3.05%	3/1/2018	4,120	4,213
Minneapolis, MN(3)	3.05%	3/1/2018	6,001	6,136
Ames, IA	5.05%	5/1/2018	16,436	16,900
Columbus, OH	3.57%	5/31/2018	19,708	20,644
Greenwood, IN	3.59%	6/15/2018	7,436	7,610
Greenfield, IN	3.63%	6/15/2018	6,010	6,150
Logistics Portfolio - Pool 3 (2)	3.96%	8/1/2018	43,300	—
Philadelphia, PA	4.99%	1/1/2019	12,328	12,696
Columbus, OH	3.94%	1/31/2019	5,908	6,094
Bridgeview, IL	3.90%	5/1/2019	6,014	—
KIK Canada Portfolio(2)	3.95%	5/5/2019	7,914	—
Spartanburg, SC	3.20%	6/1/2019	1,025	1,398
Charleston, SC	3.11%	8/1/2019	986	1,486
Lawrence, IN	5.02%	1/1/2020	20,703	21,371
Charlotte, NC	3.28%	1/1/2020	2,217	2,859
Hawthorne, CA	3.52%	8/1/2020	17,638	18,108
Charleston, SC	2.97%	10/1/2020	984	1,210
Charleston, SC	3.37%	10/1/2020	984	1,210
Charleston, SC	3.32%	10/1/2020	1,001	1,230
Charlotte, NC	3.38%	10/1/2020	853	1,049
Des Plaines, IL	5.54%	10/31/2020	2,463	2,537
Waco, TX	4.75%	12/19/2020	15,187	15,485
Deerfield, IL	3.71%	1/1/2021	10,804	11,145
Winston-Salem, NC	3.41%	6/1/2021	4,199	4,998
Winston-Salem, NC	3.42%	7/1/2021	1,388	1,647

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Property	Interest Rate(1)	Maturity Date	Outstanding Balance
			December 31, 2016	December 31, 2015
Logistics Portfolio - Pool 1 (2)	4.29%	1/1/2022	39,002	—
CCC Portfolio(2)	4.46%	10/6/2022	23,280	—
Logistics Portfolio - Pool 4 (2)	4.36%	12/5/2022	79,500	—
KIK USA Portfolio(2)	4.58%	7/6/2023	7,450	—
Yuma, AZ	5.27%	12/6/2023	12,058	12,247
Allentown, PA	5.16%	1/6/2024	23,078	23,443
Spartanburg, SC	3.72%	2/1/2024	6,360	7,040
Charleston, SC	3.80%	2/1/2025	6,658	7,277
Hackettstown, NJ	4.95%	3/6/2026	9,550	—
Hutchins, TX	7.65%	6/1/2029	22,764	23,870
Wilson, NC	N/A	N/A	—	8,603
Dividend Capital Portfolio(2)	N/A	N/A	—	126,161
Charlotte, NC	N/A	N/A	—	13,025
Coppell, TX	N/A	N/A	—	10,391
Jersey City, NJ(4)	N/A	N/A	—	112,000
Jersey City, NJ(4)	N/A	N/A	—	101,726
Blue Ash, OH(4)	N/A	N/A	—	14,896
Blue Ash, OH(4)	N/A	N/A	—	13,139
Blue Ash, OH(4)	N/A	N/A	—	12,485
Bloomington, MN	N/A	N/A	—	19,824
Bloomington, MN	N/A	N/A	—	21,825
Total mortgage notes payable			555,484	770,293
Net deferred financing costs and net debt premium(5)			3,158	20,633
Total mortgage notes payable, net			558,642	790,926
Less mortgage notes payable, net on assets held for sale			—	(260,704)
Total mortgage notes payable, net			$558,642	$530,222

(1)
Represents the rate at which interest expense is recorded for financial reporting purposes as of December 31, 2016, which reflects the effect of interest rate swaps and amortization of financing costs and fair market value premiums or discounts.

(2)
There are five properties under the Logistics Portfolio - Pool 2 loan, two properties under the Logistics Portfolio - Pool 3 loan, two properties under the KIK Canada Portfolio loan, three properties under the Logistics Portfolio - Pool 1 loan, five properties under the CCC Portfolio loan, six properties under the Logistics Portfolio - Pool 4 loan, three properties under the KIK USA Portfolio loan, and 11 properties under the Dividend Capital Portfolio loan.

(3)	These five mortgage loans are cross-collateralized.

(4)
These mortgage loans are related to properties that are classified as held for sale as of December 31, 2015, and accordingly the mortgage loans are included within liabilities related to assets held for sale on the Consolidated Balance Sheet. These properties were sold and their loans were paid off during the first quarter of 2016.

(5)
During the first quarter of 2016, the Operating Partnership adopted accounting guidance related to the presentation of deferred financing costs on the balance sheet and reclassified amounts from the asset section to instead be netted against the corresponding debt liability for all periods presented, including for mortgage notes payable, as shown here. See Note 2 for further information on the reclassification of deferred financing costs.

Secured Credit Facility
In September, 2013, the Operating Partnership entered into a Credit and Guaranty Agreement, with Deutsche Bank Securities, Inc. for a $100,000 senior secured revolving credit facility, or the Secured Credit Facility, which was increased in 2014 to have capacity of $150,000. On June 9, 2014, the Operating Partnership terminated the Secured Credit Facility

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

and concurrently replaced it with an unsecured credit facility, as discussed below. The Operating Partnership recorded a net loss on the early extinguishment of debt of $1,925 for the year ended December 31, 2014 in connection with the unamortized deferred financing costs that were immediately expensed upon termination. The maturity date of the revolving credit facility was September 30, 2015, and it was secured by first priority mortgages on designated properties, or the Borrowing Base. Outstanding borrowings under the Secured Credit Facility were limited to the lesser of (i) $150,000, or (ii) 60.0% of the value of the Borrowing Base and interest on advances was incurred at a floating rate based upon either (i) LIBOR plus the applicable LIBOR margin, or (ii) the applicable base rate which is the greater of the Prime Rate, 0.50% above the Federal Funds Rate, or 30-day LIBOR plus 1.00%.
Unsecured Debt
2015 Credit Facility and Term Loans
In December 2015, the Operating Partnership entered into an agreement, or the Credit Agreement, for a new $1,900,000 credit facility, or the 2015 Credit Facility, consisting of an $850,000 senior unsecured revolving credit facility, or the 2015 Revolving Credit Facility, and $1,050,000 term loan facility with JPMorgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated and terminated Legacy Gramercy's 2014 Credit Facility. The 2015 Revolving Credit Facility, consists of a $750,000 U.S. dollar revolving credit facility and a $100,000 multicurrency revolving credit facility. The 2015 Revolving Credit Facility matures in January 2020, but may be extended for two additional six month periods upon the payment of applicable fees and satisfaction of certain customary conditions. The term loan facility, or the 2015 Term Loan, consists of a $300,000 term loan facility that matures in January 2019 with one 12-month extension option, or the 3-Year Term Loan, and a $750,000 term loan facility that matures in January 2021, or the 5-Year Term Loan.
Outstanding borrowings under the 2015 Revolving Credit Facility incur interest at a floating rate based upon, at the Operating Partnership’s option, either (i) adjusted LIBOR plus an applicable margin ranging from 0.875% to 1.55%, depending on the Operating Partnership’s credit ratings, or (ii) the alternate base rate plus an applicable margin ranging from 0% to 0.55%, depending on the Operating Partnership’s credit ratings. The Operating Partnership is also required to pay quarterly in arrears a 0.125% to 0.30% facility fee, depending on the Operating Partnership's credit ratings, on the total commitments under the 2015 Revolving Credit Facility. Outstanding borrowings under the 2015 Term Loan incur interest at a floating rate based upon, at the Operating Partnership’s option, either (i) adjusted LIBOR plus an applicable margin ranging from 0.90% to 1.75%, depending on the Operating Partnership’s credit ratings, or (ii) the alternate base rate plus an applicable margin ranging from 0.00% to 0.75%, depending on the Operating Partnership’s credit ratings. The alternate base rate is the greater of (x) the prime rate announced by JPMorgan Chase Bank, N.A., (y) 0.50% above the Federal Funds Effective Rate and (z) the adjusted LIBOR for a one-month interest period plus 1.00%.
In December 2015, the Operating Partnership also entered into a new $175,000 seven-year unsecured term loan with Capital One, N.A., or the 7-Year Term Loan, which matures in January 2023. Outstanding borrowings under the 7-Year Term Loan incur interest at a floating rate based upon, at the Operating Partnership’s option, either (i) adjusted LIBOR plus an applicable margin ranging from 1.30% to 2.10%, depending on the Operating Partnership’s credit ratings, or (iii) the alternate base rate plus an applicable margin ranging from 0.30% to 1.10%, depending on the Operating Partnership’s credit ratings. The alternate base rate is the greatest of (x) the prime rate announced by Capital One, (y) 0.50% above the Federal Funds Effective Rate and (z) the adjusted LIBOR for a one-month interest period plus 1.00%.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

During the first half of 2016, the Operating Partnership amended its 5-Year Term Loan and its 7-Year Term Loan in order to remove the 0.00% rate floor on the applicable LIBOR that existed in the original loan agreements. These unsecured borrowing facilities include a series of financial and other covenants that the Operating Partnership has to comply with in order to borrow under the facilities. The Operating Partnership was in compliance with the covenants under the facilities as of December 31, 2016.
Senior Unsecured Notes
During the years ended December 31, 2016 and 2015, the Operating Partnership issued and sold $400,000 and $100,000 aggregate principal amount of senior unsecured notes payable, respectively, in private placements, which have maturities ranging from 2022 through 2026 and bear interest semi-annually at rates ranging from 3.89% to 4.97%. Refer to the table later in Note 6 for specific terms of the Operating Partnership's Senior Unsecured Notes.
Chambers Unsecured Credit Facility
In connection with the Merger, the Operating Partnership assumed Chambers’ existing $850,000 unsecured revolving credit facility, which incurred interest at LIBOR plus 1.30% and had a maturity date of January 15, 2018, as well as Chambers’ four unsecured term loans which incurred interest at LIBOR plus 1.50% or LIBOR plus 1.75% and had maturity dates between March 2018 and January 2021. Chambers’ unsecured revolving credit facility had a balance of $290,000 and Chambers’ unsecured term loans had an aggregate balance of $570,000 as of December 17, 2015, the closing date of the Merger, and the Operating Partnership paid off all of these balances on December 17, 2015 in connection with the closing of the 2015 Credit Facility.
2014 Revolving Credit Facility
In June 2014, the Operating Partnership entered into a $400,000 unsecured credit facility, consisting of a $200,000 senior term loan, or the 2014 Term Loan, and a $200,000 senior revolving credit facility, or the 2014 Revolving Credit Facility. In 2015, the Operating Partnership increased its borrowing capacity under the 2014 Revolving Credit Facility to $400,000, bifurcated it into a $350,000 U.S. dollar denominated tranche and a $50,000 tranche denominated in certain foreign currencies, and expanded its 2014 Term Loan from $200,000 to $300,000. In the third quarter of 2015, the Operating Partnership designated the multicurrency tranche of the 2014 Revolving Credit Facility as a net investment hedge to mitigate the risk from fluctuations in foreign currency exchange rates. Refer to Note 10, “Derivative and Hedging Instruments,” for further information on the net investment hedge.
Interest on outstanding balances on the 2014 Term Loan and advances made on the 2014 Revolving Credit Facility, were incurred at a floating rate based upon, either (i) LIBOR plus an applicable margin ranging from 1.35% to 2.05%, depending on the Operating Partnership’s total leverage ratio, or (ii) the applicable base rate plus an applicable margin ranging from 0.35% to 1.05%, depending on the Operating Partnership’s total leverage ratio. The applicable base rate was the greater of (x) the prime rate, (y) 0.50% above the Federal Funds Effective Rate, and (z) 30-day LIBOR plus 1.00%. The $200,000 2014 Term Loan had an expiration in June 2019 and was used to repay the existing $200,000 mortgage loan secured by the Bank of America Portfolio at the time of the Operating Partnership’s acquisition of the remaining 50.0% equity interest in the Bank of America Portfolio joint venture. The 2014 Revolving Credit Facility had an expiration in June 2018, with an option for a one-year extension, and replaced the Operating Partnership’s previously existing Secured Credit Facility, which was terminated simultaneously. On December 17, 2015, the Operating Partnership paid off the 2014 Revolving Credit Facility and concurrently replaced the revolving credit facility and term loan under it with the Unsecured Credit Facility, as discussed above. The Operating Partnership recorded a net loss on the early

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

extinguishment of debt of $9,472 for the year ended December 31, 2015 in connection with the unamortized deferred financing costs that were immediately expensed upon termination.
Exchangeable Senior Notes
On March 18, 2014, the Operating Partnership issued $115,000 of 3.75% Exchangeable Senior Notes. The Exchangeable Senior Notes are senior unsecured obligations of a subsidiary of the Operating Partnership and are guaranteed by the Company on a senior unsecured basis. The Exchangeable Senior Notes mature on March 15, 2019, unless redeemed, repurchased or exchanged in accordance with their terms prior to such date and will be exchangeable, under certain circumstances, for cash, for common shares of the Company or for a combination of cash and common shares of the Company, at the election of the Operating Partnership. The Exchangeable Senior Notes will also be exchangeable prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date, at any time beginning on December 15, 2018, and also upon the occurrence of certain events. On or after March 20, 2017, in certain circumstances, the Operating Partnership may redeem all or part of the Exchangeable Senior Notes for cash at a price equal to 100.0% of the principal amount of the Exchangeable Senior Notes to be redeemed, plus accrued and unpaid interest up to, but excluding, the redemption date.
The Exchangeable Senior Notes had an initial exchange rate of 13.4322 units of Merger consideration per $1.0 principal amount of principal amount of the Exchangeable Senior Notes, where one unit of Merger consideration represents 3.1898 of the Company's common shares, or approximately 42.8460 of the Company's common shares per $1.0 principal amount of the Exchangeable Senior Notes. The initial exchange rate represents an exchange price of approximately $74.45 per unit of Merger consideration or $23.34 per share of the Company. The initial exchange rate is subject to adjustment under certain circumstances. As of December 31, 2016, the Exchangeable Senior Notes have a current exchange rate of 14.0843 units of Merger consideration, or approximately 44.9261 of the Company's common shares for each $1.0 principal amount of the Exchangeable Senior Notes, representing an exchange price of $22.26 per common share of the Company. The fair value of the Exchangeable Senior Notes was determined at issuance to be $106,689. The discount is being amortized to interest expense over the expected life of the Exchangeable Senior Notes. As of December 31, 2016, the principal amount of the Exchangeable Senior Notes was $115,000, the unamortized discount was $6,168, and the carrying value was $108,832. As of December 31, 2016, and if Exchangeable Senior Notes were eligible for conversion, the Company would issue common shares of the Company valued at $142,285 based upon the Company's closing share price of $27.54, which would exceed the value of the outstanding principal by $27,285.
Due to the New York Stock Exchange’s limitation on the issuance of more than 19.99% of a company’s common shares outstanding without shareholder approval for issuances above this threshold, the embedded exchange option in the Exchangeable Senior Notes did not qualify for equity classification at the time of issuance. Instead, it was accounted for as a derivative liability upon issuance and its value was determined using a probabilistic valuation model with the assistance of third-party valuation specialists. As such, the value of the Exchangeable Senior Notes’ conversion options was initially recorded as a derivative liability on the balance sheet upon issuance of the Exchangeable Senior Notes. On June 26, 2014, the Company obtained the appropriate shareholder approval, and reclassified the embedded exchange option at a fair value of $11,726 in partners’ capital, which is the carrying amount of the capital component as of December 31, 2016. The exchange option does not qualify, nor did the Operating Partnership intend for it to qualify, as a hedging instrument. For the year ended December 31, 2014, the Operating Partnership recorded a loss on derivative of $3,415 on the Consolidated Statements of Operations related to the reclassification of the embedded exchange option.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The terms of the Operating Partnership’s unsecured debt obligations and outstanding balances as of December 31, 2016 and 2015 are set forth in the table below:

	Stated Interest Rate	Effective Interest Rate (1)	Maturity Date	Outstanding Balance December 31,
				2016	2015
2015 Revolving Credit Facility - U.S. dollar tranche	1.64%	1.64%	1/8/2020	$—	$275,000
2015 Revolving Credit Facility - Multicurrency tranche	1.02%	1.02%	1/8/2020	65,837	21,724
3-Year Term Loan	1.85%	2.33%	1/8/2019	300,000	300,000
5-Year Term Loan	1.85%	2.70%	1/8/2021	750,000	750,000
7-Year Term Loan	2.14%	3.34%	1/9/2023	175,000	175,000
2015 Senior Unsecured Notes(2)	4.97%	5.07%	12/17/2024	150,000	100,000
2016 Senior Unsecured Notes	3.89%	4.00%	12/15/2022	150,000	—
2016 Senior Unsecured Notes	4.26%	4.37%	12/15/2025	100,000	—
2016 Senior Unsecured Notes	4.32%	4.43%	12/15/2026	100,000	—
Exchangeable Senior Notes	3.75%	6.36%	3/15/2019	115,000	115,000
Total unsecured debt				1,905,837	1,736,724
Deferred financing costs and net debt discount				(9,704)	(9,295)
Total unsecured debt, net				$1,896,133	$1,727,429

(1)
Represents the rate at which interest expense is recorded for financial reporting purposes as of December 31, 2016, which reflects the effect of interest rate swaps and amortization of financing costs and fair market value premiums or discounts.

(2)	There was $100,000 initially issued and sold of the 2015 Senior Unsecured Notes in December 2015 and an additional amount of $50,000 issued and sold with the same terms in January 2016.
Combined aggregate principal maturities of the Operating Partnership's unsecured debt obligations, non-recourse mortgages, unsecured notes, and Exchangeable Senior Notes, in addition to associated interest payments, as of December 31, 2016 are as follows:

	2015 Revolving Credit Facility	Term Loans	Mortgage Notes Payable(1)	Senior Unsecured Notes	Exchangeable Senior Notes	Interest Payments	Total
2017	$—	$—	$65,616	$—	$—	$77,676	$143,292
2018	—	—	171,096	—	—	78,412	249,508
2019	—	300,000	40,834	—	115,000	68,102	523,936
2020	65,837	—	60,028	—	—	65,495	191,360
2021	—	750,000	16,285	—	—	39,555	805,840
Thereafter	—	175,000	201,625	500,000	—	88,925	965,550
Above market interest	—	—	—	—	—	(6,546)	(6,546)
Total	$65,837	$1,225,000	$555,484	$500,000	$115,000	$411,619	$2,872,940

(1)	Mortgage loan payments reflect accelerated repayment dates, when applicable, pursuant to related loan agreement.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

7. Leasing Agreements
The Operating Partnership’s properties are leased to tenants under operating leases with expiration dates extending through the year 2039. These leases generally contain rent increases and renewal options.
Future minimum rental revenues under non-cancelable leases, excluding reimbursements for operating expenses, as of December 31, 2016 are as follows:

Operating Leases
2017	$381,147
2018	380,280
2019	353,816
2020	323,931
2021	298,444
Thereafter	1,599,561
Total minimum lease rental income	$3,337,179
The Operating Partnership incurred rent expense on ground leases of $2,093, $1,582 and $853 during the years ended December 31, 2016, 2015, and 2014, respectively.
8. Transactions with Trustee Related Entities and Related Parties
In December 2016, the Operating Partnership sold its 5.1% interest in one property located in Lille, France held by the Goodman Europe JV to the Gramercy European Property Fund, in which the Operating Partnership has a 14.2% ownership interest, for gross proceeds of $2,662 (€2,563).
On June 30, 2016, the Operating Partnership sold 74.9% of its outstanding 80.0% interest in the Goodman Europe JV to the Gramercy European Property Fund, in which the Operating Partnership has a 14.2% interest as of December 31, 2016. The Operating Partnership has committed and funded total capital of $55,892 (€50,000) to the Gramercy European Property Fund and the Company's CEO, who is on the board of directors, also has capital commitments to the investment, as noted below. The Operating Partnership sold 74.9% of its interest in the Goodman Europe JV to the Gramercy European Property Fund for gross proceeds of $148,884 (€134,336), based on third-party valuations for the underlying properties. The Operating Partnership’s sale of 74.9% of its interest in the Goodman Europe JV resulted in the Operating Partnership recording a gain of $5,341 primarily related to depreciation and amortization recorded since Merger closing date. This gain amount is recorded as a gain on sale of unconsolidated equity investment interests held with a related party on the Operating Partnership’s Consolidated Statements of Operations for the year ended December 31, 2016. Following the sale transaction, the Operating Partnership has a 5.1% continuing direct interest in the Goodman Europe JV. The transaction was entered into in order to achieve efficiencies from the combination of the two European platforms.
The Company's CEO, Gordon F. DuGan, is on the board of directors of the Gramercy European Property Fund and has committed and fully funded approximately $1,388 (€1,250) in capital to the Gramercy European Property Fund. The two Managing Directors of Gramercy Europe Asset Management have collectively committed and fully funded approximately $1,388 (€1,250) in capital to the Gramercy European Property Fund. Foreign currency commitments have been converted into U.S. dollars based on (i) the foreign exchange rate at the closing date for completed transactions and (ii) the exchange rate that prevailed on December 31, 2016, in the case of unfunded commitments.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

One of the properties acquired in December 2015 as part of the Merger was partially leased to Duke Realty, the Operating Partnership’s partner in the Duke JV. Duke Realty acted as the managing member of the Duke JV which was dissolved in July 2016 as described in Note 5, and as such provided asset management, construction, development, leasing and property management services, for which it was entitled to fees as well as a promoted interest. From the date of the Merger through lease expiration in May 2016, Duke Realty leased 30,777 square feet of one of the Operating Partnership’s office properties located in Minnesota which had an aggregate 322,551 rentable square feet. Duke Realty paid the Operating Partnership $333 under the lease for the year ended December 31, 2016. See Note 5 for more information on the Operating Partnership’s transactions with the Duke JV.
In June 2013, the Operating Partnership signed a lease agreement with 521 Fifth Fee Owner LLC, an affiliate of SL Green for whom one of the Company's previous directors serves as Chief Executive Officer, for new corporate office space located at 521 Fifth Avenue, 30th Floor, New York, New York. The lease commenced in September 2013, following the completion of certain improvements to the space. The lease is for approximately 6,580 square feet and expires in 2023 with rents of approximately $368 per annum for year one rising to $466 per annum in year ten. The Operating Partnership paid $381, $375, and $368 under the lease for the years ended December 31, 2016, 2015, and 2014, respectively. In January 2017, the Operating Partnership exercised a cancellation right to terminate the lease, which is effective in August 2018, for a fee of $158.
The Operating Partnership acquired three properties in January 2015 in an arms-length transaction from affiliates of KTR Capital Partners, a private industrial real estate investment company, for which one of the Operating Partnership’s trustees, Jeffrey Kelter, served as Chief Executive Officer and Chairman of the Board. The properties are located in Milwaukee, Wisconsin, comprise an aggregate 450,000 square feet and were acquired for an aggregate purchase price of approximately $19,750.
9. Fair Value Measurements
ASC 820-10, “Fair Value Measurements and Disclosures,” among other things, establishes a hierarchical disclosure framework associated with the level of pricing observability utilized in measuring financial instruments and other assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or an exit price. The Operating Partnership discloses fair value information, whether or not recognized in the financial statements, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon the application of discount rates to estimated future cash flows based upon market yields or by using other valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, fair values are not necessarily indicative of the amounts the Operating Partnership could realize on disposition of the financial instruments and other assets and liabilities measured at fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value amounts.
The level of pricing observability generally correlates to the degree of judgment utilized in measuring the fair value of financial instruments and other assets and liabilities. The three broad levels defined are as follows:
Level I - This level is comprised of financial instruments and other assets and liabilities that have quoted prices that are available in liquid markets for identical assets or liabilities.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Level II - This level is comprised of financial instruments and other assets and liabilities for which quoted prices are available but which are traded less frequently and instruments that are measured at fair value using management’s judgment, where the inputs into the determination of fair value can be directly observed.
Level III - This level is comprised of financial instruments and other assets and liabilities that have little to no pricing observability as of the reported date. These financial instruments do not have active markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment and assumptions. Instruments that are generally in this category include derivatives.
The following table presents the carrying value in the financial statements and approximate fair value of assets and liabilities measured on a recurring and non-recurring basis at December 31, 2016 and 2015:

	December 31, 2016		December 31, 2015
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets:
Interest rate swaps	$3,769	$3,769	$—	$—
Retained CDO Bonds	$11,906	$11,906	$7,471	$7,471
Investment in CBRE Strategic Partners Asia	$4,145	$4,145	$5,508	$5,508
Real estate investments(1)	$2,413	$2,413	$393,984	$393,984
Financial liabilities:
Interest rate swaps	$700	$700	$3,442	$3,442
Long term debt
Revolving credit facilities(2)	$65,837	$65,897	$296,724	$297,394
3-Year Term Loan(2)	$300,000	$300,213	$300,000	$300,349
5-Year Term Loan(2)	$750,000	$750,959	$750,000	$751,304
7-Year Term Loan(2)	$175,000	$172,850	$175,000	$175,338
Mortgage notes payable(2),(3)	$558,642	$567,705	$770,293	$805,590
Senior Unsecured Notes(2)	$496,464	$498,650	$100,000	$100,528
Exchangeable Senior Notes(2)	$108,832	$115,625	$109,394	$115,524

(1)
Amounts as of December 31, 2016 represent one real estate investment impaired during 2016 and amounts as of December 31, 2015 represent six real estate investments classified as held for sale at Merger closing.

(2)	Long-term debt instruments are classified as Level III due to the significance of unobservable inputs which are based upon management assumptions.

(3)	Amounts as of December 31, 2015, include mortgage notes payable on assets held for sale, which had total carrying value of $260,704 and total fair value of $263,308.
The following methods and assumptions were used to estimate the fair value of each class of assets and liabilities for which it is practicable to estimate the value:
Cash and cash equivalents, marketable securities, accrued interest, and accounts payable: These balances in the Consolidated Financial Statements reasonably approximate their fair values due to the short maturities of these items.
Retained CDO Bonds: Non-investment grade, subordinate CDO bonds, preferred units and ordinary units are presented in other assets on the Consolidated Financial Statements at fair value. The fair value is determined by an internally developed discounted cash flow model.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

CBRE Strategic Partners Asia: The Operating Partnership’s unconsolidated equity investment, CBRE Strategic Partners Asia, is presented in the Consolidated Financial Statements at fair value. CBRE Strategic Partners Asia is an investment company that accounts for its investments at fair value with changes in the fair value of the investments recorded within equity in net income (loss) of unconsolidated equity investments on the Consolidated Statements of Operations. The investment manager of CBRE Strategic Partners Asia applies valuation techniques for the Operating Partnership’s investment carried at fair value based upon the application of the income approach, the direct market comparison approach, the replacement cost approach or third-party appraisals to the underlying assets held in the unconsolidated entity in determining the net asset value attributable to the Operating Partnership’s ownership interest therein. Refer to Note 5 for more information on this investment.
Real estate investments: Real estate investments impaired during the period are reported at estimated fair value and real estate investments classified as held for sale at Merger closing are reported at estimated fair value, less costs to sell and are included in discontinued operations, as further described in Note 3.
Derivative instruments: The Operating Partnership’s derivative instruments, which are comprised of interest rate swap agreements, are carried at fair value in the Consolidated Financial Statements based upon third-party valuations. Derivative fair values are presented within other assets or other liabilities, depending on the balance at the end of the period. Changes in fair value of derivative instruments that represent realized gains (losses) are recorded within interest expense on the Consolidated Statements of Operations. Refer to Note 10 for more information on the derivative instruments.
Mortgage notes payable, unsecured term loans, unsecured revolving credit facilities and senior unsecured notes: These instruments are presented in the Consolidated Financial Statements at amortized cost and not at fair value. The fair value of each instrument is estimated by a discounted cash flows model, using discount rates that best reflect current market rates for financings with similar characteristics and credit quality. Mortgage premiums and discounts are amortized to interest expense on the Consolidated Statements of Operations using the effective interest method over the terms of the related notes. Refer to Note 6 for more information on these instruments.
Exchangeable Senior Notes: The Exchangeable Senior Notes are presented at amortized cost on the Consolidated Financial Statements. The fair value is determined based upon a discounted cash-flow methodology using discount rates that best reflect current market rates for instruments with similar with characteristics and credit quality. Refer to Note 6 for more information on these instruments.
Disclosure about fair value measurements is based on pertinent information available to the Operating Partnership at the reporting date. Although the Operating Partnership is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for the purpose of these financial statements since December 31, 2016 and 2015, and current estimates of fair value may differ significantly from the amounts presented herein.
The following discussion of fair value was determined by the Operating Partnership using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, fair values are not necessarily indicative of the amounts the Operating Partnership could realize on disposition of the assets or liabilities. Determining which category an asset or liability falls within the hierarchy requires significant judgment and the Operating Partnership evaluates its hierarchy disclosures each quarter.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Assets and liabilities measured at fair value on a recurring basis and on a non-recurring basis are categorized in the table below based upon the lowest level of significant input to the valuations.

At December 31, 2016	Total	Level I	Level II	Level III
Financial Assets:
Retained CDO Bonds	$11,906	$—	$—	$11,906
Real estate investments	2,413	—	—	2,413
Investment in CBRE Strategic Partners Asia	4,145	—	—	4,145
Interest rate swaps	3,769	—	—	3,769
	$22,233	$—	$—	$22,233
Financial Liabilities:
Interest rate swaps	$(700)	$—	$—	$(700)
	$(700)	$—	$—	$(700)

At December 31, 2015	Total	Level I	Level II	Level III
Financial Assets:
Retained CDO Bonds	$7,471	$—	$—	$7,471
Investment in CBRE Strategic Partners Asia	5,508	—	—	5,508
Real estate investments classified as held for sale at Merger closing	393,984	—	—	393,984
	$406,963	$—	$—	$406,963
Financial Liabilities:
Interest rate swaps	$3,442	$—	$—	$3,442
	$3,442	$—	$—	$3,442
Valuation of Level III Instruments
Retained CDO Bonds: Retained CDO Bonds are valued on a recurring basis using an internally developed discounted cash flow model. Management estimates the timing and amount of cash flows expected to be collected and applies a discount rate equal to the yield that the Operating Partnership would expect to pay for similar securities with similar risks at the valuation date. Future expected cash flows generated by management require significant assumptions and judgment regarding the expected resolution of the underlying collateral, which includes loans and other lending investments, and real estate investments. The resolution of the underlying collateral requires further management assumptions regarding capitalization rates, lease-up periods, future occupancy rates, market rental rates, holding periods, capital improvements, net property operating income, timing of workouts and recoveries, loan loss severities and other factors. The models are most sensitive to the unobservable inputs such as the timing of a loan default or property sale and the severity of loan losses. Significant increases (decreases) in any of those inputs in isolation as well as any change in the expected timing of those inputs would result in a significantly lower (higher) fair value measurement. Due to the inherent uncertainty in the determination of fair value, the Operating Partnership has designated its Retained CDO Bonds as Level III.
Investment in CBRE Strategic Partners Asia: The Operating Partnership’s investment in CBRE Strategic Partners Asia is based on the Level III valuation inputs applied by the investment manager of CBRE Strategic Partners Asia, utilizing a mix of different approaches for valuing the underlying real estate related investments within the investment

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

company. The approaches include the income approach, direct market comparison approach and the replacement cost approach for newer properties. For investments owned more than one year, except for investments under construction or incurring significant renovation, CBRE Strategic Partners Asia obtains a third-party appraisal. For investments in real estate under construction or incurring significant renovation, the valuation analysis is prepared by the investment manager of CBRE Strategic Partners Asia. The valuations are most sensitive to the unobservable inputs of discount rates, as well as capitalization rates an expected future cash flows, and significant increases (decreases) in these inputs would result in a significantly lower (higher) fair value measurement. On a quarterly basis, the Operating Partnership obtains the financial results of CBRE Strategic Partners Asia and on an annual basis the Operating Partnership receives audited financial statements. The fund’s term, after one exercised extension period, ended in January 2017, and commencement of the fund's liquidation was filed in early February 2017. The fund will wind up over the succeeding 24 months.
Real estate investments: Real estate investments classified as held for sale at the time of the Merger are reported at estimated fair value, less costs to sell. Real estate investments impaired during the period are reported at estimated fair value. The fair value of real estate investments and their related lease intangibles is determined by an independent valuation firm using valuation techniques including the market approach, income approach, and cost approach. Key assumptions in the valuations, to which the fair value determinations are most sensitive, include discount and capitalization rates as well as expected future cash flows. Significant increases (decreases) in these inputs would result in a significantly lower (higher) fair value measurement. As the inputs are unobservable, the Operating Partnership determined the inputs used to value this liability falls within Level III for fair value reporting.
Derivative instruments: Interest rate swaps are valued with the assistance of a third-party derivative specialist using a discounted cash flow model, which requires a combination of observable market-based inputs, such as interest rate curves, and unobservable inputs which require significant judgment such as the credit valuation adjustments due to the risk of non-performance by both the Operating Partnership and its counterparties. The most significant unobservable input in the fair valuation of derivative instruments is the credit valuation adjustment as it requires significant management judgment regarding changes in the credit risk of the Operating Partnership or its counterparties, however the primary driver of the fair value of the interest rate swaps is the forward interest rate curve.
Total unrealized gains (losses) from derivatives for the years ended December 31, 2016, 2015, and 2014 were $5,634, $(2,885), and $(3,002) respectively, in accumulated other comprehensive income (loss).
Fair Value on a Recurring Basis
Quantitative information regarding the valuation techniques and the range of significant unobservable Level III inputs used to determine fair value measurements on a recurring basis as of December 31, 2016 are as follows:

Financial Asset (Liability)	Fair Value	Valuation Technique	Unobservable Inputs	Range
Non-investment grade, subordinate CDO bonds	$11,906	Discounted cash flows	Discount rate	16.50%
Interest rate swaps (1)	$3,069	Hypothetical derivative method	Credit borrowing spread	125 to 245 basis points
Investment in CBRE Strategic Partners Asia	$4,145	Discounted cash flows	Discount rate	20.00%
(1) Fair value includes interest rate swap liabilities with an aggregate value of $700.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The following rollforward table reconciles the beginning and ending balances of financial assets (liabilities) measured at fair value on a recurring basis using Level III inputs as of December 31, 2016:

	Retained CDO Bonds	Investment in CBRE Strategic Partners Asia	Interest Rate Swaps	Total Financial Assets (Liabilities) - Level III
Balance at December 31, 2015	$7,471	$5,508	$(3,442)	$9,537
Amortization of discounts or premiums	1,746	—	—	1,746
Adjustments to fair value:
Termination of derivative instrument(1)	—	—	8	8
Ineffective portion of change in derivative instruments	—	—	869	869
Unrealized gain on derivatives	—	—	5,634	5,634
Unrealized gain in other comprehensive income from fair value adjustment	2,689	—	—	2,689
Total income on fair value adjustments	—	(1,049)	—	(1,049)
Purchase price allocation adjustments	—	(314)	—	(314)
Balance at December 31, 2016	$11,906	$4,145	$3,069	$19,120
(1) The Operating Partnership terminated one interest rate swap in connection with repayment of the related mortgage loan, and as a result of this termination, the Operating Partnership recorded a loss of $8 for the year ended December 31, 2016.
Fair Value on a Non-Recurring Basis
The Operating Partnership measured its real estate investments which were impaired during the period on a non-recurring basis as of December 31, 2016. The Operating Partnership had one and zero assets in this classification as of December 31, 2016 and 2015, respectively. The Operating Partnership measured its real estate investments classified as held for sale at the time of the Merger on a non-recurring basis as of December 31, 2015. The Operating Partnership had zero and six assets in this classification as of December 31, 2016 and 2015, respectively, as the Operating Partnership sold the six assets during the year ended December 31, 2016. The assets impaired during the period are recorded at fair value and the assets classified as held for sale at the time of the Merger are recorded at fair value, less costs to sell, as of December 31, 2016 and 2015. The assets held for sale at the time of the Merger are included in discontinued operations, as described in further detail in Note 3.
10. Derivative and Non-Derivative Hedging Instruments
In the normal course of business, the Operating Partnership is exposed to the effect of interest rate changes and foreign exchange rate changes. The Operating Partnership limits these risks by following established risk management policies and procedures including the use of derivatives and net investment hedges. The Operating Partnership uses a variety of derivative instruments to manage, or hedge, interest rate risk. The Operating Partnership enters into hedging and derivative instruments that will be maximally effective in reducing the interest rate risk and foreign currency exchange rate risk exposure that they are designated to hedge. This effectiveness is essential for qualifying for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. The Operating Partnership uses a variety of commonly used derivative products that are considered “plain vanilla” derivatives. These derivatives typically include interest rate swaps, caps, collars and floors. The Operating Partnership expressly prohibits the use of unconventional derivative instruments and using derivative instruments for trading or

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

speculative purposes. Further, the Operating Partnership has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.
The Operating Partnership recognizes all derivatives on the Consolidated Balance Sheets at fair value within other assets or other liabilities, depending on the balance at the end of the period. Derivatives that are not designated as hedges must be adjusted to fair value through income. If a derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative will either be offset against the change in fair value of the hedged asset, liability or firm commitment through earnings, or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative’s change in fair value will be immediately recognized in earnings. Derivative accounting may increase or decrease reported net income and partners' capital prospectively, depending on future levels of the London Interbank Offered Rate, or LIBOR, swap spreads and other variables affecting the fair values of derivative instruments and hedged items, but will have no effect on cash flows, provided the contract is carried through to full term.
In December 2016, the Operating Partnership entered into three new interest rate swap derivative contracts associated with its 3-Year Term Loan. In connection with the Merger in December 2015, the Operating Partnership assumed three interest rate swap derivative contracts related to mortgage loans on real estate assets. The Operating Partnership re-designated these interest rate swaps as cash flow hedges. The resulting off-market cash flow hedges were deemed highly effective upon re-designation. During the year ended December 31, 2016, the Operating Partnership terminated one interest rate swap in connection with repayment of the related mortgage loan. Additionally, the Operating Partnership terminated the interest rate swap on its 2014 Term Loan and, in connection with its entry into the 2015 Revolving Credit Facility, entered into two new interest rate swap derivative contracts related to the 5-Year Term Loan and 7-Year Term Loan associated with its 2015 Revolving Credit Facility.
Borrowings on the Operating Partnership’s multicurrency tranche of the 2015 Revolving Credit Facility, which are designated as non-derivative net investment hedges, are recognized at par value based on the exchange rate in effect on the date of the draw. Subsequent changes in the exchange rate of the Operating Partnership’s non-derivative net investment hedge are recognized as part of the cumulative foreign currency translation adjustment within other comprehensive income (loss). Refer to Note 9 for additional information on the Operating Partnership's hedging instruments, including the fair value measurement of these instruments.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The following table summarizes the Operating Partnership’s derivative and non-derivative hedging instruments at December 31, 2016:

	Benchmark Rate	Notional Value	Strike Rate	Effective Date	Expiration Date	Fair Value
Interest Rate Swap - Waco	1 mo. USD-LIBOR-BBA	15,187 USD	4.55%	12/19/2013	12/19/2020	$(441)
Interest Rate Swap - Atrium I	1 mo. USD-LIBOR-BBA	19,708 USD	1.78%	8/16/2011	5/31/2018	(181)
Interest Rate Swap - Easton III	1 mo. USD-LIBOR-BBA	5,908 USD	1.95%	8/16/2011	1/31/2019	(78)
Interest Rate Swap - 3-Year Term Loan	1 mo. USD-LIBOR-BBA	100,000 USD	1.22%	12/19/2016	12/17/2018	109
Interest Rate Swap - 3-Year Term Loan	1 mo. USD-LIBOR-BBA	100,000 USD	1.23%	12/19/2016	12/17/2018	100
Interest Rate Swap - 3-Year Term Loan	1 mo. USD-LIBOR-BBA	100,000 USD	1.24%	12/19/2016	12/17/2018	79
Interest Rate Swap - 5-Year Term Loan	1 mo. USD-LIBOR-BBA	750,000 USD	1.60%	12/17/2015	12/17/2020	2,552
Interest Rate Swap - 7-Year Term Loan	1 mo. USD-LIBOR-BBA	175,000 USD	1.82%	12/17/2015	1/9/2023	929
Net Investment Hedge in EUR-denominated investments	USD-EUR exchange rate	45,000 EUR	N/A	9/28/2015	N/A	—
Net Investment Hedge in GBP-denominated investments	USD-GBP exchange rate	15,000 GBP	N/A	7/15/2016	N/A	—
Total hedging instruments						$3,069
As of December 31, 2016, the Operating Partnership’s derivative instruments consist of interest rate swaps, which are cash flow hedges. Through its interest rate swaps, the Operating Partnership is hedging exposure to variability in future interest payments on its debt facilities. At December 31, 2016, the Operating Partnership's interest rate swap derivative instruments were reported in other assets at fair value of $3,769 and in other liabilities at fair value of $(700). Swap gain (loss) of $869, $(600), and $0 was recognized as interest expense in the Consolidated Statements of Operations for the years ended December 31, 2016, 2015, and 2014, respectively, with respect to interest rate swap hedge ineffectiveness, or to amounts excluded from ineffectiveness, which relates to the off-market financing element associated with certain derivatives. During the first half of 2016, the Operating Partnership amended its 5-Year Term Loan and its 7-Year Term Loan in order to remove the 0.00% rate floor on the applicable LIBOR that existed in the original loan agreements, and as a result, during the second quarter of 2016 the Operating Partnership reversed previously recorded hedge ineffectiveness of $2,564. During the years ended December 31, 2016 and 2015, the Operating Partnership terminated one derivative and reclassified $1,187 and $1,179, respectively, from accumulated other comprehensive income into interest expense. Over time, the realized and unrealized gains and losses held in accumulated other comprehensive income will be reclassified into earnings in the same periods in which the hedged interest payments affect earnings. During the next 12 months, the Operating Partnership expects that $6,968 will be reclassified from other comprehensive income as an increase in interest expense for the Operating Partnership’s interest rate swaps as of December 31, 2016. Additionally, the Operating Partnership will recognize $2,649 in interest expense on a straight-line basis over the remaining original term of terminated swaps through June 2019, representing amortization of the remaining accumulated other comprehensive income balance related to the swap, and of this amount $1,087 will be recognized in interest expense during the next 12 months.
The Operating Partnership hedges its investments based in foreign currencies using non-derivative net investment hedges in conjunction with borrowings under the multicurrency tranche of its 2015 Revolving Credit Facility. The Operating Partnership’s non-derivative net investment hedge on its euro-denominated investments, which was entered into in September 2015, is used to hedge exposure to changes in the euro-U. S. dollar exchange rate underlying its

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

unconsolidated net equity investments in the Gramercy European Property Fund and the Goodman Europe JV, both of which have euros as their functional currency. The Operating Partnership’s non-derivative net investment hedge on its British pound sterling-denominated investments, which was entered into in July 2016, is used to hedge exposure to changes in the British pound sterling-U.S. dollar exchange rate underlying its unconsolidated net equity investment in the Goodman UK JV and its wholly-owned property in Coventry, UK until its disposition in December 2016, both of which have British pounds sterling as their functional currency. At December 31, 2016, the non-derivative net investment hedge value is reported at carrying value as a net liability of $65,837, which is included in the balance of the senior unsecured revolving credit facility on the Consolidated Balance Sheets. During the year ended December 31, 2016, the Operating Partnership recorded net gain (loss) of $5,154, in other comprehensive income (loss) from the impact of exchange rates related to the non-derivative net investment hedges. No gain or loss was recognized with respect to non-derivative net investment hedge ineffectiveness, or to amounts excluded from ineffectiveness, in interest expense in the Consolidated Statements of Operations the years ended December 31, 2015 and 2014. When the non-derivative net investments being hedged are sold or substantially liquidated, the balance of the translation adjustment accumulated in other comprehensive income will be reclassified into earnings.
In June 2016, the Operating Partnership entered into a foreign currency forward contract to mitigate its exposure to foreign currency exchange rate movements in the euro, specifically in relation to funds received in euros on the sale of 74.9% of its 80.0% interest in the Goodman Europe JV. The foreign currency forward was a derivative contract, which was not designated as a hedging instrument, through which the Operating Partnership was committed to deliver a certain amount of currency at a set price on a specific date in the future. The forward contract locked in the Operating Partnership’s future currency exchange rate for the term of the contract, thus minimizing the Operating Partnership’s exposure to rate fluctuations during this period. The Operating Partnership settled the contract on July 7, 2016. For the year ended December 31, 2016, the Operating Partnership recognized net loss of $22, in other income on the Consolidated Statements of Operations, related to the change in the value of the euro-denominated asset underlying the contract.
11. Partners’ Capital and Share-based Compensation
The Company has several share-based compensation plans, which are described in detail below. Whenever the Company issues common or preferred shares, other than in exchange for units of limited partnership interest , it contributes the proceeds of such issuance to the Operating Partnership in return for an equivalent number of common units in the Operating Partnership with rights and preferences analogous to the shares issued. Because the number of common shares outstanding at all times equals the number of common units in the Operating Partnership that the Company owns, one common share is the economic equivalent of one common unit, and the quarterly distribution that may be paid to the holder of a common unit equals the quarterly dividend that may be paid to the holder of a common share.
The capital structure in the Consolidated Financial Statements following the reverse merger reflects the capital structure of the Operating Partnership. As a result, the Operating Partnership’s common units outstanding have been adjusted retroactively for all prior periods presented computed on the basis of the number of units outstanding multiplied by the exchange ratio of 3.1898 established in the Merger Agreement. As of December 31, 2016, 140,647,971 common units and 3,500,000 preferred units were issued and outstanding.
In December 2016, the Company's board of trustees approved a 1-for-3 reverse share split of its common shares and outstanding units of limited partnership interest. The reverse share split was effective after the close of trading on December 30, 2016 and the Company's common shares began trading on a reverse-split-adjusted basis on the NYSE

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

on January 3, 2017. The reverse share split also adjusted the number of outstanding common units of the Operating Partnership on a 1-for-3 basis.
In April 2015, the Company completed an underwritten public offering of 10,393,432 shares of its common stock and outstanding units of limited partnership interest, which includes the exercise in full by the underwriters of their option to purchase up to 1,355,665 additional shares of common stock. The shares of common stock were issued at a public offering price of $26.10 per share and the net proceeds from the offering were approximately $259,325, after expenses.
In February 2015, the Company’s board of directors approved a 1-for-4 reverse stock split of its common stock and outstanding units of limited partnership interest. The reverse stock split was effective after the close of trading on March 20, 2015, and the Company’s common stock began trading on a reverse split-adjusted basis on the NYSE on March 23, 2015. The reverse stock split also adjusted the number of outstanding common units of the Operating Partnership on a 1-for-4 basis.
Distributions
For the year ended December 31, 2016, the Operating Partnership’s common unit distributions are as follows:

Quarter Ended	Record Date	Payment Date	Common distributions per unit	Preferred distributions per unit
March 31, 2016	March 31, 2016	April 15, 2016	$0.330	$0.445
June 30, 2016	June 30, 2016	July 15, 2016	$0.330	$0.445
September 30, 2016	September 30, 2016	October 14, 2016	$0.330	$0.445
December 31, 2016	December 30, 2016	January 13, 2017	$0.375	$0.445
Dividend Reinvestment Plan
In June 2016, the Company adopted a dividend reinvestment plan, or DRIP, under which shareholders may use their dividends and optional cash payments to purchase additional common shares of the Company. In August 2016, the Company registered 3,333,333 common shares related to the DRIP. As of December 31, 2016, the DRIP had 3,332,636 remaining shares. There have been 697 shares issued under the DRIP as of December 31, 2016.
Share Repurchase Program
In February 2016, the Company’s board of trustees approved a share repurchase program authorizing the Company to repurchase up to $100,000 of the Company’s outstanding common shares. Purchases under the program will be made from time to time in the open market or in privately negotiated transactions. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, share price, applicable legal requirements and other factors. The program may be suspended or discontinued at any time. For the year ended December 31, 2016, the Company did not repurchase any shares.
At-The-Market Equity Offering Program
In July 2016, the Company’s board of trustees approved the establishment of an “at the market” equity issuance program, or ATM Program. The Company filed a prospectus supplement to its currently effective registration statement

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

with the SEC during January 2017, pursuant to which the Company may offer and sell common shares with an aggregate gross sales price of up to $375,000.
Prior to the Merger, the Company had an ATM Program to issue an aggregate of up to $100,000 of its common stock. During the year ended December 31, 2015, the Company sold 698,259 shares of its common stock through the ATM Program for $18,292 of net proceeds after related expenses. The legacy ATM Program was terminated upon closing of the Merger on December 17, 2015.
Preferred Units
As of December 31, 2016, the Company had 3,500,000 of its 7.125% Series A Preferred Shares, or Series A Preferred Shares, outstanding with a mandatory liquidation preference of $25.00 per share. On or after August 15, 2019, the Company can, at its option, redeem the Series A Preferred Shares at par for cash. Correspondingly, the Operating Partnership has 3,500,000 Series A Preferred Units outstanding, each of which is held by the Company and carries substantially the same terms as the Series A Preferred Shares.
In September 2014, the Company redeemed all of the outstanding shares of its 8.125% Series A Preferred Stock at a redemption price of $25.32161 per share, equal to the sum of the $25.00 per share redemption price and a quarterly distribution of $0.32161 prorated to the redemption date of September 12, 2014. The 8.125% Series A Preferred Stock was replaced by the Series B Preferred Stock, for which the Operating Partnership received $81,638 in net proceeds after expenses upon issuance in August 2014. As a result of the redemption, the Operating Partnership recorded a $2,912 charge to the Consolidated Statements of Operations equal to the excess of the $25.00 per share liquidation preference over the carrying value as of the redemption date. Holders of the 8.125% Series A Preferred Stock were entitled to receive annual distributions of $2.03125 per share on a quarterly basis and distributions were cumulative, subject to certain provisions.
Equity Incentive Plans
In June 2016, the Company instituted its 2016 Equity Incentive Plan, which was approved by the Company’s board of trustees and shareholders. The 2016 Equity Incentive Plan allows for the following awards to be made: (i) share options that qualify as incentive share options under Section 422 of the Internal Revenue Code, (ii) share options that do not qualify, (iii) share appreciation rights, (iv) share awards, (v) restricted share units, and (vi) dividend equivalents and other equity awards, including LTIP Units. The aggregate number of common shares of the Company that may be issued or transferred under the 2016 Equity Incentive Plan is 4,000,000 shares, subject to adjustment in certain circumstances. The Company’s common shares that are issued or transferred under the 2016 Equity Plan may be authorized but unissued common shares of the Company or reacquired common shares of the Company, including common shares of the Company purchased by it on the open market for purposes of the 2016 Equity Incentive Plan. The 2016 Equity Incentive Plan became effective on June 23, 2016 and will terminate on the day immediately preceding the tenth anniversary of its effective date, unless sooner terminated by the board of trustees. As of December 31, 2016, there were 3,414,280 shares available for grant under the 2016 Equity Incentive Plan.
The fair value of legacy Chambers' equity awards that vested into the merger was allocated between consideration and acquisition and merger related expense based upon the portion of the service period attributable to the term that had passed before the merger closing and the remaining original term. The Legacy Gramercy equity incentive plans

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

continued substantially under their original terms following the Merger, with the exception of some changes in vesting for certain awards that resulted from the close of the Merger, which are described in further detail below.
Following the Merger until the adoption of the 2016 Equity Incentive Plan in June 2016, the Company’s active equity incentive plan, from which share awards were issued, was the Chambers equity incentive plan, or the 2013 Equity Incentive Plan. The Company’s 2004 Equity Incentive Plan, 2012 Inducement Plan, 2012 Outperformance Plan, 2013 Equity Incentive Plan, and 2015 Equity Incentive Plan continued to exist following the Merger, however they are inactive and thus no new share awards will be issued out of any of these plans.
In June 2012, the Company adopted the 2012 Inducement Equity Incentive Plan, or the 2012 Inducement Plan, in connection with the hiring of Gordon F. DuGan, Benjamin P. Harris, and Nicholas L. Pell, who joined the Company on July 1, 2012. Under the 2012 Inducement Plan, the Company may grant equity awards for up to 4,784,700 shares of common stock. The 2012 Inducement Plan authorizes the grant of (i) NQSOs, (ii) shares of restricted stock, (iii) phantom shares, (iv) dividend equivalent rights and (v) other forms of equity-based awards, including LTIP Units, as “employment inducement awards.” All of the shares available under the 2012 Inducement Plan were issued or reserved for issuance to Messrs. DuGan, Harris and Pell in connection with the equity awards made upon the commencement of their employment with the Company. Equity awards issued under the 2012 Inducement Plan had a fair value of $6,125 on the date of grant which was calculated in accordance with ASC 718. The 2012 Inducement Plan terminates on the ten year anniversary of its approval by Gramercy's board of directors, unless sooner terminated. As a result of the Merger, the change in control provision for the restricted share units was triggered and vesting of the restricted share units subsequent to the closing of the Merger occurs on a straight-line basis as the performance hurdles, which determined vesting in the past, ceased to apply following the close of the Merger. There were 98,086 restricted share units that vested during the year ended December 31, 2016. As of December 31, 2016, there are 98,086 unvested restricted share units.
In July 2012, the Company adopted the 2012 Long-Term Outperformance Plan, or 2012 Outperformance Plan, which provides that if certain performance goals are achieved and other conditions are met, LTIP Units would be issued to certain executives under the 2012 Inducement Equity Incentive Plan and to certain executives under the 2004 Equity Incentive Plan. The LTIP Units are structured to quality as “profits interests” for U.S. federal income tax purposes and do not have full parity, on a per unit basis, with the Class A limited partnership interests in the Legacy Gramercy's operating partnership with respect to liquidating distributions. The amount of LTIP Units earned under the 2012 Outperformance Plan would range from $4,000 if the Company’s common stock price equaled a minimum hurdle of $18.81 per share (less any dividends paid during the performance period) to $20,000 if the Company’s common stock price equals or exceeds $33.87 per share (less any dividends paid during the performance period) at the end of the performance period. Effective at the closing of the Merger, the change in accelerated vesting control provisions of the 2012 Outperformance Plan were waived by all plan participants, and as a result the LTIP Units awarded thereunder continued, subject to the original service and performance conditions. The LTIP Units had a fair value of $2,715 on the date of grant, which was calculated in accordance with ASC 718. Of the total LTIP Units earned, 50.0% vested during the year ended December 31, 2016, representing 329,757 LTIP Units. As of December 31, 2016, there were 329,757 LTIP Units earned but unvested, which will vest on June 30, 2017 based, in each case, on continued employment through the vesting date. Once LTIP Units are earned and vested, they are convertible into OP Units and included in the Company's noncontrolling interest, as discussed in Note 12.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Equity Plan Activities
In 2016, the Company issued a maximum total of 568,990 LTIP Units under its 2016 Equity Incentive Plan. The number of LTIPs Units actually earned by the grantees will be based on the achievement of established performance hurdles with respect to the Company’s actual and relative total shareholder returns during the period July 1, 2016 through June 30, 2019. Of the earned units, 50.0% will vest on June 30, 2019, and the remaining 50.0% will vest on June 30, 2020, based on continued employment through that date. Vested LTIP Units are convertible on a one-for-one basis into OP Units. The LTIP Units issued in 2016 had an aggregate fair value of $7,552 as of their date of grant, which was calculated in accordance with ASC 718, with share price volatility being one of the primary inputs in the valuation.
The Company accounts for share-based awards using the fair value recognition provisions. Awards of shares or restricted shares are expensed as compensation over the benefit period and may require inputs that are highly subjective and require significant management judgment and analysis to develop. The Company assumes a forfeiture rate which impacts the amount of aggregate compensation cost recognized. The Company allows employees the option to satisfy minimum statutory tax-withholding requirements related to shares that vested during the period by withholding common shares equal to the required amount.
Through December 31, 2016, 973,372 restricted shares had been issued under the equity incentive plans, of which 67.2% have vested. Except for certain performance based awards, the vested and unvested shares are currently entitled to receive distributions on common shares if common share dividends are paid by declared by the Company. Holders of restricted shares are prohibited from selling such shares until they vest but are provided the ability to vote such shares beginning on the date of grant. Compensation expense of $2,313, $1,360 and $950 was recorded for the years ended December 31, 2016, 2015, and 2014, respectively, related to the issuance of restricted shares. Compensation expense of $5,100 will be recorded over the course of the next 35 months representing the remaining weighted average vesting period of equity awards issued under the Equity Incentive Plans as of December 31, 2016. As of December 31, 2016, 2015, and 2014, the Company had 318,807, 228,066, and 186,849 weighted average restricted shares outstanding, respectively.
Compensation expense of $2,325, $1,952, and $1,570 was recorded for the years ended December 31, 2016, 2015, and 2014, respectively, for the Company's Outperformance Plans. Compensation expense of $8,154 will be recorded over the course of the next 43 months, representing the remaining weighted average vesting period of the awards issued under the 2012 Long-Term Outperformance Plan as of December 31, 2016.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

A summary of the Company’s restricted share units and restricted share awards as of December 31, 2016 is presented below:

December 31, 2016
Nonvested awards at beginning of period	450,355
Granted	150,736
Vested	(184,138)
Lapsed or canceled	(33)
Nonvested awards at end of period	416,920
Share Option Awards
The Company has not issued any share options in 2016 and does not have plans to issue share option awards in future. The Company uses the Black-Scholes option-pricing model to estimate the fair value of a share option award. This model requires inputs such as expected term, expected volatility, and risk-free interest rate, which are highly subjective and generally require significant analysis and judgment to develop. Compensation cost for share options, if any, is recognized ratably over the vesting period of the award. The Company’s policy is to grant options with an exercise price equal to the quoted closing market share price on the business day preceding the grant date.
The fair value of each share option granted is estimated on the date of grant for options issued to employees, and quarterly awards to non-employees, using the Black-Scholes option pricing model. There were no options granted in 2016. The following weighted average assumptions were used for grants in 2015 and 2014:

	2015	2014
Dividend yield	5.63%	2.50%
Expected life of option	2.8 years	5.0 years
Risk-free interest rate	1.20%	1.81%
Expected share price volatility	25.5%	41.00%
A summary of the Company’s options as of December 31, 2016, 2015, and 2014 is presented below:

	December 31, 2016		December 31, 2015		December 31, 2014
	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price	Options Outstanding	Weighted Average Exercise Price
Balance at beginning of period	112,477	$35.04	54,998	$48.24	90,665	$55.29
Granted	—	—	59,011	22.23	7,975	21.78
Exercised	(15,948)	10.51	—	—	(7,975)	11.37
Lapsed or canceled	(11,921)	65.68	(1,532)	14.76	(35,667)	68.58
Balance at end of period	84,608	$35.36	112,477	$35.04	54,998	$48.24
The remaining weighted average contractual life of the options was 82 months. Compensation expense of $0, $137 and $53 was recorded for the years ended December 31, 2016, 2015, and 2014, respectively, related to the issuance of options.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Employee Stock Purchase Plan
Prior to the Merger, the Company had an Employee Stock Purchase Plan, or ESPP, which enabled the Company’s eligible employees to purchase its shares of common stock through payroll deductions. The ESPP had a maximum of 66,454 shares of the common stock available for issuance and provided for eligible employees to purchase the common stock at a purchase price equal to 85.0% of the lesser of (1) the market value of the common stock on the first day of the offering period, or (2) the market value of the common stock on the last day of the offering period. The ESPP was terminated upon closing of the Merger on December 17, 2015.
Deferred Stock Compensation Plan for Directors
Prior to the Merger, Legacy Gramercy's Directors' Deferral Program allowed its independent directors to elect to defer up to 100.0% of their fees in the form of phantom shares, which were convertible into an equal number of shares of common stock upon such directors’ termination of service or a change in control by the Company. Phantom shares were credited to each independent director quarterly using the closing price of the Company’s common stock for the respective quarter. If dividends were declared by the Company, each participating independent director who elected to receive fees in the form of phantom shares had the option to have their account credited for an equivalent amount of phantom shares stock units based on the dividend rate for each quarter or have dividends paid in cash.
The Directors' Deferral Program was terminated upon consummation of the Merger. In connection with the closing of the Merger, on December 17, 2015 each outstanding phantom share granted under Legacy Gramercy's Directors' Deferral Program, was vested and converted into common shares on the first business day of the month following the Merger closing. As a result, the directors received an aggregate of $916 in cash and 136,904 in shares in January 2016. The portion paid out in cash was classified as a liability on the Consolidated Balance Sheets as of December 31, 2015.There were no phantom shares outstanding on December 31, 2016, pursuant to the termination, and there were 136,904 phantom shares outstanding as of December 31, 2015, all of which were vested.
Earnings per Unit
The Operating Partnership presents both basic and diluted earnings per unit, or EPU. Basic EPU is computed by dividing net income (loss) available to common unitholders, as adjusted for unallocated earnings attributable to certain participating securities, if any, by the weighted average number of common units outstanding during the period. Diluted EPU reflects the potential dilution that could occur if securities or other contracts to issue common shares or units were exercised or converted into common units, as long as their inclusion would not be anti-dilutive.
The two-class method is an earnings allocation methodology that determines earnings per unit for common units and participating securities according to distributions declared or accumulated and participation rights in undistributed earnings. The Company has certain share-based payment awards that contain non-forfeitable rights to dividends, which are considered participating securities for the purposes of computing EPU pursuant to the two-class method, and therefore the Operating Partnership applies the two-class method in its computation of EPU.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Basic and Diluted EPU for the years ended December 31, 2016, 2015, and 2014 are computed as follows:

	Year Ended December 31,
	2016	2015	2014
Numerator - Income (loss):
Net income (loss) from continuing operations	$18,748	$(50,433)	$55,193
Net income (loss) from discontinued operations	5,399	875	(524)
Income (loss) before gain on disposals	24,147	(49,558)	54,669
Net gains on disposals	3,877	839	—
Gain on sale of European unconsolidated equity investment interests held with a related party	5,341	—	—
Net income (loss)	33,365	(48,719)	54,669
Less: Net loss attributable to noncontrolling interest in other partnerships	77	415	—
Less: Preferred unit redemption costs	—	—	(2,912)
Less: Nonforfeitable dividends allocated to participating unitholders	(841)	(104)	(13)
Less: Preferred unit distributions	(6,234)	(6,234)	(7,349)
Net income (loss) available to common units outstanding	$26,367	$(54,642)	$44,395
Denominator - Weighted average units:
Weighted average basic common units outstanding	140,889,086	61,217,052	28,135,549
Effect of dilutive securities:
Unvested non-participating share based payment awards	35,144	—	334,915
Options	14,179	—	13,933
Phantom shares	—	—	157,439
Exchangeable Senior Notes	767,274	—	—
Weighted average diluted common units outstanding	141,705,683	61,217,052	28,641,836
The Company’s options and other share-based payment awards used in the computation of EPU were calculated using the treasury share method. The Operating Partnership only includes the effect of the excess conversion premium in the calculation of Diluted EPU, as it has the intent and ability to settle the debt component of the Exchangeable Senior Notes in cash and the excess conversion premium in shares of the Company.
For the year ended December 31, 2015, 17,659 share options, 1,044,416 unvested share based payment awards, 518,336 common units related to limited partner interests in the Operating Partnership, and 157,385 Exchangeable Senior Notes were computed using the treasury share method, which due to the net loss from continuing operations excluding amounts attributable to noncontrolling interest and adjusted for preferred distributions declared during the period were anti-dilutive and excluded from Diluted EPU. For the year ended December 31, 2015, unvested restricted share awards of 228,066 were excluded from the weighted average basic units outstanding due to the net loss from continuing operations excluding amounts attributable to noncontrolling interest and adjusted for preferred distributions declared during the period. The weighted average price of the Company’s common shares from March 18, 2014, the date of issuance, through December 31, 2014 was below the exchange price of $23.28 for period, thus there is no potential dilutive effect of the excess conversion premium and no effect was included in the calculation of Diluted EPU for the year ended December 31, 2014.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Accumulated other comprehensive income (loss)
Accumulated other comprehensive income (loss) as of December 31, 2016, 2015 and 2014 is comprised of the following:

	As of December 31,
	2016	2015	2014
Net unrealized loss on derivative securities	$(440)	$(6,074)	$(3,189)
Net unrealized gain (loss) on debt instruments	3,699	1,010	(466)
Foreign currency translation adjustments:
Gain on non-derivative net investment hedges(1)	5,168	14	—
Write-off on non-derivative net investment hedge	(652)	—	—
Other foreign currency translation adjustments	(11,252)	(656)	(48)
Reclassification of accumulated foreign currency translation adjustments due to disposal	(3,737)	—	—
Disposition of European Investment	1,944	—	—
Reclassification of swap gain (loss) into interest expense	1,142	(45)	—
Total accumulated other comprehensive loss	$(4,128)	$(5,751)	$(3,703)

(1)
The foreign currency translation adjustment associated with the Operating Partnership's non-derivative net investment hedges related to its European investments are included in other comprehensive income (loss).

12. Noncontrolling Interest
Noncontrolling interests represent the outside ownership interests in the Operating Partnership that are not owned by the Company as well as third-party ownership interests in the Operating Partnership’s other consolidated subsidiaries.
Outside ownership interests in Operating Partnership
The outside ownership interests in the Operating Partnership, or limited partner interests, include common units of limited partnership interest in the Operating Partnership that are not owned by the Company, or OP Units, and the earned and vested portion of limited partnership interests in the Operating Partnership granted by the Company pursuant to its share-based compensation plans, or LTIP Units, which are convertible on a one-for-one basis into OP Units. The aggregate outstanding limited partner interest in the Operating Partnership as of December 31, 2016 represented an interest of approximately 0.46% in the Operating Partnership. The Operating Partnership attributes a portion of its net income (loss) during each reporting period to limited partner interest based on the percentage ownership of both OP Unit holders and earned and vested LTIP Unit holders relative to the sum of the Operating Partnership's total outstanding common units, OP Units, and earned and vested LTIP Units.
OP Units
In July 2014, the Operating Partnership issued 1,004,363 OP Units in connection with the acquisition of three properties. The OP Units are redeemable at the election of the holder for cash equal to the then fair market value of one of the Company’s common shares, par value $0.01 per share, except that the Operating Partnership may, at its election, acquire each OP Unit for one of the Company’s common shares. The OP Unit holders do not have any obligation to provide additional contributions to the Operating Partnership, nor do they have any decision-making powers or control over the business of the Operating Partnership. The OP Unit holders do not have voting rights; however, they are entitled

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

to receive distributions. The OP Unit redemption rights are outside of the Operating Partnership’s control, and thus the OP Units are classified as a component of temporary capital and are shown in the mezzanine capital section of the Operating Partnership’s Consolidated Financial Statements. The Company is party by assumption to a registration rights agreement with the holders of the OP Units that requires the Company, subject to the terms and conditions and certain exceptions set forth therein, to file and maintain a registration statement relating to the issuance of shares of its common shares upon redemption of OP Units.
As of December 31, 2016, 313,839 OP Units were outstanding, which can be redeemed for 313,839 of the Company's common shares. During the years ended December 31, 2016 and 2015, 156,452 and 151,043 OP Units, respectively, were converted on a one-for-one basis into common shares of the Company. At December 31, 2016, 313,839 common shares of the Company were reserved for issuance upon redemption of units of limited partnership interest of the Operating Partnership. OP Units are recorded at the greater of cost basis or fair market value based on the closing share price of the Company’s common shares at the end of the reporting period. As of December 31, 2016, the value of the OP units was $8,643. The Operating Partnership recognizes changes in fair value in the OP Units through partners’ capital, however decreases in fair value are recognized only to the extent that increases to the amount in temporary equity were previously recorded.
LTIP Units
The Operating Partnership’s LTIP Units that have been earned and vested are convertible into OP Units on a one-for-one basis at the election of the holder. Consistent with the characteristics of the OP Units, holders of earned and vested LTIP Units do not have any obligation to provide additional contributions to the Operating Partnership, do not have any decision-making powers or control over the business of the Operating Partnership, and do not have voting rights; however, they are entitled to receive distributions. The earned and vested LTIP Units have no basis until they are converted into OP Units, thus they had no value as of December 31, 2016.
As of December 31, 2016, limited partners held 329,757 earned and vested LTIP Units, which, upon conversion into OP Units, can be redeemed for 329,757 of the Company’s common shares. During the years ended December 31, 2016 and 2015, there were no earned and vested LTIP Units converted into OP Units or redeemed for common shares of the Company. At December 31, 2016, 329,757 common shares of the Company were reserved for issuance upon conversion of the earned and vested LTIP Units into OP Units and their subsequent redemption for common shares.
Below is the rollforward of the activity relating to the limited partner interests in the Operating Partnership as of December 31, 2016 and 2015:

	As of December 31,
	2016	2015
Balance at beginning of period	$10,892	$16,129
Redemption of limited partner interests in the Operating Partnership	(4,159)	(3,788)
Net income (loss) attribution	84	(376)
Fair value adjustments	2,404	(739)
Distributions	(578)	(334)
Balance at end of period	$8,643	$10,892

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Interests in Other Operating Partnerships
In connection with the Operating Partnership’s December 2014 investment in the Gramercy European Property Fund, the Operating Partnership acquired a 50.0% equity interest in European Fund Manager, which provides investment and asset management services to Gramercy European Property Fund. European Fund Manager is a VIE of the Operating Partnership and is consolidated into its Consolidated Financial Statements. Refer to Note 2 for further discussion of the VIE and consolidation considerations.
As of December 31, 2016 and 2015, the value of the Operating Partnership’s interest in European Fund Manager was $(321) and $(249), respectively. The Operating Partnership’s interest in European Fund Manager is presented in the partners' capital section of the Consolidated Financial Statements.
13. Commitments and Contingencies
Funding Commitments
The Operating Partnership is obligated to fund the development of two build-to-suit properties, including a 240,411 square foot industrial property in Round Rock, Texas, which is a consolidated VIE that the Operating Partnership will acquire upon substantial completion through a forward purchase contract and a 240,800 square foot industrial property in Summerville, South Carolina. The Operating Partnership’s remaining future commitment for these properties at December 31, 2016, is approximately $38,826.
As of December 31, 2016 and 2015, the Operating Partnership's cumulative contributions to the Gramercy European Property Fund were $55,892 (€50,000) and $25,663 (€23,160), respectively. As of December 31, 2016, the Operating Partnership's remaining commitment to the Gramercy European Property Fund is $13,146 (€12,500). Foreign currency commitments have been converted into U.S. dollars based on (i) the foreign exchange rate at the closing date for completed transactions and (ii) the exchange rate that prevailed on December 31, 2016, in the case of unfunded commitments.
The Operating Partnership has committed to fund $100,000 to Strategic Office Partners, of which $16,027 has been funded as of December 31, 2016. See Note 5 for further information on the Gramercy European Property Fund and Strategic Office Partners.
Legal Proceedings
The Operating Partnership evaluates litigation contingencies based on information currently available, including the advice of counsel and the assessment of available insurance coverage. The Operating Partnership will establish accruals for litigation and claims when a loss contingency is considered probable and the related amount is reasonably estimable. The Operating Partnership will periodically review these contingencies which may be adjusted if circumstances change. The outcome of a litigation matter and the amount or range of potential losses at particular points may be difficult to ascertain. If a range of loss is estimated and an amount within such range appears to be a better estimate than any other amount within that range, then that amount is accrued.
Legacy Gramercy, its board of directors, Chambers and/or Merger Sub, a subsidiary of Chamber, were named as defendants in two pending putative class action lawsuits brought by purported Legacy Gramercy stockholders challenging the Merger. Two suits that were separately filed in New York Supreme Court, New York County, captioned (i) Berliner v. Gramercy Property Trust, et al., Index No. 652424/2015 (filed July 9, 2015) and (ii) Gensler v. Baum, et al., Index No.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

157432/2015 (filed July 22, 2015), have been consolidated into a single action under the caption In re Gramercy Property Trust Stockholder Litigation, Index No. 652424/2015 (the “New York Action”). In addition, four suits that were separately filed in Circuit Court for Baltimore City, Maryland, captioned (i) Jobin v. DuGan, et al., Case No. 24-C-15-003942 (filed July 27, 2015); (ii) Vojik v. Gramercy Property Trust, et al., Case No. 24-C-15-004412 (filed August 25, 2015); (iii) Hoffbauer et al. v. Chambers Street Properties, et al., 24-C-15-004904 (filed September 24, 2015) (originally filed as two separate suits in the Circuit Court for Baltimore County, Maryland, captioned Plemons v. Chambers Street Properties, et al., Case No. 03C15007943 (filed July 24, 2015) and Hoffbauer et al. v. Chambers Street Properties, et al., Case No. 03C15008639 (filed August 12, 2015), and refiled as a single action in the Circuit Court for Baltimore County on September 24, 2015); and (iv) Morris v. Gramercy Property Trust, et al., Case No. 24C15004972 (filed September 28, 2015) have been consolidated into a single action under the caption Glenn W. Morris v. Gramercy Property Trust Inc. et al., Case No. 24C15004972 (the “Maryland Action,” and together with the New York Action, the “Actions”). The complaints allege, among other things, that the directors of Legacy Gramercy breached their fiduciary duties to Legacy Gramercy stockholders by agreeing to sell the Operating Partnership for inadequate consideration and agreeing to improper deal protection terms in the merger agreement, and that the preliminary joint proxy statement/prospectus filed with the SEC on Form S4 on September 11, 2015 was materially incomplete and misleading. The complaints also allege that Chambers, Merger Sub and/or Legacy Gramercy aided and abetted these purported breaches of fiduciary duty. The amended complaint in the Morris consolidated action also asserts derivative claims on behalf of Legacy Gramercy for breach of fiduciary duty against the directors of Legacy Gramercy. Plaintiffs seek, among other things, an injunction barring the Merger, rescission of the Merger to the extent it is already implemented, declaratory relief, an award of damages and/or costs/attorney fees.
On December 7, 2015, the parties to the Actions entered into a Memorandum of Understanding (the “MOU”), which provides for the settlement of the Actions. While the defendants in the Actions continue to vigorously deny all allegations of wrongdoing, fault, liability or damage to any of the plaintiffs or the class of stockholders of Legacy Gramercy, and believe that no supplemental disclosure is required under the applicable law, in order to (i) avoid the burden, inconvenience, expense and distraction of further litigation in connection with the Actions, (ii) finally put to rest and terminate all of the claims that were or could have been asserted against the defendants in the Actions and (iii) permit the Merger to proceed without risk of the courts in New York or Maryland ordering an injunction or damages in connection with the Actions, Chambers and Legacy Gramercy agreed, without admitting any liability or wrongdoing, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the Merger, which were set forth in Legacy Gramercy’s Current Report on Form 8-K filed with the SEC on December 7, 2015.
Pursuant to the MOU, the parties entered into a stipulation of settlement. The stipulation of settlement is subject to customary conditions, including, among other things, court approval following notice to Legacy Gramercy stockholders. On November 2, 2016, the court entered an order preliminarily approving the settlement. On February 1, 2017 the court held a hearing to consider the fairness, reasonableness and adequacy of the settlement, and expressed an intent to grant final approval. However, the court has not yet entered a final judgment approving the settlement. If the settlement is finally approved by the court, it will resolve and release all claims by stockholders in the Actions of Legacy Gramercy challenging the Merger, the Merger Agreement and any disclosure made in connection therewith, pursuant to terms that will be set forth in the notice sent to Legacy Gramercy stockholders prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition for an award of attorneys’ fees and expenses to be paid by Gramercy or its successor. There can be no assurance that the court will approve the settlement. In the event that the settlement is not approved or that the conditions are not satisfied, the settlement may

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

be terminated. Subsequent to December 31, 2016, the court approved settlements for and dismissed both of the Actions with prejudice. Refer to Note 19 regarding subsequent events for more information on the settlements.
On October 1, 2015, a putative class action lawsuit was filed in the Superior Court of New Jersey, Law Division, Mercer County by a purported shareholder of Chambers. The action, captioned Elstein v. Chambers Street Properties et al., Docket No. L00225415 (the “New Jersey Action”), names as defendants Chambers, its board of trustees and Legacy Gramercy. The complaint alleges, among other things, that the trustees of Chambers breached their fiduciary duties to Chambers’ shareholders by agreeing to the Merger after a flawed sales process and by approving improper deal protection terms in the merger agreement, and that Legacy Gramercy aided and abetted these purported breaches of fiduciary duty. The complaint also alleges that the preliminary joint proxy statement/prospectus was materially misleading and incomplete. Plaintiffs seek, among other things, an injunction barring the Merger, rescission of the Merger to the extent it is already implemented, declaratory relief and an award of damages.
On December 3, 2015, the parties to the New Jersey Action entered into a Stipulation of Settlement providing for the settlement of the New Jersey Action. While the defendants in the New Jersey Action continue to vigorously deny all allegations of wrongdoing, fault, liability or damage to any of the plaintiffs or the class of shareholders of Chambers, and believe that no supplemental disclosure is required under the applicable law, in order to (i) avoid the burden, inconvenience, expense and distraction of further litigation in connection with the New Jersey Action, (ii) finally put to rest and terminate all of the claims that were or could have been asserted against the defendants in the New Jersey Action and (iii) permit the Merger to proceed without risk of the Superior Court of New Jersey ordering an injunction or damages in connection with the New Jersey Action, Chambers and Legacy Gramercy agreed, without admitting any liability or wrongdoing, pursuant to the terms of the Stipulation of Settlement, to make certain supplemental disclosures related to the Merger, all of which were set forth in Legacy Gramercy’s Current Report on Form 8-K filed with the SEC on December 7, 2015. On April 4, 2016, the court granted preliminary approval of the settlement. On July 1, 2016, the court issued a final order approving the settlement.
In December 2010, the Operating Partnership sold its 45% joint venture interest in the leased fee of the 2 Herald Square property in New York, New York, for approximately $25,600 plus assumed mortgage debt of approximately $86,100, or the 2 Herald Sale Transaction. Subsequent to the closing of the transaction, the New York City Department of Finance, or the NYC DOF, and New York State Department of Taxation, or the NYS DOT, issued notices of determination assessing, in the case of the NYC DOF notice, approximately $2,924 of real property transfer tax, plus interest, and, in the case of the NYS DOT notice, approximately $446 of real property transfer tax, plus interest, collectively, the Transfer Tax Assessments, against the Operating Partnership in connection with the 2 Herald Sale Transaction. The Operating Partnership believes that NYC DOF and NYS DOT erred in issuing the Transfer Tax Assessments and intends to vigorously defend against same.
In April 2015, to stop the accrual of additional interest while the Operating Partnership’s appeals are pending, the Operating Partnership paid the NYC DOF $4,025 in full satisfaction of the NYC DOF Transfer Tax Assessment and the NYS DOT $617 in full satisfaction of the NYS DOF Transfer Tax Assessment. There was $271 of additional interest recorded in discontinued operations for the matter for the year ended December 31, 2014. There was $0 and $68 of additional interest recorded in discontinued operations for the matter for the years ended December 31, 2016 and 2015, respectively.
In connection with the Operating Partnership’s property acquisitions and the Merger, the Operating Partnership has determined that there is a risk it will have to pay future amounts to tenants related to continuing operating expense

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

reimbursement audits. The Operating Partnership initially estimated a range of loss of $8,000 to $13,000 and had accrued $8,000 in other liabilities, which represented its best estimate of the total loss at the time and is accrued as of December 31, 2015. In 2017, the Operating Partnership settled the majority of its operating expense reimbursement audits and paid $3,500 pursuant to the settlement in February 2017. As a result of the settlement, the Operating Partnership reduced its accrual by $3,500 and recorded the reversal to other income during the three months ended December 31, 2016. The remaining accrual recorded as of December 31, 2016 is $360, which represents the Operating Partnership’s best estimate of total loss based on estimated range of loss of $0 to $360.
In addition, the Operating Partnership and/or one or more of its subsidiaries is party to various litigation matters that are considered routine litigation incidental to its or their business, none of which are considered material.
Office Leases
The Operating Partnership has several office locations, which are each subject to operating lease agreements. These office locations include the Operating Partnership’s corporate office at 90 Park Avenue, New York, New York, and the Operating Partnership’s seven regional offices located across the United States and Europe. The Operating Partnership's previous corporate office location through November 2016 was at 521 Fifth Avenue, New York, New York. Related to its operating leases for office locations, the Operating Partnership incurred rent expense of $1,816, $775, and $601 for the years ended December 31, 2016, 2015, and 2014, respectively.
The Operating Partnership's lease for its corporate office at 90 Park Avenue has annual rent of $1,318 for year one through year five and annual rent of $1,402 for year six through year 11. The 90 Park Avenue lease expires in April 2027 and has one five-year renewal option. In January 2017, the Operating Partnership exercised a cancellation right to terminate the lease for its previous corporate office space at 521 Fifth Avenue, which is effective in August 2018, for a fee of $158. The 521 Fifth Avenue lease has annual rent of $388 in 2017 and $394 in 2018. In January 2017, the Operating Partnership entered into a sublease for the 521 Fifth Avenue office space, with lease term of February 2017 through August 2018.
Capital and Operating Ground Leases
Certain properties acquired are subject to ground leases, which are accounted for as operating and capital leases, as applicable. The ground leases have varying ending dates, renewal options and rental rate escalations, with the latest leases extending to June 2053. Future minimum rental payments to be made by the Operating Partnership under these noncancelable ground leases, excluding increases resulting from increases in the consumer price index, are as follows:

	Ground Leases - Operating	Ground Leases - Capital	Total
2017	$2,247	$—	$2,247
2018	2,262	1	2,263
2019	2,271	—	2,271
2020	2,263	—	2,263
2021	2,231	—	2,231
Thereafter	61,857	329	62,186
Total minimum rent expense	$73,131	$330	$73,461

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

The Operating Partnership incurred rent expense on ground leases of $2,093, $1,582 and $853 during the years ended December 31, 2016, 2015, and 2014, respectively. Rent expense is recognized on a straight-line basis regardless of when payments are due. Accounts payable and accrued expenses in the accompanying Consolidated Balance Sheets includes an accrual for rental expense recognized in excess of amounts due at that time. Rent expense related to leasehold interests is included in property operating expenses, and rent expense related to office rentals is included in general and administrative expense and property management expense. All of the Operating Partnership's capital leases are ground leases and as of December 31, 2016, 2015, and 2014, the total gross and net value of assets under the Operating Partnership's capital leases was $16,312, $2,758, and $2,780, respectively.
14. Income Taxes
The Operating Partnership is a limited partnership and therefore is generally not liable for federal corporate income taxes as income (loss) is reported in the tax returns of its partners. The Operating Partnership may, however, be subject to certain state and local taxes. Additionally, the Operating Partnership owns taxable REIT subsidiaries, or TRSs, which are subject to federal, state and local taxes. The Operating Partnership’s asset and property management business, Gramercy Asset Management, conducts its business through a wholly-owned TRS.
The Operating Partnership’s provision for income taxes for the years ended December 31, 2016, 2015, and 2014 is summarized as follows:

	Year Ended December 31,
	2016	2015	2014
Current:
Federal	$(2,198)	$(859)	$(1,235)
State and local	(962)	(1,009)	323
Total current	(3,160)	(1,868)	(912)
Deferred:
Federal	—	(228)	197
State and local	—	(57)	(94)
Total deferred	—	(285)	103
Total income tax expense	$(3,160)	$(2,153)	$(809)
As of December 31, 2016, returns for the calendar years 2013 through 2016 remain subject to examination by the Internal Revenue Service and various state and local tax jurisdictions.
Income taxes, primarily related to the Operating Partnership’s TRSs, are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities recorded in accordance with GAAP and their respective tax basis and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided if the Operating Partnership believes it is more likely than not that all or a portion of a deferred tax asset will not be realized. Any increase or decrease in a valuation allowance is included in the tax provision when such a change occurs. The asset management agreement with KBS has been terminated effective in the first quarter of 2017, therefore the activity in the Gramercy Asset Management TRS will be immaterial going forward.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

Net deferred tax assets of $0 and $453 are included in other assets on the accompanying Consolidated Balance Sheets at December 31, 2016 and 2015, respectively.
The income tax provision differs from the amount computed by applying the statutory federal income tax rate to pretax operating income, as follows:

	Year Ended December 31,
	2016	2015	2014
Income tax expense at federal statutory rate	$(12,781)	$16,020	$(19,500)
Tax effect of REIT election	10,583	(17,328)	18,501
State and local taxes, net of federal benefit	(953)	(839)	194
Permanent difference	(9)	(6)	(4)
Valuation allowance	—	—	—
Total income tax provision	$(3,160)	$(2,153)	$(809)
As of December 31, 2016, the Operating Partnership and each of its six subsidiaries which file corporate tax returns, had total net loss carryforwards, inclusive of net operating losses and capital losses, of approximately $700 available for use in future periods. The aggregate amounts of net operating loss carryforwards and capital loss carryforwards as of December 31, 2016 are subject to the completion of the 2016 tax returns. Net operating loss carryforwards and capital loss carryforwards can generally be used to offset future ordinary income and capital gains of the entity originating the losses, for up to 20 years and five years, respectively, however, the Company has limits on the maximum amount of loss carryforwards that can be used in any given year.
In January 2011 and December 2015, the Operating Partnership’s TRSs and some of its other subsidiaries experienced an ownership change, as defined for purposes of Section 382 of the Internal Revenue Code of 1986, as amended. In general, an “ownership change” occurs if there is a change in ownership of more than 50.0% of common stock during a cumulative three-year period. For this purpose, determinations of ownership changes are generally limited to shareholders deemed to own 5.0% or more of a company’s common stock. The provisions of Section 382 will apply an annual limit to the amount of net loss carryforwards that can be used by the Operating Partnership’s subsidiaries that generated the loss to offset their future ordinary income and capital gains received (as the case may be), beginning with the 2011 taxable year. Because the Operating Partnership uses separate subsidiary REITs and TRSs to conduct different aspects of its business, losses incurred by the individual subsidiary REITs or TRSs are only available to offset taxable income derived by each respective subsidiary REIT or TRS. Accordingly, to the extent the Operating Partnership, a subsidiary REIT or a TRS has taxable income in future years and has net loss carryforwards incurred prior to the ownership changes which are available to be utilized, such net loss carryforwards would be limited in future years, and they may have greater taxable income as a result of such limitation.
15. Environmental Matters
The Operating Partnership believes that it is in compliance in all material respects with applicable federal, state and local ordinances and regulations regarding environmental issues. Its management is not aware of any environmental liability that it believes would have a materially adverse impact on the Operating Partnership’s financial position, results of operations or cash flows.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

16. Segment Reporting
As of December 31, 2016, the Operating Partnership has determined that it has two reportable operating segments: Asset Management and Investments/Corporate. The reportable segments are determined based upon the management approach, which looks to the Operating Partnership’s internal organizational structure. The Operating Partnership’s lines of business require different support infrastructures. All significant inter-segment balances and transactions have been eliminated.
The Asset Management segment includes substantially all of the Operating Partnership’s activities related to asset and property management of commercial properties located throughout the United States and Europe. The Asset Management segment generates revenues from fee income related to the management agreements for properties owned primarily by third parties throughout the United States and Europe.
The Investments/Corporate segment includes all of the Operating Partnership’s activities related to the investment and ownership of commercial properties located throughout the United States and Europe. The Investments/Corporate segment generates revenues from rental revenues from properties owned by the Operating Partnership, either directly or in unconsolidated equity investments.
The Operating Partnership evaluates performance based on the following financial measures for each segment:

	Asset Management	Investments / Corporate	Total Operating Partnership
Year ended December 31, 2016
Total revenues	$36,039	$481,225	$517,264
Equity in net income from unconsolidated equity investments	—	2,409	2,409
Total operating and interest expense(1)	(21,660)	(451,337)	(472,997)
Other income (expenses)(2)	(2,547)	(25,381)	(27,928)
Net income from continuing operations(3)	$11,832	$6,916	$18,748

	Asset Management	Investments / Corporate	Total Operating Partnership
Year ended December 31, 2015
Total revenues	$22,248	$215,024	$237,272
Equity in net loss from unconsolidated equity investments	—	(1,107)	(1,107)
Total operating and interest expense(1)	(20,212)	(254,761)	(274,973)
Other income (expenses)(2)	(1,482)	(10,143)	(11,625)
Net income (loss) from continuing operations(3)	$554	$(50,987)	$(50,433)

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

	Asset Management	Investments / Corporate	Total Operating Partnership
Year ended December 31, 2014
Total revenues	$25,033	$82,907	$107,940
Equity in net income from unconsolidated equity investments	—	1,959	1,959
Total operating and interest expense(1)	(20,319)	(95,882)	(116,201)
Other income (expenses)(2)	(809)	62,304	61,495
Net income from continuing operations(3)	$3,905	$51,288	$55,193

	Asset Management	Investments / Corporate	Total Operating Partnership
Total Assets:
December 31, 2016	$21,004	$5,582,523	$5,603,527
December 31, 2015	$5,882	$5,828,636	$5,834,518

(1)
Total operating and interest expense includes operating costs on commercial property assets for the Investments/Corporate segment and costs to perform required functions under the management agreements for the Asset Management segment. Depreciation and amortization expense of $241,527, $97,654, and $36,408 for the years ended December 31, 2016, 2015, and 2014, respectively are included in the operating and interest expense amounts presented above.

(2)
Other income (expenses) includes net impairment recognized in earnings of $0, $0, and $(4,816), loss on derivative instruments of $0, $0, and $(3,300), gain on remeasurement of previously held unconsolidated equity investment interests of $7,229, $0, and $0, loss on extinguishment of debt of $(20,890), $(9,472), and $(1,925), impairment of real estate investments $(11,107), $0, and $0, and provision for taxes of $(3,160), $(2,153), and $(809), respectively, for the years ended December 31, 2016, 2015, and 2014.

(3)	Net income (loss) from continuing operations represents income (loss) before discontinued operations.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

17. Supplemental Cash Flow Information
The following table represents supplemental cash flow disclosures for the years ended December 31, 2016, 2015, and 2014:

	Year Ended December 31,
	2016	2015		2014
Supplemental cash flow disclosures:
Interest paid	$77,081	$30,303		$12,096
Income taxes paid	2,906	1,730		1,565
Proceeds from 1031 exchanges from sale of real estate	723,863	—		—
Use of funds from 1031 exchanges for acquisitions of real estate	(723,831)	—		—
Non-cash activity:
Net assets acquired in Merger in exchange for common stock	$—	$1,829,241		$—
Common stock registered in exchange for net assets acquired in Merger	—	1,829,241		—
Consolidation of real estate investments - unconsolidated equity investment interests	—	—		106,294
Real estate acquired for units of limited partner interest in the Operating Partnership	—	—		22,670
Fair value adjustment to limited partner interest in the Operating Partnership	2,404	(769)		2,636
Debt assumed in acquisition of real estate	244,188	618,169		45,607
Debt transferred in disposition of real estate	(101,432)	—		—
Distribution of real estate assets from unconsolidated equity investment	263,015	—	—	—
Treasury securities transferred in connection with defeasance of notes payable	(144,063)	—		—
Transfer of defeased note payable	124,605	—		—
Contribution of real estate assets as investment in unconsolidated equity investments	(182,168)	—		—
Common stock issued for acquisition of Gramercy Europe Asset Management	—	—		652
Redemption of units of limited partner interest in the Operating Partnership for common shares	(4,159)	(3,784)		(8,727)

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

18. Selected Quarterly Financial Data (unaudited)
The following tables summarize the Operating Partnership's quarterly financial information for the years ended December 31, 2016 and 2015:

2016 Quarter Ended	December 31,	September 30,	June 30,	March 31,
Total revenues	$126,202	$131,092	$139,425	$120,545
Operating Income	25,460	31,297	37,469	25,475
Interest expense	(18,163)	(18,409)	(16,909)	(21,953)
Equity in net income (loss) of unconsolidated equity investments	6,470	(1,138)	(168)	(2,755)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	7,229	—
Loss on extinguishment of debt	—	(13,777)	(1,356)	(5,757)
Impairment of real estate investments	(10,054)	(1,053)	—	—
Provision for taxes	574	(331)	(2,700)	(703)
Income (loss) from continuing operations	4,287	(3,411)	23,565	(5,693)
Income from discontinued operations	354	347	58	4,640
Income (loss) before net gain on disposals	4,641	(3,064)	23,623	(1,053)
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	5,341	—
Net gain on disposals	1,541	2,336	—	—
Net income (loss)	6,182	(728)	28,964	(1,053)
Net income (loss) attributable to noncontrolling interest in other partnerships	168	(229)	27	111
Net income (loss) attributable to GPTOP	6,350	(957)	28,991	(942)
Preferred unit distributions	(1,558)	(1,559)	(1,558)	(1,559)
Net income (loss) available to common unitholders	$4,792	$(2,516)	$27,433	$(2,501)
Basic earnings per unit:
Net income (loss) from continuing operations and after preferred unit distributions	$0.03	$(0.02)	$0.19	$(0.05)
Net income from discontinued operations	—	—	—	0.03
Net income (loss) available to common unitholders	$0.03	$(0.02)	$0.19	$(0.02)
Diluted earnings per unit:
Net income (loss) from continuing operations and after preferred unit distributions	$0.03	$(0.02)	$0.19	$(0.05)
Net income from discontinued operations	—	—	—	0.03
Net income (loss) available to common unitholders	$0.03	$(0.02)	$0.19	$(0.02)
Basic weighted average common units outstanding	140,934,854	140,596,612	141,179,745	140,518,506
Diluted weighted average common units outstanding	141,864,923	140,596,612	142,514,202	140,518,506

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

2015 Quarter Ended(1)	December 31,	September 30,	June 30,	March 31,
Total revenues	$69,977	$65,213	$54,147	$47,935
Operating Income (Loss)	(30,429)	12,967	7,015	7,409
Interest expense	(11,438)	(9,227)	(7,728)	(6,270)
Equity in net income (loss) of unconsolidated equity investments	(133)	(1,096)	123	(1)
Loss on extinguishment of debt	(9,472)	—	—	—
Provision for taxes	(37)	(985)	(17)	(1,114)
Income (loss) from continuing operations	(51,509)	1,659	(607)	24
Income from discontinued operations	858	(41)	120	(62)
Income (loss) before net gain on disposals	(50,651)	1,618	(487)	(38)
Net gain on disposals	246	392	201	—
Net income (loss)	(50,405)	2,010	(286)	(38)
Net income (loss) attributable to noncontrolling interest in other partnerships	403	(17)	5	24
Net income (loss) attributable to GPTOP	(50,002)	1,993	(281)	(14)
Preferred unit distributions	(1,558)	(1,559)	(1,558)	(1,559)
Net income (loss) available to common unitholders	$(51,560)	$434	$(1,839)	$(1,573)
Basic earnings per unit:
Net income (loss) from continuing operations and after preferred unit distributions (2)	$(0.71)	$0.01	$(0.03)	$(0.03)
Net income (loss) from discontinued operations(2)	0.01	—	—	—
Net income (loss) available to common unitholders (2)	$(0.70)	$0.01	$(0.03)	$(0.03)
Diluted earnings per unit:
Net income (loss) from continuing operations and after preferred unit distributions (2)	$(0.71)	$0.01	$(0.03)	$(0.03)
Net income (loss) from discontinued operations(2)	0.01	—	—	—
Net income (loss) available to common unitholders(2)	$(0.70)	$0.01	$(0.03)	$(0.03)
Basic weighted average common units outstanding (2)	73,370,980	61,814,760	59,647,256	50,272,249
Diluted weighted average common units outstanding(2)	73,370,980	62,561,210	59,647,256	50,272,249

(1)	2015 quarterly data includes fourteen days of activity from the Merger in the period ended December 31, 2015.

(2)
As a result of the Merger, each outstanding common unit of Gramercy Property Trust Inc. was converted into 3.1898 of a newly issued share of common stock. Therefore, the historical data related to quarterly earnings per share for the periods ended before December 31, 2015 have been adjusted by the Merger exchange ratio of 3.1898.

19. Subsequent Events
Subsequent to December 31, 2016, the Operating Partnership closed on the acquisition of 14 industrial properties which comprise an aggregate 4,091,762 rentable square feet and are 100.0% occupied for an aggregate purchase price of $249,472 and closed on the acquisition of one land parcel for $3,200. The Operating Partnership also closed on the acquisition of two land parcels for an aggregate purchase price of $2,800, on which it has committed to construct an industrial facility for an estimated $25,805 with projected completion in October 2017 and an industrial facility for an estimated $23,200 with projected completion in March 2018. Subsequent to December 31, 2016, the Operating Partnership closed on the disposition of 17 properties and two offices that are part of another asset which comprised an aggregate 2,217,753 rentable square feet for gross proceeds of $234,985.

GPT Operating Partnership LP
Notes to Consolidated Financial Statements
(Amounts in thousands, except unit, share, per unit and per share data)
December 31, 2016

In January 2017, the Operating Partnership filed a prospectus supplement to its currently effective registration statement with the SEC, pursuant to which the Operating Partnership may offer and sell common shares with an aggregate gross sales price of up to $375,000. In February 2017, the Company's board of trustees approved a first quarter 2017 dividend in the amount of $0.375 per share, payable on April 14, 2017 to common shareholders of record as of the close of business on March 31, 2017. In February 2017, the Operating Partnership also settled the majority of its operating expense reimbursement audits and paid $3,500 pursuant to the settlement.
Subsequent to December 31, 2016, the lawsuits related to the Merger were resolved. On March 1, 2017, the court entered a Final Order and Judgment approving the settlement of the New York Action, awarding plaintiffs’ attorney fees and expenses, and dismissing the New York Action with prejudice. On March 22, 2017, pursuant to the stipulation of settlement, plaintiffs in the Maryland Action filed a notice of dismissal with prejudice with the Circuit Court for Baltimore County, Maryland, which the court entered on April 11, 2017.
On April 26, 2017, the Company completed an underwritten public offering of 10,350,000 of its common shares, which includes the exercise in full by the underwriters of their option to purchase 1,350,000 additional common shares. The common shares were issued at a public offering price of $27.60 per share. The Operating Partnership’s net proceeds from the offering were approximately $274,234.
In April 2017, the Operating Partnership entered into an agreement to sell its 14.2% interest in the Gramercy European Property Fund and its 5.1% interest in the Goodman Europe JV. The transaction is expected to close in the third quarter of 2017; however, there can be no assurances that the transaction will close at all or the amount and timing of the transaction.
In May 2017, the Company declared a second quarter 2017 common dividend of $0.375 per share, payable on July 14, 2017 to shareholders of record as of June 30, 2017. In May 2017, the Company also declared a second quarter 2017 dividend on its 7.125% Series A Preferred Shares in the amount of $0.44531 per share, payable on June 30, 2017 to preferred shareholders of record as of the close of business on June 20, 2017.

GPT Operating Partnership LP
SCHEDULE II
Valuation and Qualifying Accounts
(In thousands)

Tenant and Other Receivables - Allowance	Balance at Beginning of Year	Additions Charged to Costs and Expenses	Deductions	Balance at End of Year
December 31, 2016	$204	$77	$(224)	$57
December 31, 2015	$188	$(63)	$79	$204
December 31, 2014	$449	$107	$(368)	$188

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

				Initial Costs(2)			Gross Amount at Which Carried December 31, 2016
City	State	Acquisition Date	Encumbrances at December 31, 2016(1)	Land	Building and Improvements	Work in Progress and Costs Capitalized Subsequent To Acquisition	Land	Building and Improvements	Total(3)	Accumulated Depreciation December 31, 2016	Average Depreciable Life
Industrial:
Greenwood	IN	11/20/2012	$7,402	$1,200	$12,002	$—	$1,200	$12,002	$13,202	$(1,424)	(4)
Greenfield	IN	11/20/2012	5,979	600	9,357	—	600	9,357	9,957	(1,051)	(4)
Olive Branch	MS	3/11/2013	—	2,250	18,891	35	2,250	18,926	21,176	(1,950)	(4)
Garland	TX	3/19/2013	—	2,200	6,081	1,109	2,200	7,190	9,390	(1,466)	(4)
East Brunswick	NJ	3/28/2013	—	5,700	4,626	139	5,700	4,765	10,465	(794)	(4)
Atlanta	GA	5/6/2013	—	1,700	4,949	(261)	1,700	4,688	6,388	(662)	(4)
Bellmawr	NJ	5/30/2013	—	540	2,992	(90)	540	2,902	3,442	(297)	(4)
Hialeah Gardens	FL	5/31/2013	—	4,839	1,437	19,996	4,839	21,433	26,272	(1,340)	(4)
Deer Park	NY	6/18/2013	—	1,596	1,926	—	1,596	1,926	3,522	(511)	(4)
Elkridge	MD	6/19/2013	—	2,589	3,034	—	2,589	3,034	5,623	(707)	(4)
Houston	TX	6/26/2013	—	3,251	2,650	134	3,251	2,784	6,035	(1,267)	(4)
Orlando	FL	6/26/2013	—	1,644	2,904	—	1,644	2,904	4,548	(826)	(4)
Hutchins	TX	6/27/2013	24,431	10,867	40,104	—	10,867	40,104	50,971	(9,038)	(4)
Swedesboro	NJ	6/28/2013	—	1,070	9,603	—	1,070	9,603	10,673	(987)	(4)
Atlanta	GA	8/22/2013	—	224	3,150	—	224	3,150	3,374	(855)	(4)
Manassas	VA	9/5/2013	—	890	2,796	—	890	2,796	3,686	(309)	(4)
Manassas	VA	9/5/2013	—	546	3,401	—	546	3,401	3,947	(367)	(4)
Yuma	AZ	10/1/2013	11,944	1,897	16,275	18	1,897	16,293	18,190	(2,166)	(4)
Austin	TX	10/23/2013	—	1,017	6,527	—	1,017	6,527	7,544	(783)	(4)
Galesburg	IL	11/15/2013	—	300	903	—	300	903	1,203	(126)	(4)
Lawrence	IN	11/15/2013	20,145	2,168	27,485	(37)	2,168	27,448	29,616	(2,869)	(4)
Peru	IL	11/15/2013	—	869	4,438	—	869	4,438	5,307	(495)	(4)
Waco	TX	11/21/2013	15,061	1,615	17,940	—	1,615	17,940	19,555	(1,676)	(4)
Chicago	IL	11/22/2013	—	3,070	1,983	25	3,070	2,008	5,078	(451)	(4)
Allentown	PA	12/23/2013	22,965	4,767	25,468	—	4,767	25,468	30,235	(3,461)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Vernon	CA	12/30/2013	—	5,400	9,420	—	5,400	9,420	14,820	(962)	(4)
Des Plaines	IL	2/28/2014	2,439	1,512	3,720	—	1,512	3,720	5,232	(621)	(4)
Elgin	IL	4/23/2014	—	1,675	4,712	—	1,675	4,712	6,387	(395)	(4)
Harrisburg	PA	5/1/2014	—	1,896	5,689	—	1,896	5,689	7,585	(719)	(4)
Elk Grove Village	IL	5/20/2014	—	5,876	12,618	—	5,876	12,618	18,494	(1,234)	(4)
Tampa	FL	5/29/2014	—	1,839	6,589	—	1,839	6,589	8,428	(758)	(4)
Ames	IA	7/31/2014	16,544	2,650	20,364	—	2,650	20,364	23,014	(2,064)	(4)
Buford	GA	7/31/2014	15,724	3,495	19,452	—	3,495	19,452	22,947	(1,894)	(4)
Wilson	NC	7/31/2014	—	633	14,073	48	633	14,121	14,754	(1,224)	(4)
Arlington Heights	IL	8/19/2014	—	2,205	14,595	—	2,205	14,595	16,800	(1,248)	(4)
Medley	FL	8/27/2014	—	7,503	624	(381)	7,503	243	7,746	(27)	(4)
Medley	FL	8/27/2014	—	3,300	141	(100)	3,300	41	3,341	(10)	(4)
Medley	FL	8/27/2014	—	4,622	386	(113)	4,622	273	4,895	(33)	(4)
Santa Clara	CA	9/11/2014	—	16,670	1,920	—	16,670	1,920	18,590	(432)	(4)
Bloomingdale	IL	9/19/2014	—	1,118	5,150	—	1,118	5,150	6,268	(450)	(4)
Kenosha	WI	9/24/2014	—	1,530	7,383	—	1,530	7,383	8,913	(654)	(4)
Worcester	MA	9/24/2014	—	1,391	16,877	95	1,391	16,972	18,363	(1,415)	(4)
Miami	FL	10/24/2014	—	3,980	6,376	504	3,980	6,880	10,860	(612)	(4)
Morrow	GA	11/25/2014	—	656	5,490	—	656	5,490	6,146	(782)	(4)
Puyallup	WA	12/2/2014	—	2,825	6,584	—	2,825	6,584	9,409	(605)	(4)
Lewisville	TX	12/4/2014	—	1,287	4,500	—	1,287	4,500	5,787	(455)	(4)
Rolling Meadows	IL	12/4/2014	—	3,240	6,705	—	3,240	6,705	9,945	(397)	(4)
Groveport	OH	12/4/2014	—	785	5,437	—	785	5,437	6,222	(443)	(4)
Midway	GA	12/8/2014	—	2,465	15,698	—	2,465	15,698	18,163	(1,144)	(4)
Buffalo Grove	IL	12/18/2014	—	1,055	3,079	—	1,055	3,079	4,134	(250)	(4)
Burr Ridge	IL	12/18/2014	—	1,230	2,608	—	1,230	2,608	3,838	(201)	(4)
Hamlet	NC	12/19/2014	—	292	10,418	—	292	10,418	10,710	(692)	(4)
Downers Grove	IL	12/23/2014	—	1,414	8,426	—	1,414	8,426	9,840	(643)	(4)
Bolingbrook	IL	12/23/2014	—	2,257	10,375	—	2,257	10,375	12,632	(776)	(4)
St Louis	MO	1/6/2015	—	1,398	7,502	390	1,398	7,892	9,290	(552)	(4)
Cinnaminson	NJ	1/9/2015	—	2,149	22,035	—	2,149	22,035	24,184	(2,208)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Milford	CT	2/2/2015	—	465	5,271	—	465	5,271	5,736	(372)	(4)
Sussex	WI	2/13/2015	—	1,806	5,441	—	1,806	5,441	7,247	(876)	(4)
Milwaukee	WI	2/13/2015	—	601	3,640	—	601	3,640	4,241	(709)	(4)
Oak Creek	WI	2/13/2015	—	969	5,058	—	969	5,058	6,027	(656)	(4)
Kent	WA	3/5/2015	—	4,919	11,928	268	4,919	12,196	17,115	(879)	(4)
San Jose	CA	3/9/2015	—	11,466	26,229	502	11,466	26,731	38,197	(1,495)	(4)
El Segundo	CA	3/11/2015	—	7,412	43,403	—	7,412	43,403	50,815	(2,033)	(4)
Richfield	OH	3/11/2015	—	522	24,230	—	522	24,230	24,752	(1,465)	(4)
Richardson	TX	3/11/2015	—	1,360	7,619	987	1,360	8,606	9,966	(678)	(4)
Houston	TX	3/11/2015	—	6,628	35,637	—	6,628	35,637	42,265	(2,264)	(4)
Aurora	CO	3/11/2015	—	453	5,363	—	453	5,363	5,816	(347)	(4)
Dixon	IL	3/11/2015	—	1,078	18,413	—	1,078	18,413	19,491	(1,464)	(4)
Oswego	IL	3/26/2015	—	767	3,167	309	767	3,476	4,243	(391)	(4)
Obetz	OH	4/10/2015	—	1,955	19,381	225	1,955	19,606	21,561	(1,062)	(4)
Auburn	WA	5/7/2015	—	2,543	9,121	—	2,543	9,121	11,664	(541)	(4)
Fairfield	CA	5/7/2015	—	949	2,205	—	949	2,205	3,154	(120)	(4)
San Bernardino	CA	5/7/2015	—	2,308	7,613	—	2,308	7,613	9,921	(414)	(4)
Orlando	FL	6/10/2015	—	1,658	5,412	79	1,658	5,491	7,149	(352)	(4)
Orlando	FL	6/10/2015	—	1,756	4,346	107	1,756	4,453	6,209	(370)	(4)
Vernon	CA	7/6/2015	—	7,813	14,428	—	7,813	14,428	22,241	(659)	(4)
Philadelphia	PA	7/21/2015	12,166	3,986	17,963	—	3,986	17,963	21,949	(760)	(4)
Fridley	MN	7/22/2015	—	5,229	29,754	321	5,229	30,075	35,304	(2,284)	(4)
Pinellas Park	FL	9/25/2015	—	2,260	8,891	—	2,260	8,891	11,151	(295)	(4)
Norcross	GA	11/24/2015	—	1,079	5,437	—	1,079	5,437	6,516	(229)	(4)
Norcross	GA	11/24/2015	—	878	2,867	38	878	2,905	3,783	(142)	(4)
Richardson	TX	12/18/2015	—	900	7,810	—	900	7,810	8,710	(260)	(4)
Allen	TX	12/18/2015	—	724	5,334	—	724	5,334	6,058	(172)	(4)
Richardson	TX	12/18/2015	—	566	2,871	—	566	2,871	3,437	(108)	(4)
Bolingbrook	IL	12/18/2015	—	2,481	15,082	—	2,481	15,082	17,563	(552)	(4)
Spartanburg	SC	12/18/2015	6,937	646	9,565	—	646	9,565	10,211	(580)	(4)
Spartanburg	SC	12/18/2015	1,054	166	3,174	12	166	3,186	3,352	(148)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Spartanburg	SC	12/18/2015	—	215	3,304	—	215	3,304	3,519	(170)	(4)
Spartanburg	SC	12/18/2015	—	453	1,775	—	453	1,775	2,228	(105)	(4)
Goose Creek	SC	12/18/2015	1,010	1,486	6,902	—	1,486	6,902	8,388	(380)	(4)
Goose Creek	SC	12/18/2015	1,014	713	4,274	—	713	4,274	4,987	(195)	(4)
Goose Creek	SC	12/18/2015	—	322	3,244	—	322	3,244	3,566	(126)	(4)
Goose Creek	SC	12/18/2015	7,180	1,137	13,740	—	1,137	13,740	14,877	(567)	(4)
Summerville	SC	12/18/2015	—	474	16,766	—	474	16,766	17,240	(867)	(4)
Moncks Corner	SC	12/18/2015	1,019	585	1,796	—	585	1,796	2,381	(143)	(4)
Orangeburg	SC	12/18/2015	1,037	493	3,519	24	493	3,543	4,036	(174)	(4)
Kings Mountain	NC	12/18/2015	884	256	3,336	517	256	3,853	4,109	(132)	(4)
Kings Mountain	NC	12/18/2015	2,293	440	9,308	—	440	9,308	9,748	(399)	(4)
Winston-Salem	NC	12/18/2015	1,452	910	3,579	—	910	3,579	4,489	(213)	(4)
Winston-Salem	NC	12/18/2015	4,393	1,691	11,468	—	1,691	11,468	13,159	(457)	(4)
Spartanburg	SC	12/18/2015	—	170	1,519	—	170	1,519	1,689	(95)	(4)
Spartanburg	SC	12/18/2015	—	194	3,251	—	194	3,251	3,445	(170)	(4)
Spartanburg	SC	12/18/2015	—	260	2,934	4,301	260	7,235	7,495	(220)	(4)
Spartanburg	SC	12/18/2015	—	293	6,205	—	293	6,205	6,498	(297)	(4)
Duncan	SC	12/18/2015	—	329	4,033	—	329	4,033	4,362	(265)	(4)
Duncan	SC	12/18/2015	—	182	622	—	182	622	804	(61)	(4)
Duncan	SC	12/18/2015	—	347	2,216	260	347	2,476	2,823	(229)	(4)
Spartanburg	SC	12/18/2015	—	90	480	—	90	480	570	(42)	(4)
Duncan	SC	12/18/2015	—	172	1,912	—	172	1,912	2,084	(111)	(4)
Spartanburg	SC	12/18/2015	—	497	3,916	—	497	3,916	4,413	(602)	(4)
Spartanburg	SC	12/18/2015	—	112	1,887	—	112	1,887	1,999	(135)	(4)
Duncan	SC	12/18/2015	—	451	2,394	—	451	2,394	2,845	(165)	(4)
Duncan	SC	12/18/2015	—	586	2,471	—	586	2,471	3,057	(115)	(4)
Kings Mountain	NC	12/18/2015	—	1,107	17,664	—	1,107	17,664	18,771	(696)	(4)
Rogers	MN	12/18/2015	—	1,185	14,510	—	1,185	14,510	15,695	(619)	(4)
Bellingham	MA	12/18/2015	—	1,366	15,037	—	1,366	15,037	16,403	(587)	(4)
Jacksonville	FL	12/18/2015	—	2,865	29,096	—	2,865	29,096	31,961	(1,320)	(4)
Fort Worth	TX	12/18/2015	9,690	2,772	24,789	—	2,772	24,789	27,561	(828)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Hebron	KY	12/18/2015	6,721	1,646	7,106	—	1,646	7,106	8,752	(399)	(4)
Elkton	FL	12/18/2015	6,961	1,797	16,688	—	1,797	16,688	18,485	(627)	(4)
Tolleson	AZ	12/18/2015	4,186	1,584	10,252	429	1,584	10,681	12,265	(484)	(4)
Wilmer	TX	12/18/2015	—	1,262	51,903	—	1,262	51,903	53,165	(1,715)	(4)
Aurora	CO	12/18/2015	—	1,979	26,637	238	1,979	26,875	28,854	(867)	(4)
University Park	IL	12/18/2015	—	1,454	69,921	—	1,454	69,921	71,375	(2,233)	(4)
Olathe	KS	12/18/2015	—	2,990	53,531	—	2,990	53,531	56,521	(1,866)	(4)
Rogers	MN	12/18/2015	6,096	886	15,838	247	886	16,085	16,971	(538)	(4)
Belcamp	MD	12/18/2015	—	6,490	54,200	—	6,490	54,200	60,690	(2,132)	(4)
Belcamp	MD	12/18/2015	—	2,200	1,454	—	2,200	1,454	3,654	(142)	(4)
Aberdeen	MD	12/18/2015	—	3,735	40,396	—	3,735	40,396	44,131	(1,359)	(4)
Spartanburg	SC	12/18/2015	—	1,414	7,246	—	1,414	7,246	8,660	(407)	(4)
Plainfield	IN	12/18/2015	—	3,633	29,264	—	3,633	29,264	32,897	(1,058)	(4)
Hawthorne	CA	12/18/2015	19,399	20,361	33,831	—	20,361	33,831	54,192	(1,447)	(4)
Sauget	IL	12/18/2015	—	841	18,176	—	841	18,176	19,017	(885)	(4)
Pittston	PA	12/18/2015	—	1,966	44,037	—	1,966	44,037	46,003	(1,512)	(4)
Hazelton	PA	12/18/2015	—	2,421	37,291	1,862	2,421	39,153	41,574	(1,457)	(4)
Pittston	PA	12/18/2015	—	616	10,045	—	616	10,045	10,661	(375)	(4)
Jessup	PA	12/18/2015	—	956	8,979	66	956	9,045	10,001	(373)	(4)
Round Rock	TX	12/21/2015	—	1,820	6,127	15,025	1,820	21,152	22,972	(202)	(4)
Hackettstown	NJ	12/22/2015	9,338	2,260	10,985	—	2,260	10,985	13,245	(380)	(4)
Nashville	TN	12/24/2015	—	1,015	3,868	—	1,015	3,868	4,883	(214)	(4)
La Vergne	TN	12/24/2015	—	1,140	6,117	—	1,140	6,117	7,257	(295)	(4)
Bedford Park	IL	1/28/2016	—	2,210	10,127	—	2,210	10,127	12,337	(321)	(4)
Moselle	MS	1/28/2016	—	270	3,267	—	270	3,267	3,537	(136)	(4)
Indianapolis	IN	2/22/2016	—	2,726	27,795	4	2,726	27,799	30,525	(626)	(4)
Bridgeview	IL	4/26/2016	6,460	2,348	17,342	—	2,348	17,342	19,690	(413)	(4)
New Braunfels	TX	4/26/2016	—	1,040	2,364	—	1,040	2,364	3,404	(84)	(4)
Auburndale	FL	4/26/2016	1,772	431	2,879	—	431	2,879	3,310	(281)	(4)
Salem	VA	4/26/2016	1,714	235	2,862	—	235	2,862	3,097	(120)	(4)
Santa Fe Springs	CA	4/26/2016	4,168	10,578	7,949	—	10,578	7,949	18,527	(206)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Etobicoke	CAN	4/26/2016	5,046	4,716	2,554	—	4,716	2,554	7,270	(212)	(4)
Rexdale	CAN	4/26/2016	2,732	1,615	2,283	—	1,615	2,283	3,898	(112)	(4)
Baltimore	MD	4/26/2016	6,202	2,315	6,386	—	2,315	6,386	8,701	(307)	(4)
Elizabeth	NJ	4/26/2016	2,585	2,624	1,396	—	2,624	1,396	4,020	(66)	(4)
Monroe Twp	NJ	4/26/2016	2,513	935	2,483	—	935	2,483	3,418	(79)	(4)
Santa Ana	CA	4/26/2016	5,932	9,262	2,213	—	9,262	2,213	11,475	(146)	(4)
Tracy	CA	4/26/2016	6,434	1,696	6,986	—	1,696	6,986	8,682	(365)	(4)
Deerfield Beach	FL	5/2/2016	—	11,228	8,141	—	11,228	8,141	19,369	(314)	(4)
Belcamp	MD	5/5/2016	—	2,748	17,935	52	2,748	17,987	20,735	(367)	(4)
Curtis Bay	MD	5/5/2016	—	3,773	19,787	—	3,773	19,787	23,560	(409)	(4)
Hagerstown	MD	5/5/2016	—	3,699	28,042	—	3,699	28,042	31,741	(602)	(4)
Miami	FL	5/16/2016	—	2,700	6,386	—	2,700	6,386	9,086	(139)	(4)
Romeoville	IL	6/16/2016	—	5,400	24,021	—	5,400	24,021	29,421	(413)	(4)
Ball Ground	GA	6/28/2016	—	576	7,397	—	576	7,397	7,973	(103)	(4)
Lake Zurich	IL	6/29/2016	—	2,571	8,278	—	2,571	8,278	10,849	(159)	(4)
Whitestown	IN	6/30/2016	—	2,158	68,643	—	2,158	68,643	70,801	(1,009)	(4)
Jacksonville	FL	6/30/2016	—	5,686	32,009	—	5,686	32,009	37,695	(613)	(4)
Wilmer	TX	6/30/2016	—	986	38,800	—	986	38,800	39,786	(600)	(4)
West Jefferson	OH	6/30/2016	—	2,205	50,853	—	2,205	50,853	53,058	(1,039)	(4)
Tampa	FL	6/30/2016	—	1,202	9,536	—	1,202	9,536	10,738	(169)	(4)
Houston	TX	7/14/2016	—	2,294	615	—	2,294	615	2,909	(84)	(4)
Houston	TX	7/14/2016	—	2,466	1,053	—	2,466	1,053	3,519	(100)	(4)
Fridley	MN	7/20/2016	—	1,380	14,231	—	1,380	14,231	15,611	(177)	(4)
Largo	FL	7/26/2016	—	1,318	1,351	—	1,318	1,351	2,669	(54)	(4)
Littleton	MA	8/10/2016	—	5,292	31,268	—	5,292	31,268	36,560	(407)	(4)
Byhalia	MS	8/15/2016	—	1,662	23,353	—	1,662	23,353	25,015	(290)	(4)
McCook	IL	8/19/2016	—	5,988	30,526	—	5,988	30,526	36,514	(303)	(4)
Hanover Park	IL	8/29/2016	—	2,932	14,809	—	2,932	14,809	17,741	(184)	(4)
Durham	NC	9/8/2016	—	925	8,543	—	925	8,543	9,468	(82)	(4)
Santa Fe Springs	CA	9/9/2016	—	1,616	4,162	—	1,616	4,162	5,778	(40)	(4)
Santa Fe Springs	CA	9/9/2016	—	1,372	1,063	—	1,372	1,063	2,435	(19)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Santa Fe Springs	CA	9/9/2016	—	8,655	8,689	—	8,655	8,689	17,344	(138)	(4)
Anaheim	CA	9/23/2016	—	9,601	14,432	—	9,601	14,432	24,033	(122)	(4)
Fulton	GA	9/23/2016	—	1,166	4,766	—	1,166	4,766	5,932	(61)	(4)
Fulton	GA	9/23/2016	—	862	2,981	—	862	2,981	3,843	(41)	(4)
Summerville	SC	9/29/2016	—	3,154	129	1,938	3,154	2,067	5,221	—	(4)
Anaheim	CA	10/3/2016	—	4,059	4,045	—	4,059	4,045	8,104	(45)	(4)
Naperville	IL	10/5/2016	—	4,960	24,014	—	4,960	24,014	28,974	(253)	(4)
Henderson	NV	10/6/2016	—	3,947	18,749	—	3,947	18,749	22,696	(137)	(4)
Black Creek	GA	10/11/2016	—	2,210	27,074	—	2,210	27,074	29,284	(213)	(4)
Montgomery	NY	10/13/2016	—	4,310	17,912	3	4,310	17,915	22,225	(182)	(4)
Oakland	CA	10/14/2016	—	4,957	5,279	402	4,957	5,681	10,638	(58)	(4)
Elkridge	MD	11/22/2016	—	2,509	2,345	—	2,509	2,345	4,854	(14)	(4)
Commerce City	CO	11/29/2016	—	3,141	7,693	—	3,141	7,693	10,834	(31)	(4)
West Chester	OH	12/9/2016	—	680	7,864	—	680	7,864	8,544	(19)	(4)
Swedesboro	NJ	12/9/2016	—	3,180	10,829	—	3,180	10,829	14,009	(25)	(4)
Southaven	MS	12/15/2016	17,668	1,463	26,630	—	1,463	26,630	28,093	(45)	(4)
Southaven	MS	12/15/2016	8,696	1,026	15,272	—	1,026	15,272	16,298	(26)	(4)
Memphis	TN	12/15/2016	11,464	2,267	31,266	—	2,267	31,266	33,533	(51)	(4)
Memphis	TN	12/15/2016	7,427	1,759	18,021	—	1,759	18,021	19,780	(35)	(4)
McDonough	GA	12/15/2016	12,719	3,142	23,633	—	3,142	23,633	26,775	(40)	(4)
Fairburn	GA	12/15/2016	—	5,360	57,616	—	5,360	57,616	62,976	(82)	(4)
Plainfield	IN	12/15/2016	14,277	4,380	27,012	—	4,380	27,012	31,392	(50)	(4)
Plainfield	IN	12/15/2016	10,664	2,361	21,362	—	2,361	21,362	23,723	(37)	(4)
West Chester	OH	12/15/2016	12,130	1,896	17,433	—	1,896	17,433	19,329	(31)	(4)
West Chester	OH	12/15/2016	7,741	1,636	12,275	—	1,636	12,275	13,911	(21)	(4)
Walton	KY	12/15/2016	14,764	2,327	23,802	—	2,327	23,802	26,129	(39)	(4)
Summerville	SC	12/15/2016	25,040	6,445	46,323	—	6,445	46,323	52,768	(64)	(4)
Fairfield	CA	12/15/2016	18,665	9,935	33,960	—	9,935	33,960	43,895	(66)	(4)
Irving	TX	12/15/2016	16,107	—	31,639	—	—	31,639	31,639	(44)	(4)
Woodland	CA	12/15/2016	3,654	2,056	10,239	—	2,056	10,239	12,295	(22)	(4)
Woodland	CA	12/15/2016	3,659	2,136	10,304	—	2,136	10,304	12,440	(23)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Jacksonville	FL	12/15/2016	10,162	2,453	17,590	—	2,453	17,590	20,043	(36)	(4)
York	PA	12/20/2016	—	1,330	5,416	—	1,330	5,416	6,746	—	(4)
Alpharetta	GA	12/28/2016	—	1,620	7,488	—	1,620	7,488	9,108	—	(4)
Office Properties
St. Louis	MO	5/15/2014	—	1,085	771	303	1,085	1,074	2,159	(397)	(4)
Nashville	TN	5/20/2014	—	2,995	8,879	—	2,995	8,879	11,874	(732)	(4)
Phoenix	AZ	6/9/2014	—	—	6,206	219	—	6,425	6,425	(629)	(4)
Phoenix	AZ	6/9/2014	—	—	14,605	95	—	14,700	14,700	(1,614)	(4)
Phoenix	AZ	6/9/2014	—	—	6,834	114	—	6,948	6,948	(662)	(4)
Phoenix	AZ	6/9/2014	—	—	6,202	114	—	6,316	6,316	(612)	(4)
Mesa	AZ	6/9/2014	—	796	2,411	—	796	2,411	3,207	(305)	(4)
Phoenix	AZ	6/9/2014	—	—	11,206	—	—	11,206	11,206	(1,198)	(4)
Escondido	CA	6/9/2014	—	1,718	2,961	—	1,718	2,961	4,679	(350)	(4)
Fresno	CA	6/9/2014	—	664	1,878	—	664	1,878	2,542	(224)	(4)
Glendale	CA	6/9/2014	—	4,582	7,583	—	4,582	7,583	12,165	(794)	(4)
Ontario	CA	6/9/2014	—	2,767	4,299	36	2,767	4,335	7,102	(525)	(4)
Newport Beach	CA	6/9/2014	—	1,818	4,315	—	1,818	4,315	6,133	(431)	(4)
Sacramento	CA	6/9/2014	—	924	3,710	—	924	3,710	4,634	(378)	(4)
Sacramento	CA	6/9/2014	—	568	2,619	—	568	2,619	3,187	(270)	(4)
Pomona	CA	6/9/2014	—	928	5,518	—	928	5,518	6,446	(622)	(4)
Riverside	CA	6/9/2014	—	2,446	6,808	85	2,446	6,893	9,339	(759)	(4)
San Bernadino	CA	6/9/2014	—	591	8,840	72	591	8,912	9,503	(858)	(4)
Sunnyvale	CA	6/9/2014	—	6,903	5,574	—	6,903	5,574	12,477	(657)	(4)
Tampa	FL	6/9/2014	—	4,266	3,799	165	4,266	3,964	8,230	(537)	(4)
Jacksonville	FL	6/9/2014	—	5,953	28,118	2,269	5,953	30,387	36,340	(2,955)	(4)
Jacksonville	FL	6/9/2014	—	3,180	9,936	2,970	3,180	12,906	16,086	(1,105)	(4)
Jacksonville	FL	6/9/2014	—	3,100	10,959	3,067	3,100	14,026	17,126	(1,158)	(4)
Jacksonville	FL	6/9/2014	—	4,754	16,893	3,293	4,754	20,186	24,940	(1,840)	(4)
Jacksonville	FL	6/9/2014	—	3,168	10,835	2,754	3,168	13,589	16,757	(1,077)	(4)
Jacksonville	FL	6/9/2014	—	7,844	27,974	124	7,844	28,098	35,942	(2,816)	(4)
Jacksonville	FL	6/9/2014	—	3,212	11,324	1,976	3,212	13,300	16,512	(1,171)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Jacksonville	FL	6/9/2014	—	555	1,583	9	555	1,592	2,147	(220)	(4)
Jacksonville	FL	6/9/2014	—	118	450	2	118	452	570	(48)	(4)
Jacksonville	FL	6/9/2014	—	598	1,607	9	598	1,616	2,214	(206)	(4)
Port Charlotte	FL	6/9/2014	—	956	2,167	18	956	2,185	3,141	(295)	(4)
Miami Lakes	FL	6/9/2014	—	8,439	13,078	242	8,439	13,320	21,759	(1,631)	(4)
Tampa	FL	6/9/2014	—	2,534	3,493	—	2,534	3,493	6,027	(393)	(4)
Savannah	GA	6/9/2014	—	1,006	3,828	172	1,006	4,000	5,006	(374)	(4)
Overland Park	KS	6/9/2014	—	547	3,384	—	547	3,384	3,931	(368)	(4)
Annapolis	MD	6/9/2014	—	779	3,623	—	779	3,623	4,402	(337)	(4)
Springfield	MO	6/9/2014	—	1,211	2,154	124	1,211	2,278	3,489	(247)	(4)
Carrollton	TX	6/9/2014	—	1,476	2,494	—	1,476	2,494	3,970	(308)	(4)
Houston	TX	6/9/2014	—	1,000	5,284	92	1,000	5,376	6,376	(560)	(4)
Mission	TX	6/9/2014	—	614	1,342	35	614	1,377	1,991	(213)	(4)
Spokane	WA	6/9/2014	—	696	2,897	—	696	2,897	3,593	(1,180)	(4)
Malvern	PA	6/30/2014	—	2,085	21,494	—	2,085	21,494	23,579	(1,979)	(4)
Parsippany	NJ	9/30/2014	—	2,133	4,108	127	2,133	4,235	6,368	(441)	(4)
Charlotte	NC	2/3/2015	—	1,944	12,613	—	1,944	12,613	14,557	(717)	(4)
Irving	TX	3/11/2015	—	4,260	47,397	166	4,260	47,563	51,823	(2,364)	(4)
Parsippany	NJ	3/11/2015	—	5,215	39,985	—	5,215	39,985	45,200	(2,277)	(4)
Plantation	FL	3/11/2015	—	12,721	32,270	—	12,721	32,270	44,991	(1,920)	(4)
Commerce	CA	3/11/2015	—	5,112	14,910	—	5,112	14,910	20,022	(810)	(4)
Redondo Beach	CA	3/11/2015	—	8,520	17,946	1,235	8,520	19,181	27,701	(1,187)	(4)
Houston	TX	12/18/2015	—	4,854	24,924	9	4,854	24,933	29,787	(707)	(4)
Chantilly	VA	12/18/2015	—	1,730	12,265	—	1,730	12,265	13,995	(403)	(4)
Chantilly	VA	12/18/2015	—	1,132	9,015	18	1,132	9,033	10,165	(279)	(4)
Woodcliff Lake	NJ	12/18/2015	36,038	4,175	22,499	—	4,175	22,499	26,674	(730)	(4)
Deerfield	IL	12/18/2015	11,202	2,218	10,026	—	2,218	10,026	12,244	(316)	(4)
Parsippany	NJ	12/18/2015	—	3,318	31,682	—	3,318	31,682	35,000	(990)	(4)
Phoenix	AZ	12/18/2015	—	—	48,350	—	—	48,350	48,350	(1,477)	(4)
Philadelphia	PA	12/18/2015	—	6,216	65,818	—	6,216	65,818	72,034	(2,002)	(4)
Raleigh	NC	12/18/2015	—	1,224	5,047	—	1,224	5,047	6,271	(169)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Raleigh	NC	12/18/2015	—	1,578	16,035	206	1,578	16,241	17,819	(463)	(4)
Raleigh	NC	12/18/2015	—	1,614	18,756	86	1,614	18,842	20,456	(535)	(4)
Coppell	TX	12/18/2015	—	8,246	27,631	1,221	8,246	28,852	37,098	(879)	(4)
Houston	TX	12/18/2015	—	3,833	22,934	12,846	3,833	35,780	39,613	(917)	(4)
Dublin	OH	12/18/2015	19,634	3,535	22,622	—	3,535	22,622	26,157	(836)	(4)
Columbus	OH	12/18/2015	5,909	2,043	9,169	—	2,043	9,169	11,212	(331)	(4)
Miramar	FL	12/18/2015	—	11,664	8,566	—	11,664	8,566	20,230	(449)	(4)
Miramar	FL	12/18/2015	—	6,510	19,697	106	6,510	19,803	26,313	(611)	(4)
Bloomington	MN	12/18/2015	—	4,036	24,122	2,578	4,036	26,700	30,736	(823)	(4)
Coventry	UK	12/18/2015	—	1,450	—	—	1,450	—	1,450	—	(4)
Summit	NJ	5/17/2016	—	2,516	—	—	2,516	—	2,516	—	(4)
Lake Forest	IL	6/30/2016	—	5,036	9,994	—	5,036	9,994	15,030	(157)	(4)
Emmaus	PA	6/6/2013	—	407	986	—	407	986	1,393	(187)	(4)
Calabash	NC	6/6/2013	—	187	290	—	187	290	477	(71)	(4)
Franklin Park	IL	11/21/2013	—	4,512	2,457	—	4,512	2,457	6,969	(409)	(4)
Long Beach	CA	6/9/2014	—	1,117	2,599	—	1,117	2,599	3,716	(265)	(4)
Bakersfield	CA	6/9/2014	—	503	2,670	—	503	2,670	3,173	(319)	(4)
Compton	CA	6/9/2014	—	2,368	1,639	—	2,368	1,639	4,007	(228)	(4)
El Segundo	CA	6/9/2014	—	2,812	1,879	—	2,812	1,879	4,691	(234)	(4)
Gardena	CA	6/9/2014	—	2,970	5,564	—	2,970	5,564	8,534	(629)	(4)
Los Angeles	CA	6/9/2014	—	1,403	3,128	—	1,403	3,128	4,531	(306)	(4)
Lynwood	CA	6/9/2014	—	1,652	1,834	57	1,652	1,891	3,543	(217)	(4)
North Hollywood	CA	6/9/2014	—	2,504	5,106	—	2,504	5,106	7,610	(506)	(4)
Los Angeles	CA	6/9/2014	—	1,146	1,909	62	1,146	1,971	3,117	(222)	(4)
Salinas	CA	6/9/2014	—	944	3,791	—	944	3,791	4,735	(428)	(4)
Santa Barbara	CA	6/9/2014	—	2,883	5,220	—	2,883	5,220	8,103	(503)	(4)
Santa Maria	CA	6/9/2014	—	1,458	4,703	—	1,458	4,703	6,161	(485)	(4)
Mission Hills	CA	6/9/2014	—	1,434	3,166	—	1,434	3,166	4,600	(325)	(4)
Bakersfield	CA	6/9/2014	—	1,035	2,617	—	1,035	2,617	3,652	(309)	(4)
Torrance	CA	6/9/2014	—	1,454	3,269	93	1,454	3,362	4,816	(328)	(4)
Ventura	CA	6/9/2014	—	2,444	3,534	—	2,444	3,534	5,978	(382)	(4)

GPT Operating Partnership LP
SCHEDULE III
Real Estate Investments
(In thousands)

Long Beach	CA	6/9/2014	—	1,272	2,533	—	1,272	2,533	3,805	(249)	(4)
Clearwater	FL	6/9/2014	—	1,389	3,354	—	1,389	3,354	4,743	(361)	(4)
Hialeah	FL	6/9/2014	—	2,615	2,410	—	2,615	2,410	5,025	(274)	(4)
Jacksonville	FL	6/9/2014	—	741	1,011	—	741	1,011	1,752	(141)	(4)
Baltimore	MD	6/9/2014	—	751	2,249	148	751	2,397	3,148	(290)	(4)
Richland	MO	6/9/2014	—	78	1,183	—	78	1,183	1,261	(156)	(4)
Springfield	MO	6/9/2014	—	—	2,432	—	—	2,432	2,432	(268)	(4)
Bellingham	WA	6/9/2014	—	1,663	2,702	—	1,663	2,702	4,365	(294)	(4)
Specialty Retail Properties
Reston	VA	6/10/2015	—	4,440	28,070	—	4,440	28,070	32,510	(1,186)	(4)
Colorado Springs	CO	6/10/2015	—	1,600	33,766	—	1,600	33,766	35,366	(1,407)	(4)
Mansfield	TX	6/10/2015	—	3,050	23,684	—	3,050	23,684	26,734	(1,001)	(4)
Canton	MI	6/10/2015	—	950	24,620	—	950	24,620	25,570	(1,073)	(4)
Collierville	TN	6/10/2015	—	2,950	24,161	—	2,950	24,161	27,111	(1,009)	(4)
Deerfield	OH	6/10/2015	—	3,620	20,880	—	3,620	20,880	24,500	(914)	(4)
Bixby	OK	6/10/2015	—	2,410	22,663	—	2,410	22,663	25,073	(951)	(4)
Centennial	CO	6/10/2015	—	2,400	29,043	—	2,400	29,043	31,443	(1,217)	(4)
Eden Prairie	MN	6/10/2015	—	2,290	20,549	—	2,290	20,549	22,839	(1,381)	(4)
Summit	NJ	5/17/2016	—	1,223	3,964	—	1,223	3,964	5,187	(67)	(4)
			$558,642	$805,264	$3,966,081	$87,044	$805,264	$4,053,125	$4,858,389	$(201,525)

(1)	Encumbrances represent balances at December 31, 2016 of mortgage notes payable that are collateralized by the property for which they are noted.

(2)	Initial costs reflect adjustments recorded to finalize purchase price allocations.

(3)	The aggregate cost basis of land, building and improvements, before depreciation, for Federal income tax purposes at December 31, 2016 was $5,287,421 (unaudited).

(4)
The Operating Partnership computes depreciation expense using the straight-line method over the shorter of the estimated useful life at acquisition of the capitalized item or 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests.

GPT Operating Partnership LP
SCHEDULE III
Rollforward
(In thousands)

Set forth below is a rollforward of the carrying values for the Operating Partnership's real estate investments classified as held for investment:

	Year Ended December 31,
	2016	2015	2014
Investment in real estate:
Balance at beginning of year	$4,016,304	$1,067,620	$337,712
Improvements	51,427	22,734	15,202
Business acquisitions	1,407,171	3,018,585	714,706
Acquisitions designated as held for sale	28,611	348,582	—
Change in held for sale	(28,611)	(348,582)	—
Write-off of fully depreciated assets	(1,556)	(358)	—
Impairments	(11,195)	(356)	—
Property sales	(603,762)	(91,921)	—
Balance at end of year	$4,858,389	$4,016,304	$1,067,620
Accumulated depreciation:
Balance at beginning of year	$84,627	$27,598	$4,247
Depreciation expense	127,984	59,145	23,351
Write-off of fully depreciated assets	(1,556)	(358)	—
Property sales	(9,530)	(1,758)	—
Balance at end of year	$201,525	$84,627	$27,598